UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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EQUIFAX INC.

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The New Equifax:

Investing in Cloud Technology to Drive

Innovation and Growth

Mark W. Begor Chief Executive Officer Mark L. Feidler Independent Chairman of the Board of Directors March 27, 2020

To our Shareholders:

2019 was a pivotal year for Equifax. We made tremendous progress in our business and cloud technology transformation and built a strong foundation for our return to innovation and growth. We began this journey in 2018 when we launched EFX2020, a three-year strategy to rebuild our organization from the inside out. We are investing an incremental and unprecedented $1.25 billion on our path to become a cloud-native data, analytics and technology company with industry-leading security. This was a bold decision in 2018 not only to invest in our security, but also to completely transform our technology and data infrastructure to position Equifax for market leadership. We have redesigned our operational structure, cultivating an even stronger customer-first culture. We have worked to rebuild trust with consumers by delivering on our commitments to lead in consumer service following the 2017 cyber incident. We resolved our U.S. legal and regulatory issues resulting from the cyber event so we could turn the page and focus on the future. And we increased our focus on innovation and new products to drive growth. We believe Equifax is entering into the most exciting chapter in our 120- year history as we leverage our cloud technology investments to accelerate our growth from innovation and new products. Our team is energized and focused on the future. Our team is all in. . . .The New Equifax.

As we write this letter, the global situation with COVID-19 (coronavirus) that began late last year continues to evolve into 2020, and the safety and health of our employees, customers and consumers remains our highest priority. Our focus continues to be the wellbeing of our Equifax family — and their families — and we have a global task force that is working daily to monitor developments and take the appropriate steps to keep them safe, while continuing to deliver for our customers. As a global company, we are experienced in addressing a variety of business situations around the world, and we are unwavering in our commitment to support our customers and their businesses during this challenging time.

EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

Our experienced global team continues to be the galvanizing force behind our strong and resilient business model. Across our enterprise in 2019, our more than 11,000 employees rallied around our new purpose: Helping people live their financial best. Inside our company and spanning the communities where we do business, we brought this purpose to life. In just one example, this year, in both Atlanta and St. Louis, we launched citywide efforts to help vulnerable consumers and communities move from subprime to prime credit over the course of the next few years. These are signature investments for us, and ones that leverage our people, our products and our philanthropy to drive social impact. Our team continues to bring this kind of commitment to work every day, around the world.

To help lead our ongoing transformation and bring diversity of thought, expertise and experience, we added new leadership to our company. Heather Wilson joined the Board, building on the strength of the directors added in 2017 and 2018. Our Senior Leadership Team grew as well: Sid Singh, who has deep experience in financial services, joined us to lead our USIS business; Beverly Anderson, who has 30 years of financial services experience, joined us as president of Global Consumer Services; as well as Carla Chaney, as Chief Human Resources Officer; Amanda Rosseter, as Chief Communications Officer; and Joy Wilder Lybeer, with an expanded scope as USIS Chief Revenue Officer. Beyond these key hires, we significantly upgraded the talent in our Technology, Security and Risk teams. These additions resulted in new talent in over 20% of our top 150 business leadership roles. These were significant and stabilizing changes, building out our team for the future.

This past year, we drove positive financial performance improvements with our year-over-year revenue growth rate in the second half of 2019 up almost 2X as compared to our revenue growth rate for the full year. We are now poised to accelerate our growth and sprint toward market leadership. Some important accomplishments from the year include:

●	In our three-year technology transformation, we made significant advancements in 2019 to migrate our data platforms to the cloud. We moved our data assets to our new cloud data fabric, rebuilt 80+ applications in the cloud, decommissioned 475 applications and shut down 4 data centers. Our cloud-native strategy will reduce our technical debt and will position us to accelerate product delivery and co-innovate with customers more fluidly, while reducing our cost structure and enhancing our margins and cash generation.

●	Throughout 2019, we continually demonstrated our commitment to security leadership, not just by regaining vital security certifications in the U.S., Canada and the U.K., but also by sharing our learnings and collaborating with peers and competitors to advance cybersecurity standards. Security is now built into our strategy, our mindset and our DNA.

●	In July, we announced a comprehensive settlement of significant litigation and regulatory matters arising from the 2017 cybersecurity incident, including in the U.S. consumer class actions and with the Federal Trade Commission, the Consumer Financial Protection Bureau, the multi-state Attorneys General and the New York Department of Financial Services. We have resolved all remaining U.S. litigation and regulatory matters, which is an important step forward that allows Equifax to turn the page and focus on the future.

●	We continued executing relentlessly against our EFX2020 strategy — our multi-year game plan to prioritize growth and customer centricity while rebuilding our technology and security infrastructure to industry-leading heights. This disciplined focus underpinned our positive performance in 2019 and positions us for acceleration in 2020 and beyond.

2019 FINANCIAL PERFORMANCE

CORPORATE REVENUE

$3.5B

Up 3% as reported and up 5% in constant currency. Driven by our $1.25B EFX2020 investments, moving past our remediation stage, and capitalizing on new market opportunities and partnerships, we are returning to market leadership and growth

USIS REVENUE $1.3B up 2% as reported, reflecting our return to organic growth backed by enhanced innovation and partnership strategies

WORKFORCE SOLUTIONS $950M Up 15% as reported, driven by industry-leading marginsand accelerated record growth

INTERNATIONAL REVENUE $921M Up 3% in constant currency. Fostered by unified platforms and technology, International is positioned for strong growth in 2020

GCS REVENUE $360M Down 3% as reported, but with a return to growth in the second half of 2019. New leadership is primed to continue the growth path

EQUIFAX INC  |  2020 Proxy Statement   3

Progress in our EFX2020 Transformation

In 2018, we unveiled our new strategic plan, EFX2020, which has served as a compass to direct our company through a period of recovery and rebirth. Rallying around seven critical imperatives detailed below, EFX2020 is positioning Equifax for growth and market leadership. Importantly, this plan leverages the benefits of our $1.25 billion investment in game-changing cloud technology and industry-leading security. The result has been a steady march toward a rebuilt, reenergized and refortified Equifax. The New Equifax.

One Equifax Team

Our people strategy has been anchored in building talent with diverse backgrounds and experiences while focusing on effectively operating as One Team, One Equifax. We have deployed a wholesale effort to attract top-tier talent in high-demand areas, such as technology and data and analytics, while investing in development so that our employees can stay in step with the cutting-edge direction of our business. We added cloud-based technology talent, upskilled and incentivized our sales teams, and introduced a more consultative approach to partnership-building to fully unlock the benefits of co-innovation. People are our most important asset!

Driving Growth

When our customers grow, we grow. So we continue to focus our unique combination of data assets, analytics delivery and leading technology to deliver solutions for our customers that help accelerate their growth. Our Workforce Solutions business is a tremendous growth engine for Equifax, delivering consistent, strong double-digit growth. This year we surpassed 100 million active records in The Work Number and now have half of the working U.S. population in our database! In 2019, we also focused heavily on growing by expanding our differentiated data sets, new products and partnerships and made a significant acquisition of PayNet to bolster our commercial credit data with their unique commercial leasing data. We launched more than 90 new products, and will use our unique data sets from partnerships such as Urjanet and Yodlee to fuel our future product development. By increasing our pace of innovation, improving relationships and developing new solutions with our customers’ needs in mind, we will continue to drive growth across our global footprint. We are a growth company.

Cloud-Native Technology

Our cloud technology transformation is the largest investment in our history and is a critical enabler to future-proofing Equifax. We expect that it will transform our entire business and allow us to deliver unique data, products and services that can only be delivered in a cloud data and technology environment. These new capabilities will accelerate our revenue as we roll them out to customers.

Some of the new and differentiated capabilities that we plan to bring to our customers include:

–	A single data fabric that combines our multiple databases into one environment to enable more nimble innovation, insights and analytics

–	“Always on” stability for our customers who are increasingly interacting with their customers online

–	Virtual streaming of data and insights to allow customers to make real-time decisions

–	Delivery of new products in weeks rather than months

–	Ability to easily move products across our global framework

–	New products and analytics leveraging our new single data fabric that could not be delivered before

–	Industry-leading data security

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These market-leading capabilities will greatly streamline and increase customer engagement, innovation and service levels and be transformational in our industry.

Our market-leading cloud technology also will deliver meaningful reductions in our technology cost structures which we expect to enhance our margins and increase our cash generation. During 2019 alone, we decommissioned 4 data centers, more than 550 legacy servers and more than 475 legacy applications. Our cloud investment will differentiate Equifax in the marketplace, accelerate our growth, enhance our margins and increase our cash generation.

Customer Centricity

Last year we fully realized improvements from our 2018 realignment of our organization into our individual business teams, moving resources and decision making closer to markets and our customers. This change cut through red tape, sped up internal processes and focused all of our team on our customers and growth. In tandem, we increased sales resources in key markets, embedded D&A resources for co-development with customers, and are improving relationships with customers globally to better understand — and solve — their problems.

Our leadership team spent more time in 2019 dedicated to meeting directly with our customers to better understand their needs and open up new avenues for growth. We teamed up with FICO to introduce the Data Decisions Cloud, powered by Ignite® and other joint products. This strategic partnership combines data pools and platforms from both companies, empowering financial institutions to make better decisions, get to market faster and quickly measure results for continuous improvement. As we move into our next phase of growth, we will enhance our capabilities around this type of shared value creation. Customers are at the center of all we do.

Market-Leading D&A

Our value proposition is rooted in proprietary data assets and analytics that drive enhanced decisioning for our customers. The heart of Equifax is our unique and differentiated data assets and analytics capabilities. As today’s data industry evolves, our 800 D&A professionals are focused on innovation for tomorrow. In 2018, we gained our first NeuroDecision® Technology patent, marking the first machine-learning explainable credit scoring methodology shared with regulators and credit scoring experts. We were issued a second NeuroDecision® patent in 2019, establishing clear market leadership in Explainable AI. Our NeuroDecision® technology substantiates the impact of variables and the final decision with reason codes. It is now in use on more than 30 customer models, and we also are seeing rapid customer adoption of other innovative new products such as Ignite Direct, which saw utilization grow 300% last year.

Our acquisition of PayNet and our partnerships with Yodlee and Urjanet are helping us build new and differentiated data sets, which are fueling the development of multiple new scores for U.S. markets, as well as new solutions like the FICO Data Decision Cloud. We also are accelerating record growth for our core assets such as The Work Number, which saw 17% more active records and a 28x increase in the number of employers who contribute employee payroll data, expanding our total Work Number records to more than 100 million. We have an incredible appetite for new and differentiated data and we believe that more data delivers better decisions for our customers.

Consumer-Friendly CRA

In 2019, we focused on improving the consumer experience at every touchpoint. We have more than 26 million touchpoints with consumers around the globe every year. Our goal is to answer their questions quickly and solve their problems completely. We’re investing $75 million in new capabilities to support consumers. We launched a new IVR system that helps consumers resolve issues faster. We built a new service center staffed by 120 of our most skilled agents who focus on the most complex consumer problems. We launched our new myEquifax platform — which has quickly grown to more than 3.6 million subscribers — making it easier to place a security freeze or fraud alert or file a dispute. Building on the adoption of myEquifax, we created our first free product, Core Credit, a monthly Equifax credit report and VantageScore® credit score for U.S. consumers. Since its launch in August 2019, Core Credit has more than 700,000 subscribers. We are investing to be the most consumer-friendly credit reporting agency.

EQUIFAX INC  |  2020 Proxy Statement   5

Industry Leader in Security

We made great progress to safeguard our assets and establish data security leadership in 2019. We invested in market-leading security technologies, strengthened our cloud protection and detection controls and regained key certifications in the U.S., Canada and the U.K. We unveiled a new Global Security Fusion Center in Atlanta designed to monitor and protect our global data assets from cyber attacks. We exceeded our annual cybersecurity performance goal as measured by an independent third party, and we are now moving to the forefront of the industry.

Further establishing our leadership and commitment to building trust with consumers and customers who use our products, we announced that we will be early adopters of the National Institute of Standards and Technology (NIST) Privacy Framework. This framework provides a robust lens through which companies can view the benefits of privacy. We understand people want more control over how their personal information is collected, used, shared and protected. We have committed to responsibly and appropriately using personal information and to properly balance privacy with the important role data plays in today’s modern economy. Security is in our DNA, and we are committed to leading our industry in security.

Positioned to Accelerate

We are moving into the most exciting chapter in Equifax’s 120-year history — where we will transition from transformation into acceleration. Our work over the past two years to rebuild our infrastructure and data assets in the cloud has laid a vital foundation for faster innovation, new products and growth. Now, we will build on that foundation, expanding our differentiated data sets and decisioning power to bring new and unique solutions to our customers. Our cloud technology investments will drive configurability, speed, always on stability, new product innovation, global product portability and industry-leading security.

Our cloud transformation journey is about far more than returning our company to where we were. It is a wholesale redesign of our data and technology architecture, capabilities and mindset. This will fuel our competitive advantage as we enter a new era of data, and it will drive an even more seamless experience for customers and consumers. Our cloud data, technology and security investments will enhance our market position, accelerate our revenue growth, expand our margins and increase our cash generation. This is the New Equifax.

Momentum is high as we drive the greatest sea change in our 120-year history. We are focused on the future and we are delivering for our team, customers and shareholders. We are energized about building the New Equifax.

Thanks for your support,

Mark W. Begor	Mark L. Feidler
Chief Executive Officer and Director	Independent Chairman of the Board of Directors

6 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Notice of 2020 Annual Meeting of Shareholders

Time and date May 7, 2020 9:30 a.m., Eastern Time	Place Equifax Corporate Headquarters 1550 Peachtree Street, N.W., Atlanta, Georgia 30309*	Record date March 6, 2020

Agenda

1.	Elect the 10 director nominees named in the accompanying Proxy Statement.

2.	Hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers (commonly referred to as a “say-on-pay” proposal).

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

4.	Approve our Employee Stock Purchase Plan.

5.	Consider other business properly brought before the meeting or any adjournment or postponement thereof.

Record date

Proxies in the form furnished are being solicited by the Board of Directors of Equifax Inc. for this meeting or any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy materials were first made available to shareholders beginning on March 27, 2020.

By order of the Board of Directors,

Lisa M. Stockard
March 27, 2020	Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 7, 2020. The Notice, Proxy Statement and Annual Report to are available at www.proxyvote.com.

* As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://investor.equifax.com/.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Via the internet	By telephone	By mail	In person
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the Annual Meeting and vote in person

Election to receive electronic delivery of future annual meeting materials.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

For further information on how to take advantage of this cost-saving service, please see page 91 of the Proxy Statement.

8	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Proxy Summary

This summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

Equifax 2020 Annual Meeting Information

Time 9:30 a.m., Eastern Time	Date May 7, 2020	Place Equifax Corporate Headquarters 1550 Peachtree Street, N.W. Atlanta, Georgia 30309*

Items for Vote		Board Voting Recommendation
1.	Election of 10 directors	FOR ALL NOMINEES
2.	Advisory vote to approve named executive officer compensation (“say-on-pay”)	FOR
3.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for 2020	FOR
4.	Approval of our Employee Stock Purchase Plan	FOR

In addition, shareholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof.

Voting and Admission Information

Voting. Holders of our common stock as of the record date, March 6, 2020, are entitled to notice of and to vote at our 2020 Annual Meeting. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our 2020 Annual Meeting. Even if you plan to attend our 2020 Annual Meeting in person, please cast your vote as soon as possible.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Via the internet Visit the website listed on your proxy card	By telephone Call the telephone number on your proxy card	By mail Sign, date and return your proxy card in the enclosed envelope	In person Attend the Annual Meeting and vote in person

Admission. Equifax shareholders as of the record date are entitled to attend the 2020 Annual Meeting. To attend, shareholders must present proof of stock ownership and a valid photo ID. Please review the admission procedures in this Proxy Statement under “Questions and Answers about the Annual Meeting.”

* As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://investor.equifax.com/. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Links to our website included in this Proxy Statement are provided solely for convenience purposes. Content on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (the “SEC”).

EQUIFAX INC ❘ 2020 Proxy Statement 9

Our Company

Overview

Equifax Inc. is a global data, analytics and technology company. We provide information solutions for businesses, governments and consumers, and we provide human resources business process outsourcing services for employers. We operate or have investments in 27 countries in North America, Central and South America, Europe and the Asia Pacific region, and employ approximately 11,600 employees worldwide.

EFX2020 Strategy

In February 2019, we first outlined the key initiatives that comprise EFX2020, our three-year cloud technology, data and security transformation strategy. This strategy is designed to help focus our efforts on the following priorities:

GROWTH

- Drive scalable, profitable growth at industry levels
- Expand product management and new product innovation capabilities
- Leverage global data assets in unique ways
- Optimize cloud transformation to bring innovative new products to market
- Expand partnerships and drive M&A

CLOUD-NATIVE TECHNOLOGY

- Deliver cloud technology plan
- Migrate all customers off legacy environments
- Rebuild and rationalize application portfolio for highly resilient uptime goals
- Capture legacy decommissioning cost

CULTURE OF CUSTOMER CENTRICITY

- Exceed our customers' expectations every day; aspire to be their first call
- Deliver solutions with speed, flexibility, stability and performance
- Move resources closer to customers
- Collaborate with customers so we grow together

MARKET-LEADING D&A

- Acquisition of unique and differentiated data assets
- Ongoing data perfection to support superior exchanges
- Successfully commercialize artificial intelligence, machine learning, and advanced visualization
- Integration and interoperability of analytical and delivery platforms

CONSUMER FRIENDLY CRA

- Offer value-add services for consumers (e.g., analytics and alerts)
- Provide consumer-centric digital experience
- Continue to invest in state-of-the-art technology and tools

INDUSTRY LEADER IN SECURITY

- Security-first DNA
- Drive automation and optimization
- Leverage security as a differentiator
- Thought leadership
- Trusted data stewards with industry-leading compliance and risk management

ONE EQUIFAX TEAM

Do the right thing
Customers first
Grow and innovate
Say / do
Live our best
One Equifax

Our business strategy is described in more detail in our 2019 Annual Report on Form 10-K filed with the SEC on February 20, 2020. Our 2019 progress against execution on our EFX2020 goals and link to our 2019 compensation program is described under “Executive Compensation―Compensation Discussion & Analysis―Executive Summary” beginning on page 34.

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2019 Performance Highlights

$3.51B	$5.62	57.2%	$292M	$189.6M
Revenue, an increase of 3% from 2018	Adjusted EPS*, a decrease of 3% from 2018	One-year total shareholder return	Incremental technology transformation investment	Dividends paid to shareholders, consistent with 2018 levels

* Adjusted EPS is a non-GAAP financial measure. Reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP financial measures can be found in Annex A to this Proxy Statement.

Our Purpose, Vision and Values

Our work is guided by our purpose, our vision and our shared values.

Our purpose is helping people live their financial best.

Our vision is to be the trusted global leader in data, advanced analytics, and technology that creates innovative solutions and insights that help customers drive growth and move people forward.

Our new and refreshed values were introduced in 2019 under the leadership of our CEO, working in collaboration with our senior leadership team. They define who we are and how we will act to fully realize and sustain our EFX2020 cloud technology, data and security transformation. They are a step forward to further align our behaviors and expectations with where our business is now—and where we are going. They are:

EQUIFAX INC ❘ 2020 Proxy Statement 11

Board Leadership and Composition

Board Leadership Structure

•	Our independent Board structure includes separate positions for our Chairman and CEO

•	Mark Feidler serves as Independent Chairman of the Board and Mark Begor serves as our CEO

Board Composition and Refreshment

Independent, Diverse and Refreshed Board

30% of our directors are women	•	Since 2017, we have added five directors―including four independent directors― with relevant expertise to enhance the overall mix of skills and experience on our Board
	•	Our Committees have also undergone significant refreshment during the same period
	•	The Board will continue to seek out highly-qualified director candidates as part of the Board succession plan to enhance the experience and diversity of our Board to align with our overall strategy

Shareholder Engagement

60% conducted investor outreach meetings with shareholders representing approximately 60% of our shares	•	Following our 2019 Annual Meeting, members of management, together with our Independent Chairman for certain conversations, conducted investor outreach meetings with shareholders representing approximately 60% of our shares
	•	During these one-on-one meetings, we discussed a number of business and governance-related topics, including executive compensation, human capital management, board refreshment and skill sets, corporate mission and environmental, social and governance initiatives (see page 22 for an overview of our shareholder engagement program)
	•	In particular, investors provided constructive feedback regarding our EFX2020 strategy and our 2019 executive compensation program (see page 37 for a discussion of our shareholder engagement in the context of our compensation program)

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Our Director Nominees

Our Board recommends that you vote FOR each of the director nominees named below for terms that expire at the 2021 Annual Meeting. The following table provides summary information about each nominee, and you can find additional information under “Proposal 1, Election of Director Nominees” on page 17.

EQUIFAX INC  |  2020 Proxy Statement   13

CORPORATE GOVERNANCE HIGHLIGHTS
Independent Board	● 9 of our 10 director nominees are independent
Board Refreshment	● The Governance Committee has implemented a succession plan to identify highly-qualified and diverse director candidates taking into account scheduled retirements
● Since 2017, the Board has appointed four new independent directors with expertise and skill sets in executive management, cybersecurity, technology and data and analytics, while also enhancing the gender diversity of the Board
● The Board periodically engages an independent consultant to facilitate its annual Board and committee self-evaluation process
● The Governance Committee will continue its ongoing succession planning in 2020 to identify additional highly-qualified and diverse director candidates
● Upon election of the Board’s nominees at the 2020 Annual Meeting, the average independent director tenure will be 5.7 years
Board Diversity	● 30% of our Board members are women
Independent Board Chairman	● We have separated the roles of CEO and Chairman, with Mark Feidler serving as Independent Chairman of the Board
Annual Board Leadership Evaluation and Succession Planning	● The Board annually reviews the leadership structure to determine whether a combined Chairman and CEO role or separate roles is in the best interests of shareholders
● The Board annually evaluates the CEO’s performance and conducts a rigorous review and assessment of the succession planning process for the CEO and other top officers
Annual Director Election	● Each director is elected on an annual basis
Limits on Outside Board Service	● Outside directors are limited to service on four other public company boards and our CEO is limited to two other public company boards
Director and Executive Stock Ownership	● Each independent director is required to own Equifax common stock with a market value of at least five times his or her annual cash retainer. New directors have five years to achieve the ownership requirements
● Our CEO and our other senior executive officers are required to own Equifax common stock with a market value of at least six and three times their base salary, respectively, within five years of assuming their respective positions
Rigorous Trading Policy and Protocols	● We have implemented risk escalation processes to support rapid escalation and internal notification of potentially significant events, such as a potential security incident, including the impact of such events on our decision of whether to halt trading under our insider trading policy
– We also broadened the group of employees subject to pre-clearance to include employees below the senior leadership team level
– These refinements made to our trading policy and risk escalation notification procedures are designed to ensure that those with decision-making authority on trading restrictions and pre-clearance requests have notice of any potential security incident
● Our insider trading policy prohibits our directors, officers and employees from owning financial instruments or participating in investment strategies that hedge the economic risk of owning Equifax stock
● We prohibit directors, officers and other employees from pledging Equifax securities as collateral for loans (including margin loans)
● In 2019, we implemented a new policy that prohibits our CEO and other senior executives from purchasing or selling Equifax securities except pursuant to a Rule 10b5-1 trading plan
Proxy Access Bylaws	● Our bylaws include a proxy access provision that allows shareholders meeting certain requirements to nominate directors and have such nominees included in the proxy statement
No “Poison Pill”	● We do not have a stockholder rights plan, or “poison pill,” in place
Board Oversight of Political Contributions and Lobbying Activities	● Our Governance Committee has oversight authority regarding Company political activity (including corporate political expenditures) pursuant to our political engagement policy
● We disclose aggregate annual political contributions made directly by the Company with corporate funds on our website
● In 2019, we revised our political engagement policy to specifically address lobbying activities and our Governance Committee’s oversight of such activities

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Compensation Program Highlights

Executive Compensation Philosophy

●	The Compensation Committee is responsible for the Company’s executive compensation policies and plans.
●	The Committee works to ensure that incentives are performance-based and aligned with shareholders’ interests, while guarding against metrics or goals that create inappropriate or excessive risk reasonably likely to have an adverse effect on the Company.
●	The Committee has designed and regularly reviews our compensation program to ensure we are providing competitive pay opportunities to attract and retain executive talent.

2019 Compensation Actions

In February 2019, in connection with the formulation of our EFX2020 strategy, the Compensation Committee took certain actions with respect to our short- and long-term incentive programs. These compensation actions, which we described in our 2019 Annual Meeting Proxy Statement and discussed with shareholders during our 2019 off-season engagement, are summarized below and described in further detail under “Analysis of 2019 Compensation Decisions” beginning on page 41:

Retained Cybersecurity Metric in Annual Incentive Plan (see page 44)	● For the 2019 Annual Incentive Plan, the Committee retained a cybersecurity performance measure as one of the metrics to evaluate performance of all employees, including our executives.
– This cybersecurity metric is the same measure used to assess the overall strength of our security program, thus ensuring our compensation program reinforces our overall security program goals.
– The cybersecurity metric remains a component under the 2020 Annual Incentive Plan.
– Achievement of the cybersecurity metric cannot increase the executive’s compensation, but failure to meet it will decrease the award.
Transformed LTI Approach to Drive Execution on EFX2020 Strategy (see pages 47-50)	● In connection with EFX2020, our three-year cloud technology, data and security transformation strategy (see page 10 for details), the Committee reformulated the long-term incentive program for 2019 to more closely align incentives with our near- and long-term goals.
– The Equifax Transformation Leadership Program (the “2019 ETLP”) increased the target long-term incentive award opportunity for our then-current NEOs and a select group of executive officers, each of whom was deemed integral to the successful execution of our strategy.
– In consideration of the increased award opportunities, the 2019 ETLP utilized more challenging performance thresholds required to earn payouts.
– The design of the 2019 ETLP acknowledged the increased efforts required of our executive officers to lead the successful execution of our core strategic imperatives and focused our executive officers on achieving key operational and financial targets during 2019―the pivotal year of our three-year business transformation.
– The enhanced LTI opportunities provided in 2019 have been eliminated for 2020, as described on pages 50-51.
The 2019 ETLP is described in detail under “2019 Long-Term Equity Incentive Compensation” beginning on page 47.

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Compensation Best Practices

Independent Compensation Committee advised by independent compensation consultant
Strong emphasis on performance-based compensation, with 79% of CEO pay performance-based and 89% of CEO pay considered “at-risk”
Mix of short-term and long-term incentives and performance metrics
Capped annual and long-term performance-based awards
Adopted 2019 change in control severance plan for executive officers, which eliminated excise tax gross-ups and reduced payments in connection with a change in control
Double-trigger change in control cash severance benefits and vesting of equity awards
No income tax gross-ups other than for certain relocation or foreign tax expenses
Enhanced compensation clawback policy with financial and reputational harm standard, including in supervisory capacity
Meaningful share ownership requirements for senior officers
Anti-hedging and -pledging policy for directors, officers and other employees
Implemented policy prohibiting CEO and other senior executives from purchasing or selling Equifax securities except pursuant to a Rule 10b5-1 trading plan
No re-pricing of underwater stock options

Our Commitment to Corporate Citizenship

Over the last few months, we have increased our public disclosure of relevant Environmental, Social and Governance (“ESG”) initiatives, many of which may be found at www.equifax.com/about-equifax. Although we have always engaged in initiatives that reflect a sense of mission, values and respect for employees, consumers, customers and other stakeholders, several of our shareholders have expressed support for more public disclosure of these initiatives, while also noting that such initiatives should be aligned with our overall business strategy and risk management efforts. Consistent with this shareholder feedback, we will continue to update our corporate website to include more discussion of relevant ESG initiatives within our Company.

Our key initiatives support our commitment to corporate citizenship and include:

Privacy and Data Security	● Privacy and data security are cornerstones of our business transformation. We are engaged with consumers and customers and seek to be a leader in these areas.
Human Capital Management	● We have a key set of strategies that help Equifax maintain a strong and diverse talent pipeline, as well as workforce initiatives that value our employees and build a strong sense of employee engagement and inclusivity.
Financial Inclusion and Education	● Through our unique data sets and consumer initiatives, we help make the credit system available to more consumers. Equifax credit solutions help consumers live their financial best during key life events such as securing a home mortgage or automobile loan, or establishing a small business.
Community Engagement	● We strengthen bonds and positively impact consumers and the communities where we operate through our employee volunteerism and financial support from the Equifax Foundation.
Environment	● We are working to reduce our energy consumption, increase workplace efficiencies and help our employees minimize waste.
Suppliers	● We are purposeful in designing a supplier diversity program that helps diverse vendors compete for procurement opportunities.

16 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

Proposal 1 Election of Director Nominees

All members of our Board are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The 10 nominees for election listed below have consented to being named in this Proxy Statement and to serve if elected. All director nominees attended 75% or more of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served during 2019. All of the director nominees then serving attended the 2019 Annual Meeting.

Our director nominees have a variety of backgrounds, which reflects the Board’s continuing objective to achieve a diversity of perspective, experience, knowledge, ethnicity and gender. As more fully discussed below under “Director Membership Criteria,” director nominees are considered on the basis of a range of criteria, including their business knowledge and background, reputation and global business perspective. They must also have demonstrated experience and ability that is relevant to the Board’s oversight role with respect to Company business and affairs. Biographical information for each of the nominees is set forth below beginning on page 18.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES.

Process for Identifying Director Nominees

Director Membership Criteria

When the need to fill a new Board seat or vacancy arises, the Governance Committee proceeds in the manner it deems appropriate to identify a qualified candidate or candidates. Candidates may be identified through the engagement of an outside search firm, recommendations from independent directors, the Chairman of the Board, management or other advisors to the Company, and recommendations by shareholders. The Governance Committee Chair and Chairman of the Board are provided with copies of the resumes for any potential candidates so identified and review them as appropriate with the Governance Committee, our CEO and the full Board.

Our Governance Committee determines the selection criteria and qualifications for director nominees. As set forth in our Governance Guidelines, these criteria include, among other things, a director candidate’s integrity and ethical standards, independence from management, the ability to provide sound and informed judgment, a history of achievement that reflects superior standards and willingness to commit sufficient time. With respect to the last three additions to the Board, the Governance Committee was also very focused on expertise in data security, risk management, data and analytics and information technology. Cybersecurity is one of the skills that the Governance Committee specifically considers in its assessment of Board membership criteria. The Governance Committee and the Board also consider whether the candidate is independent under the standards described under “Director Independence” on page 26 and whether the candidate is financially literate.

Although the Committee does not have a formal diversity policy for Board membership, it considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board as a whole through, among other things, diversity in gender, age, ethnicity and professional experience. When current Board members are considered for nomination for re-election, the Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. The effectiveness of the Board’s skills, expertise and background, including its diversity, is also considered as part of the Board’s annual self-assessment.

Directors are limited to service on four other public company boards, not including our Board. Audit Committee members may not serve on the audit committee of more than three public companies absent a Board determination that such service will not impair the ability of such member to serve effectively on the Company’s Audit Committee. In addition, when our CEO is a member of our Board, he or she may not serve on more than two other public company boards.

See “Questions and Answers about the Annual Meeting” beginning on page 87 for information on the procedures for shareholders to recommend director nominees for consideration by the Governance Committee.

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Board Skills Matrix

The Board skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of the skills of our directors standing for election.

Experience, Expertise or Attribute	Begor	Feidler	Hough	Marcus	Marshall	McGregor	McKinley	Selander	Stock	Wilson
Accounting		●	●	●					●
Consumer Marketing	●	●		●	●			●	●	●
Corporate Governance		●	●	●	●	●		●	●
Cybersecurity						●	●
Data & Analytics						●	●			●
Equifax Industry Knowledge	●	●		●			●	●		●
Executive Leadership & Business Operations	●	●	●	●	●	●	●	●	●	●
CEO Experience	●			●		●	●	●
CFO Experience	●			●
International Business	●	●	●		●	●	●	●	●	●
Legal/Regulatory		●		●	●
Mergers & Acquisitions	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Strategy Development	●	●	●	●	●	●	●	●	●	●
Technology						●	●			●

Our Director Nominees

Mark W. Begor	Chief Executive Officer
Director since 2018 Age 61

Mr. Begor has served as our Chief Executive Officer and as a director since April 2018. Prior to joining Equifax, Mr. Begor was a Managing Director in the Industrial and Business Services group at Warburg Pincus, a global private equity investment firm, since June 2016. Prior to Warburg Pincus, Mr. Begor spent 35 years at General Electric Company (“GE”), a global industrial and financial services company, in a variety of operating and financial roles. During his career at GE, Mr. Begor served in a variety of roles leading multibillion dollar units of the company, including President and CEO of GE Energy Management from 2014 to 2016, President and CEO of GE Capital Real Estate from 2011 to 2014, and President and CEO of GE Capital Retail Finance (Synchrony Financial) from 2002 to 2011. Mr. Begor served on the Fair Isaac Corporation (FICO) board of directors from 2016 to 2018.

Other Public Directorships

● NCR Corporation

Overview of Board Qualifications

The Board believes that it is important to have the Company’s Chief Executive Officer also serve as a director. The Board values Mr. Begor’s broad depth of leadership experience, including 35 years at General Electric, and his proven track record of growing and strengthening businesses.

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Mark L. Feidler	Independent Chairman of the Board
Director since 2007 Age 63 INDEPENDENT Committees: ● Compensation ● Governance

Founding Partner of MSouth Equity Partners, a private equity firm based in Atlanta, since February 2007. Mr. Feidler was President and Chief Operating Officer and a director of BellSouth Corporation, a telecommunications company, from 2005 until January 2007. Mr. Feidler served as its Chief Staff Officer during 2004. From 2001 through 2003, Mr. Feidler was Chief Operating Officer of Cingular Wireless and served on the Board of Directors of Cingular from 2005 until January 2007.

Other Public Directorships

● New York Life Insurance Company (Lead Director)

Overview of Board Qualifications

Mr. Feidler has extensive operating, financial, legal and regulatory experience through his prior position with a major regional telecommunications company, as well as expertise in private equity investments and acquisitions. This background is relevant to us as we market our products to companies in telecommunications and other vertical markets, while his private equity experience is relevant to our new product development, marketing and acquisition strategies. His public company operating experience and background in financial, accounting, technology and risk management are important resources for our Board.

G. Thomas Hough
Director since 2016 Age 65

Retired Americas Vice Chair of Ernst & Young LLP, an international public accounting firm. He was Vice Chair of Assurance Services of Ernst & Young from 2009 to July 2014, and Americas Vice Chair until his retirement in September 2014. Mr. Hough joined Ernst & Young in 1978 and became a partner in 1987. During his career at Ernst & Young, he led various teams across the firm, including serving as Vice Chair and Southeast Area Managing Partner from 2000 to 2009 and Vice Chair of Human Resources from 1996 to 2000.

Other Public Directorships

● Publix Super Markets, Inc.
● Federated Fund Family
● Haverty Furniture Companies, Inc.

INDEPENDENT Committees: ● Audit (Chair)

Overview of Board Qualifications

Mr. Hough brings invaluable experience in audit, accounting, finance and corporate governance. His background in financial accounting and risk management, including leadership experience at a major international accounting firm, is of particular importance to our Board.

Robert D. Marcus

Former Chairman and Chief Executive Officer of Time Warner Cable Inc., a provider of video, high-speed data and voice services, from January 2014 until the company was acquired by Charter Communications in May 2016. He was named a director of Time Warner Cable Inc. in July 2013 and served as President and Chief Operating Officer from 2010 to 2013. Prior thereto, he was Senior Executive Vice President and Chief Financial Officer from January 2008 and Senior Executive Vice President from August 2005. Mr. Marcus joined Time Warner Cable Inc. from Time Warner Inc. where he held various senior positions from 1998. From 1990 to 1997, he practiced law at Paul, Weiss, Rifkind, Wharton & Garrison.

Other Public Directorships

● Ocean Outdoor Limited

Director since 2013 Age 54

INDEPENDENT Committees: ● Compensation (Chair) ● Governance

Overview of Board Qualifications

Mr. Marcus has extensive operating, financial, legal and regulatory experience through his position as Chairman and CEO of Time Warner Cable, as well as expertise in mergers and acquisitions. This background is relevant to us as we market our products to data and telecommunications companies and other vertical markets. His public company operating and finance experience and background in legal and regulatory matters are an important resource for our Board.

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Siri S. Marshall
Director since 2006 Age 71 INDEPENDENT Committees: ● Compensation ● Governance (Chair)	Retired Senior Vice President, General Counsel, Secretary and Chief Governance and Compliance Officer of General Mills, Inc., a global diversified foods maker and distributor, where she served in that position from 1994 until her retirement in January 2008. She is on the Board of Directors of Montecito Bank & Trust, Direct Relief and the Yale Law School Center for the Study of Corporate Law, and on the Board of Advisors of Manchester Capital Management, Inc. During the past ten years, Ms. Marshall also served as a director of Ameriprise Financial, Inc., a diversified financial services company, Alphatec Holdings, Inc., a provider of spinal fusion technologies, BioHorizons, Inc., a dental implant and biologics company, and as a Distinguished Advisor to the Straus Institute for Dispute Resolution. In February 2011, Ms. Marshall received the Sandra Day O’Connor Board Excellence Award from DirectWomen.

Overview of Board Qualifications

Ms. Marshall’s over 13 years of executive experience at General Mills provides a valuable perspective on our organizational management, legal, compliance, regulatory and government affairs, consumer products business and corporate governance. The Board particularly values her broad experience with other public company boards, including as a director of a large financial institution, as well as her perspective and insight gained through her service on the executive, compensation and governance committees of other public companies and her leading role in corporate law and dispute resolution matters.

Scott A. McGregor

Former President, Chief Executive Officer and Director of Broadcom Corporation, a world leader in wireless connectivity, broadband and networking infrastructure. Mr. McGregor served in those positions from 2005 until the company was acquired by Avago in 2016. From 2016 to 2017, Mr. McGregor served on the board of directors of Xactly Corporation. Mr. McGregor served on the board of directors of Ingram Micro, Inc. from 2010 to 2016. From 2001 to 2005, Mr. McGregor served as President and Chief Executive Officer of the Philips Semiconductors division of Royal Philips Electronics. Prior thereto, Mr. McGregor was head of Philips Semiconductors’ Emerging Business unit from 1998.

Other Public Directorships

● Applied Materials, Inc.

Director since 2017 Age 63
INDEPENDENT Committees: ● Audit ●Technology

Overview of Board Qualifications

Mr. McGregor has extensive executive management, cybersecurity, information technology and risk management experience gained in over ten years as President and Chief Executive Officer of Broadcom and in senior positions at Royal Philips Electronics. This experience is particularly important to us as we continue to execute our multi-year technology transformation and strengthen our data security.

John A. McKinley
Director since 2008 Age 62 INDEPENDENT Committees: ● Audit ●Technology (Chair)	Founder of Great Falls Ventures, a venture capital firm based in Washington, D.C., since April 2007. He was Chief Technology Officer of News Corporation from July 2010 to September 2012. He was President, AOL Technologies and Chief Technology Officer from 2003 to 2005 and President, AOL Digital Services from 2004 to 2006. Prior thereto, he served as Executive President, Head of Global Technology and Services and Chief Technology Officer for Merrill Lynch & Co., Inc., from 1998 to 2003; Chief Information and Technology Officer for GE Capital Corporation from 1995 to 1998; and Partner, Financial Services Technology Practice, for Ernst & Young International from 1982 to 1995.

Overview of Board Qualifications

The Board highly values Mr. McKinley’s extensive background in managing complex global technology operations as chief technology officer at a number of leading global companies. This experience is particularly important as we continue to execute our multi-year technology transformation. These skills are also highly relevant to the Board’s oversight of risks and opportunities in our technology operations, including data and cybersecurity, risk management and capital investments. The Board also values his technology and industry experience gained from his twelve years as a partner in Ernst & Young’s financial services technology practice, as well as his entrepreneurial insights.

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Robert W. Selander
Director since 2018 Age 69 INDEPENDENT Committees: ● Compensation ● Technology

Former President and Chief Executive Officer of Mastercard Incorporated and Mastercard International from 1997 to 2010. He joined Mastercard International Inc. in 1994, where he served as President of Mastercard’s Europe, Middle East, Africa and Canada regions until his appointment as President and Chief Executive Officer. Prior to Mastercard, he spent 20 years with Citicorp/Citibank, N.A., where he held several leadership positions including managing parts of Citibank’s Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom.

Other Public Directorships

● HealthEquity, Inc. (Independent Chairman)

Overview of Board Qualifications

Mr. Selander has extensive global business, leadership and financial services experience gained in over 13 years as President and Chief Executive Officer of Mastercard Incorporated and Mastercard International and in senior positions at Citibank. Mr. Selander also has substantial board of director experience having served as a director of Mastercard Incorporated, Mastercard International, the Hartford Financial Services Group, Inc., The Western Union Company and HealthEquity, Inc.

Elane B. Stock
Director since 2017 Age 55 INDEPENDENT Committees: ● Audit ● Governance

Former Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a leading global consumer products company. She served in that position from 2014 until January 2017. From 2012 to 2014, Ms. Stock was the Global President for Kimberly-Clark Professional, and from 2010 to 2012, she was the Chief Strategy Officer of Kimberly-Clark Corporation. Prior to Kimberly-Clark, Ms. Stock was the National Vice President of Strategy for the American Cancer Society from 2008 to 2010 and Regional Manager of Georgia Pacific’s (Koch Industries) Color-Box business from 2007 to 2008. From 1992 to 2001 and 2005 to 2007, she held progressive management positions at McKinsey & Company, including managing partner of the Dublin, Ireland office.

Other Public Directorships

● YUM! Brands, Inc.

● Reckitt Benckiser Group PLC

Overview of Board Qualifications

Ms. Stock brings extensive strategy, diversified operations and multi-national experience in leading global consumer and B2B businesses. Her expertise in branding, marketing, sales, strategic planning and international business development is particularly important as Equifax develops and markets new products and services for consumers and businesses across the world.

Heather H. Wilson
Director since 2019 Age 48 INDEPENDENT Committees: ● Technology	Chief data scientist of L Brands, Inc., an American fashion retailer, since 2016. From 2012 to 2016, Ms. Wilson served as chief data officer at American International Group, Inc. (AIG). From 2010 to 2012, she was chief data officer of Citigroup and Global Head of Decision Sciences. Prior thereto, Ms. Wilson was global head of innovation and advanced technology at Kaiser Permanente from 2007 to 2010.

Overview of Board Qualifications

The Board highly values Ms. Wilson’s technology experience, executive leadership and expertise in analytics, data science and artificial intelligence. Her technological insight, particularly her deep knowledge of data science and its impact on business transformation across several industries, is of tremendous value to our company, our Board and our customers as we execute our multi-year technology transformation and implement our business imperatives. Ms. Wilson has also been a steady supporter of diversity, launching the Kaiser Permanente Women in Technology group, serving as an executive member of Citi4Women at Citigroup, founding the Global Women in Technology at AIG and acting as executive sponsor of Girls Who Code.

EQUIFAX INC  |  2020 Proxy Statement   21

Board Leadership & Corporate Governance

Corporate Governance Overview

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, ethics and integrity. We conduct our business in a manner that is socially responsible, value-based and in compliance with the law. We periodically review our governance policies and practices against evolving standards and make changes as appropriate. We also value the perspectives of our shareholders and other stakeholders, including our employees and the communities in which we operate.

The following sections summarize our corporate governance policies and practices including our Board leadership structure, our criteria for director selection and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Governance Guidelines, our Board committee charters and our Code of Ethics and Business Conduct applicable to directors, officers and employees, are available at www.equifax.com/about- equifax/corporate-governance, or in print upon request to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000. The Code of Ethics and Business Conduct provides our policies and expectations on a number of topics, including our commitment to good citizenship, providing transparency in our public disclosures, prohibiting insider trading, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws and operating with integrity.

See “Corporate Governance Highlights” on page 14 for a summary of our key governance practices.

Shareholder Engagement

Investor engagement over the last several years has prompted review of and changes to our governance practices, and our Board remains committed to continuous improvement. Those conversations provided valuable insight that has informed the Board’s decision-making on several of the improvements to our corporate governance and compensation programs described in this Proxy Statement.

Who	Our management team, together with our Independent Chairman for certain conversations, engaged with investors representing approximately 60% of the outstanding shares
Where	One-on-one investor meetings
When	Off-season engagement (September 2019 - February 2020)
What was discussed

Shareholders described their priorities and provided constructive feedback to Equifax management regarding our EFX2020 strategy as well as our executive compensation program. Our investor discussions also included questions regarding the Board’s ongoing search for director candidates and the relevant skill sets that the Board prioritizes. Finally, shareholders expressed support for increased disclosure of our relevant ESG initiatives, while qualifying that such initiatives should be aligned with our overall business strategy and risk management efforts. See page 37 for a discussion of our engagement efforts related to executive compensation.

Board Leadership Structure

The Board annually reviews its leadership structure, and our governance documents provide the Board with the flexibility to select the appropriate leadership structure for us at any given time. In prior years, the roles of Chairman and CEO were combined. However, in the third quarter of 2017, the Board determined to adjust its leadership structure to separate the roles of Chairman and CEO. Mark Feidler, who had previously served as a leader for the independent directors in his role as Presiding Director, was elected to the role of Independent Chairman. In selecting Mr. Feidler to serve as Independent Chairman, the then-serving independent directors considered, among other things, his effective leadership when serving in the role of Presiding Director and his ability to commit sufficient time to the additional workload and increased meeting attendance as important qualifications.

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The Board has determined that having separate Chairman and CEO roles is in the best interest of the Company and its shareholders at this time. This structure provides for direct independent oversight of management and clearly delineates the role of the Board as a source of insight and oversight for management. The Board believes this leadership structure, which also includes a majority independent Board and fully independent Board committees, best serves the objectives of the Board’s independent oversight of the Company’s business and affairs at this time.

INDEPENDENT CHAIRMAN OF THE BOARD Mark Feidler

The role and responsibilities of Independent Chairman include:
●	Calling meetings of the full Board or of the non-management directors
●	Establishing the agenda for each Board meeting, in coordination with the CEO
●	Presiding at all meetings of the Board
●	Advising the CEO of decisions reached and suggestions made at the executive sessions of the non-management directors
●	Facilitating communication between the directors and with the CEO
●	Meeting directly with management and other employees of the Company
●	Calling special meetings of shareholders
●	Presiding at meetings of shareholders
●	Being available for consultation and direct communication with shareholders

Annual Self-Evaluations

Our Board continually seeks to improve its performance. We have a rigorous annual Board and committee self-evaluation process, which presents the opportunity to examine the Board’s effectiveness and practices and identify areas for improvement. Our Governance Committee annually reviews and recommends the specific format to use for that year’s Board evaluation.

EQUIFAX INC  |  2020 Proxy Statement   23

Board Evaluation Process for 2019-2020

The Board periodically engages an outside consultant to facilitate its annual Board and committee self-evaluation process, as it did most recently in connection with the 2017-2018 review cycle. This year, based upon the recommendation of the Governance Committee, the Board determined it was appropriate to implement the standard process for the 2019-2020 evaluation process. Under the standard process, each director completed written Board and committee evaluation questionnaires. The questionnaire responses were then aggregated by the Office of Corporate Secretary without individual attribution and reviewed by the Independent Chairman as well as the committee chairs. The Independent Chairman then participated in one-on-one discussions with each of the other directors, during which they discussed the response summaries. The Independent Chairman reviewed the evaluation results with the full Board of Directors in February 2020. Following review, the Board and its committees identified various opportunities to strengthen the effectiveness of the Board’s practices, structures, competencies and communications. For example, in response to feedback discussed as part of the overall evaluation process, the Governance Committee made a change to the Board of Directors self-evaluation questionnaire to provide an additional, formal channel for the full Board to suggest topics for future Board-level education programming.

Committees of the Board of Directors

The Board has four standing committees, all of which are comprised of independent directors as defined in the New York Stock Exchange (“NYSE”) rules. The Board appoints committees to help carry out its duties and work on key issues in greater detail than is generally possible at Board meetings. Committees regularly review the results of their meetings with the Board. In 2019, the full Board held 10 meetings and the standing committees held a total of 21 meetings.

Committee Composition

		Committee Memberships
Name	Independent	Audit	Compensation	Governance	Technology
Mark W. Begor
Mark L. Feidler
G. Thomas Hough
Robert D. Marcus
Siri S. Marshall
Scott A. McGregor
John A. McKinley
Robert W. Selander
Elane B. Stock
Heather H. Wilson
Meetings held in 2019		8	5	4	4

= Independent Chairman

= Audit Committee Financial Expert

= Committee Chair

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Committee Responsibilities

Each committee operates pursuant to a written charter which is available on the Company’s website at www.equifax.com/ about-equifax/corporate-governance. The following summarizes the oversight responsibilities of each committee:

Audit Committee	●	Direct authority to appoint, oversee, compensate and discharge our independent auditors
	●	Reviews and pre-approves the services provided by our independent auditors and reviews the independence of that firm
	●	Reviews our audited and unaudited financial statements, earnings press releases and financial information and discusses the same with our independent auditors and management
	●	Reviews the integrity of our financial reporting process and the adequacy and effectiveness of our financial and information technology controls
	●	Oversees our regulatory compliance program and administers our Code of Ethics and Business Conduct
	●	Reviews our policies related to enterprise risk assessment and risk management
	●	Oversees our internal audit function
	●	Meets separately with the internal and external auditors to ensure full and frank communications with the Committee
	●	In coordination with the Technology Committee, oversees risk management with respect to cybersecurity
Compensation Committee	●	Approves and oversees our executive compensation programs and policies
	●	Determines executive officer compensation and approves employee benefit and compensation plans
	●	Oversees an annual risk assessment of our compensation programs
	●	Monitors the effectiveness and funded status of our retirement and 401(k) plans
	●	Advises management and the Board on succession planning and other significant human resources matters
	●	Establishes and reviews compliance with the Company’s stock ownership guidelines
	●	Reviews and approves the creation or revision of any clawback policy
	●	Reviews the CD&A and other proxy statement disclosures related to executive compensation, and determines whether to recommend to the Board the inclusion of the CD&A in the proxy statement
Governance Committee	●	Reviews director nominees and director independence
	●	Reviews Board and committee organization, membership and function
	●	Oversees an annual review of the effectiveness of the Board and its committees
	●	Monitors compliance with our Governance Guidelines and other corporate governance matters
	●	Exercises oversight of director compensation program and makes recommendations on such compensation for approval of the Board
	●	Reviews and discusses with management the Company’s responses to shareholder proposals or determines another committee of the Board appropriately responsible for reviewing a particular proposal
	●	Oversees the director orientation and continuing education activities of the Board
	●	Oversees the Company’s Political Engagement Policy
Technology Committee	●	In coordination with the Audit Committee, oversees risk management with respect to cybersecurity
	●	Oversees our technology strategy and significant technology investments
	●	Reviews with management our technology investments and infrastructure associated with risk management, including policies relating to information security, disaster recovery and business continuity
	●	Receives regular reports directly from our Chief Information Security Officer (“CISO”), our Chief Technology Officer (“CTO”) and the internal audit department, including in executive session without other members of management present
	●	Oversees engagement of outside advisors to review the Company’s cybersecurity program

EQUIFAX INC  |  2020 Proxy Statement   25

Director Independence

Our Governance Guidelines provide that a substantial majority of our Board should be independent. Our Guidelines for Determining the Independence of Directors, which is an appendix to our Governance Guidelines and may be accessed on our website at www.equifax.com/about-equifax/corporate-governance, meet or exceed the requirements of SEC rules and regulations and the NYSE listing standards.

The Board has affirmatively determined that all director nominees (other than our CEO, Mr. Begor) are independent under the applicable NYSE listing standards, SEC rules and our Guidelines for Determining the Independence of Directors. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated. The Board views the independence analysis as an ongoing consideration and will continue to monitor these relationships.

Each director is an equal participant in decisions made by the full Board. All of our standing Committees are comprised solely of independent directors.

Board Refreshment and Succession Planning

Board Refreshment

The Governance Committee regularly assesses the requirements of the Board and makes recommendations regarding its size, composition and structure. The Governance Committee is focused on how the experience and skill set of each individual director complements those of fellow directors to create a balanced Board with diverse viewpoints, skills and expertise and reflecting a diversity of experiences, gender, ethnicity and age. As part of its ongoing strategic review regarding Board refreshment, the Governance Committee seeks to anticipate future needs for expertise in new and emerging markets, security, technology and regulatory compliance, while also enhancing the diversity on our Board. Among other things, the Governance Committee considers committee composition and chair rotation as part of its overall succession planning process.

The Governance Committee and the Board actively seek new director candidates that can provide valuable guidance as we continue to focus on strengthening our core technology and security competencies and executing on our EFX2020 strategy. The Board believes that the additions of Elane Stock and Scott McGregor in 2017, Robert Selander in 2018 and Heather Wilson in 2019 provide our Board with additional broad-based executive management experience, as well as enhanced expertise in security, technology, risk management, data and analytics. The Board will continue to seek out highly-qualified director candidates as part of the Board succession plan to enhance the experience and diversity of our Board to align with our overall strategy.

Board Tenure and Succession Planning

Pursuant to our Bylaws and Governance Guidelines, we have a mandatory retirement age of 72 (65 for employee directors) after which a director will not be elected or re-elected unless the Governance Committee and Board determine that the continued service of the director on the Board would be of benefit to the Company. Siri Marshall will reach the mandatory retirement age prior to our 2021 Annual Meeting. In view of her scheduled retirement, the Governance Committee has been actively engaged in a director search process, with the assistance of an executive search firm, to effect a smooth transition and anticipate future needs for skills sets and expertise.

Since 2013, we have decreased the average tenure of our independent director nominees from 10.4 years to 5.7 years. The following chart shows the tenure of our non-management directors, which is well distributed to create a balanced Board, with four new independent directors joining the Board since 2017.

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Committee Tenure and Refreshment

The Governance Committee is responsible for reviewing the composition of committees of the Board. In its review of committee composition, the Governance Committee considers the responses collected during the Board and committee annual self-evaluations, as well as the past experience and relevant skills of each director. The Governance Committee and the Board annually consider the composition of the committees of the Board to ensure each committee has the appropriate relevant mix of skills and experience. The Technology Committee, in particular, has experienced significant refreshment over the past few years and counts our three newest directors among its members.

Director Orientation and Continuing Education

Upon joining our Board, directors participate in an orientation program regarding our Company, including business operations, strategy, regulatory compliance, cybersecurity, governance and company policies. Under the Governance Committee’s oversight, we enhanced our director orientation program in 2019 to include additional direct participation by incumbent directors. In accordance with our orientation program, an incumbent member of our Board will be designated to participate in the orientation process and conduct a one-on-one session with each new director. In addition to the onboarding process, members of senior management regularly present reports at Board meetings and review the operating plan and strategy of each of our business units and the Company as a whole, as well as provide periodic training sessions regarding regulatory compliance, cybersecurity, crisis management planning and governance issues. The Board also conducts periodic visits to our key facilities and Board members participate in crisis management simulations and/or training with management. Board members also may attend outside director continuing education programs at Company expense to assist them in keeping pace with developments in corporate governance and other critical issues relating to the operations of public company boards.

Management Succession Planning and Talent Development Process

Our Board is accountable for the development, implementation and continual review of a succession plan for the CEO and other executive officers. As part of its responsibilities under its charter, the Compensation Committee oversees the succession planning process for the CEO and the senior leadership team. The process ensures that critical business capabilities are safeguarded, executive development is prioritized and strategic talent is leveraged to focus on current and new business imperatives. The Compensation Committee monitors each of the CEO’s direct reports for high potential internal CEO succession candidates, all of whom have ongoing exposure to the Board and are reviewed annually with the Board by the CEO and the Chief Human Resources Officer. The Compensation Committee and the Board also review the foregoing in executive session on a regular basis.

EQUIFAX INC ❘ 2020 Proxy Statement       27

Board Oversight of Risk

Our Board oversees risk management at the Company. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

The risk management roles and responsibilities of the Board and its committees are:

BOARD OF DIRECTORS

•  Monitors our “tone at the top” and risk culture and oversees principal risks facing the Company

•  On an annual basis, the Board performs an enterprise risk assessment with management to review the principal risks and monitors the steps management is taking to map and mitigate these risks

–     The Board then sets the general level of risk appropriate for the Company through business strategy reviews

–     Risks are assessed throughout the business, focusing on (i) financial, operational and strategic risks, and (ii) ethical, legal, privacy, data security (including cybersecurity), regulatory and other compliance risks

Audit Committee and Technology Committee Coordinate on Cybersecurity Risk Oversight

As described above, the Audit Committee and Technology Committee coordinate on risk management oversight with respect to cybersecurity, including through quarterly joint committee meetings that cover the following topics:

•  Regular reports from the internal audit department regarding the security and technology portions of the internal audit plan

•  Regular reports from our CISO and CTO regarding the cybersecurity control environment, including remediation updates, compensating controls analyses and other recurring items

•  Regular reports from our SVP for Enterprise Risk and Compliance regarding our risk and compliance program, including our compliance with obligations under agreements to settle litigation matters and certain federal and state government investigations arising out of the 2017 cybersecurity incident

•  Periodic updates from the Chief Privacy and Data Governance Officer regarding developments related to our global privacy program

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How We Manage Risk

We have a comprehensive enterprise risk management (“ERM”) program focused on the application of controls over the following risk types:

• operational
• financial
• legal and regulatory compliance
• reputational
• technology
• privacy
• data security
• strategic
• other risks that could adversely affect our business

We have implemented an ERM framework based on the “three lines of defense” model for establishing effective checks and balances, which is used by leading financial institutions.

LINES OF DEFENSE

1.	2.	3.
OPERATIONAL	RISK & COMPLIANCE	INTERNAL AUDIT DEPARTMENT

The first line of defense, the operational line, is the business unit or corporate support unit, such as IT, data security, finance and human resources. Business unit and corporate support unit leaders are directly responsible for managing risks and controls in their operations.	The second line of defense provides risk and regulatory compliance oversight, and is primarily comprised of the Risk Office and the Enterprise Compliance Office. They have a direct reporting line to the Board of Directors and are responsible for establishing frameworks, policies and standards, performing independent risk-based monitoring and testing, and independently identifying and assessing material risks, including IT and data security risks.	The third line of defense, the internal audit department, as supplemented by third party support, audits the effectiveness of the oversight of the second line of defense and performs direct audits of the first line of defense. Internal audit is responsible for providing the Audit and Technology Committees and senior management with an independent assessment and assurance regarding the design and effectiveness of the risk management framework.

The execution of our ERM program is supervised by our Risk Office, with each business unit and corporate support unit having primary responsibility for assessing and mitigating risks within its respective areas of responsibility. Our SVP for Enterprise Risk and Compliance leads the Risk Office and meets regularly with the Board, the Audit Committee and the Technology Committee. An ERM team within the Risk Office develops, enhances, deploys and manages risk program elements.

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Related Person Transaction Policy

The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”), where the amount of the transaction is expected to exceed $120,000 in a single calendar year.

The policy provides that the Audit Committee reviews transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Audit Committee determines whether the transaction is in the best interests of the Company. In making that determination, the Audit Committee takes into account the following, among other factors it deems appropriate:

•	the extent of the Related Person’s interest in the transaction;

•	whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	the benefits to the Company;

•	the availability of other sources for comparable products or services; and

•	the terms of the transaction.

The Governance Committee also determines the impact or potential impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer.

Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Shareholders

During 2019, the Company was not a participant in any transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any Related Person had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 33 and “Director Compensation” beginning on page 74.

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Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation

Summary

As we do each year, and as required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers (“NEOs”) as disclosed in the section of this Proxy Statement titled “Executive Compensation” beginning on page 33. This vote is commonly referred to as “say-on-pay.” Shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Equifax’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

Our executive compensation program aligns closely with our performance and shareholder interests.

We provide competitive pay opportunities that reflect best practices and strong governance standards (See pages 39-41 for details)

•     Attracting, retaining and motivating the right talent is a high priority for us as we focus on executing the strategic initiatives that underpin EFX2020, our three-year cloud technology, data and security transformation strategy.

•     In support, the Compensation Committee annually reviews our executive compensation program to ensure that it provides competitive pay opportunities, establishes appropriate performance targets based on our strategic and operating plans, and considers evolving market trends to ensure that the overall program aligns with the highest standards of best practices.

•     The Committee retains an independent compensation consultant to assist in aligning our program with our shareholders’ interests and current market practices, and to guard against programs that create any inappropriate or excessive risk likely to have a material adverse effect on the Company.

We made changes to our 2019 compensation program to align pay with our strategic initiatives and the interests of shareholders and the Company (See pages 41-50 for details)

•     In response to shareholder feedback and the Committee’s review of the program, the Committee made a number of changes to the 2019 compensation programs, highlighted below:

–    The Committee determined that our NEOs (other than Mr. Ploder) would not receive any increase to base salary or target annual incentive opportunity for 2019.

–    For the 2019 Annual Incentive Plan, the Committee retained a cybersecurity performance measure as one of the metrics to evaluate performance of all employees, including our NEOs. Achievement of the cybersecurity metric cannot increase the executive’s compensation, but failure to meet it will decrease the award.

–    In connection with our EFX2020 strategy (see page 10 for details), the Committee reformulated the long-term incentive program for 2019 to more closely align incentives with our near- and long-term goals.

–    The 2019 ETLP increased the target LTI opportunity for our then-current NEOs and a select group of executive officers, each of whom was deemed integral to the successful execution of our strategy.

–    In consideration of the increased award opportunities, the 2019 ETLP utilized more challenging performance thresholds required to earn payouts.

–    The design of the 2019 ETLP acknowledged the increased efforts required of our executive officers to lead the successful execution of our core strategic imperatives and focused our executive officers on achieving key operational and financial targets during 2019―the pivotal year of our three-year cloud technology, data and security transformation.

–    The enhanced LTI opportunities provided in 2019 have been eliminated for 2020, as described on pages 50-51.

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Our performance-based compensation program is designed to deliver payouts that align with performance (See pages 41-50 for details)

•     Awards to our NEOs under the 2019 AIP paid out below target in some instances and above target in other instances, reflecting performance versus financial, strategic and individual goals.

•     The equity granted to our NEOs (other than RSUs) is subject to performance and can result in no payout or reduced payouts if goals are not met or stock option exercise price is not exceeded. As a result:

–    The 2017 performance share grant that measured three-year relative TSR paid out at 58.3% of target

–    The 2017 performance share grant that measures three-year cumulative Adjusted EPS was below threshold (no payment)

–    The 2018 TSR performance share grant was tracking above target (payout of 113%) at December 31, 2019

–    The 2019 TSR performance share grant was tracking above target (payout of 191%) at December 31, 2019

–    One of the three tranches of premium-priced options granted in 2019 was underwater (exercise price above stock price) as of December 31, 2019 and two of the three tranches were underwater as of March 16, 2020

Board Recommendation

Our Board believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with those of our shareholders and support long-term value creation.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of Equifax’s executive compensation program.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

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Executive Compensation

Compensation Discussion and Analysis

To assist shareholders in finding important information, this Compensation Discussion and Analysis (CD&A) section is organized as follows:

This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 57 of this Proxy Statement. The NEOs are:

NEO	Position in 2019	Years in Position at End of 2019 (rounded)
Mark W. Begor	Chief Executive Officer	2
John W. Gamble, Jr.	Corporate Vice President and Chief Financial Officer	6
Sid Singh	President, U.S. Information Solutions	1
Rodolfo O. Ploder	President, Workforce Solutions	4
Beverly J. Anderson	President, Global Consumer Solutions	<1

EQUIFAX INC  |  2020 Proxy Statement   33

Executive Summary

Our 2019 Compensation Design Drives Execution on our EFX2020 Strategy

In February 2019, we outlined the key initiatives that comprise EFX2020, our three-year cloud technology, data and security transformation strategy (see page 10 for details). In connection with the formulation of our EFX2020 strategy and in order to align compensation incentives with our near- and long-term goals, the Compensation Committee reformulated the long-term incentive program for 2019. The Equifax Transformation Leadership Program ( 2019 ETLP) increased the target long-term incentive award opportunity for our then-current NEOs and a select group of executive officers, each of whom was deemed integral to the successful execution of our strategy.

The 2019 ETLP was intended to promote retention and enhance focus on our EFX2020 strategy, which is designed to shape long-term corporate performance and increase shareholder returns. The design of the 2019 ETLP acknowledged the increased efforts required of our executive officers to lead the successful execution of our core strategic imperatives and focused our management team on achieving key operational and financial targets during 2019―the pivotal year of our three-year transformation.

During 2019, we retained all executives deemed critical to delivery on our EFX2020 strategy, made considerable progress against our EFX2020 goals and delivered a total return to shareholders of 57.2%. A summary of significant 2019 accomplishments under our EFX2020 strategic priorities is set forth below:

Strategic Priority	2019 Accomplishments
	•	Workforce Solutions business unit delivered 15% revenue growth in 2019, adding 14 million active records to The Work Number database and driving over 28x growth in new contributors
	•	USIS, International and Global Consumer Solutions business units returned to growth in the second half of 2019 on a constant dollar basis
	•	Launched over 90 new products into the market
	•	Expanded unique data assets through new partnerships with FICO, Envestnet/Yodlee and Urjanet
	•	Acquired PayNet and JLR, expanding commercial credit data
	•	Strengthened alternative data assets through renewal of agreements with the National Consumer Telecom & Utilities Exchange and the Small Business Financial Exchange

•	Strong progress on $1.25 billion transformation program, demonstrated through progress on our migration of corporate financial systems and U.S. credit database to the cloud
•	Launched cloud-based Luminate fraud platform
•	Commenced deployment of data fabric platform and migrated significant assets
•	Made Equifax Ignite® available on the cloud in the U.S., Canada and Latin America, with more than 100 applications in Equifax Ignite marketplace
•	Released cloud-based version of InterConnect risk decisioning products in the U.S., Canada and Latin America
•	Began customer migrations to the cloud

•	Moved additional commercial and analytics resources closer to customers
•	Invested in our product development organization to accelerate innovation
•	Implemented Salesforce to provide a single view of our customers and improve our service and support
•	Hosted 13 customer-focused data, analytics and technology conferences
•	Simplified the customer experience, with a broader API offering and fewer platforms

•	Expanded alternative data assets through acquisitions and partnerships (Envestnet/Yodlee, PayNet)
•	Renewed focus on data perfection and record growth in core exchanges
•	Rolled out Equifax Ignite Direct to 36 customers globally
•	Launched Advanced Model Engine and Attribute Engine within Equifax Ignite
•	Submitted five new patent applications related to artificial intelligence and machine learning

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•	Launched first free consumer product — Core Credit
•	Launched myEquifax.com consumer portal, with more than 3 million U.S. consumers enrolled
•	Enhanced our phone systems and added new 120-agent call center to improve the consumer experience
•	Redesigned our consumer reports to be more informative and accessible and achieved improved metrics and objectives when engaging with consumers through our call centers and websites
•	Assisted consumers impacted by the federal government shutdown by offering them a free credit report service
•	Participated at and helped develop agenda for inaugural “accuracy workshop” organized by the U.S. Federal Trade Commission and the Consumer Financial Protection Bureau

•	Conducted annual security training for all employees and our Board of Directors
•	Achieved 2019 goals for security program improvements, which directly correspond to the cybersecurity performance measure included in our 2019 Annual Incentive Plan
•	Opened new Global Security Fusion Center to support state-of-the-art detection and response capabilities to improve our corporate and data security
•	Continued investing in our security team talent pipeline and improved ratio of technical to non-technical talent to 79:21
•	Strengthened cloud protection and detection controls and regained key third-party certifications lost after 2017 cybersecurity incident
•	Gained broad recognition for our security transformation efforts, including Ping Identity’s Modern Identity Pioneer award and CSO Magazine’s CSO50 award
•	Conducted 29 “lessons learned” briefings and webinars with customer CISOs and security teams, participated in more than 30 industry events to share insights with customers and peers
•	Partnered with the World Economic Forum Centre for Cybersecurity, The World Bank, the National Institute of Standards and Technology (NIST) and Atlanta for the Advancement of Security (ATLAS)

•	Rolled out new corporate purpose and completed refreshed corporate values
•	Made 3,358 new hires globally and 1,500 promotions
•	Expanded inclusion and diversity initiatives; six new hires or promotions in senior leadership team roles filled by diverse candidates
•	The Equifax Foundation committed $3 million in charitable contributions, with over $500,000 in employee and director matching gifts

2019 Performance Highlights

$3.51B	$5.62	57.2%	$292M	$189.6M
Revenue, an increase of 3% from 2018	Adjusted EPS*, a decrease of 3% from 2018	One-year total shareholder return	Incremental technology transformation investment	Dividends paid to shareholders, consistent with 2018 levels

*	Adjusted EPS is a non-GAAP financial measure. Reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP financial measures can be found in Annex A to this Proxy Statement.

EQUIFAX INC  |  2020 Proxy Statement   35

Our Incentive Programs Align Payouts with Financial Performance and Non-Financial Goals Our 2019 compensation program metrics established in the first quarter of 2019 were:
ANNUAL INCENTIVE PLAN (AIP) OPPORTUNITY
Based on the Company’s attainment of objective, pre-established financial, individual and security program performance goals.	Key Financial Performance Metrics
• Corporate Operating Revenue from continuing operations increased 3% to $3.531 billion(1)
• Corporate Adjusted EPS from continuing operations decreased 3% to $5.660(1)

Key Non-Financial Goals
Individual goals were largely derived from our EFX2020 strategic priorities:
	• Drive growth	• Consumer-friendly CRA
	• Cloud-native technology	• Industry leader in security
	• Culture of customer centricity	• One Equifax team
• Market-leading D&A

Cybersecurity Performance Measure
• The cybersecurity metric used in our compensation program is the same measure used to assess the strength of our security program
• Achievement of the cybersecurity metric cannot increase an executive’s compensation, but failure to meet it will decrease the award by up to 25%

LONG-TERM INCENTIVE (LTI) PLAN OPPORTUNITY
Rewards stock performance on both an absolute basis and relative to companies in the S&P 500.

Key Financial Performance Metrics

For performance shares, three-year cumulative TSR relative to companies in the S&P 500 (of which we are a member) provides a broad index for comparison and alignment with shareholder investment choices.

• In the event our cumulative TSR is negative over the three- year performance period, the payout is capped at 100% of the target shares, irrespective of our TSR percentile rank

(1)   Corporate Operating Revenue and Corporate Adjusted EPS, as used for the corporate-level financial goals under the AIP, are non- GAAP measures. Corporate Operating Revenue is Operating Revenue adjusted to be stated in constant dollars at our budgeted 2019 foreign exchange rates. Corporate Adjusted EPS is Adjusted EPS as shown in Annex A to this Proxy Statement and then further adjusted to be stated in constant dollars at our budgeted 2019 foreign exchange rates. Because of these adjustments to Operating Revenue and Adjusted EPS, the actual Corporate Operating Revenue and Corporate Adjusted EPS used for incentive management purposes are not the same as Operating Revenue and Adjusted EPS reported under our 2019 Performance Highlights above.

(2)   Certain of our NEOs had roles for 2019 for which their AIP outcome was tied to specific business unit-level financial goals, as described in further detail under “Analysis of 2019 Compensation Decisions” beginning on page 41.

Say-on-Pay Voting Results in 2019

In evaluating our executive compensation program, one factor our Compensation Committee considers is the results of the most recent annual shareholder advisory vote on executive compensation or “say-on-pay” vote. At our 2019 Annual Meeting, approximately 86% of the votes cast approved our executive compensation program. Our 2019 Annual Meeting Proxy Statement included a detailed description of our 2019 long-term incentive program (the 2019 ETLP), and shareholders were able to take this into account when voting. Following our 2019 Annual Meeting, the Committee continued to review our compensation program and practices and how they align with our core compensation philosophy. The Committee continues to take steps to ensure that pay opportunities are performance-based, with a mix of fixed and at-risk variable pay.

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Shareholder Engagement on Executive Compensation

As part of our ongoing Board-directed shareholder engagement program, feedback received from shareholders on our executive compensation program is shared with the full Board and the Compensation Committee. The Committee considers this feedback in its review of our compensation program, as well as compensation plan and benchmarking advice from its independent compensation consultant.

Following the 2019 Annual Meeting, members of management, together with Independent Chairman Mark Feidler for certain conversations, conducted investor outreach with investors representing approximately 60% of our shares. During our 2019 off-season engagement (September 2019 to February 2020), shareholders described their priorities and provided constructive feedback to our management team regarding our three-year EFX2020 strategy and our 2019 executive compensation program. Our shareholders expressed support for our core compensation program, including the 2019 ETLP and its use of performance-based equity award structures to drive alignment of the interests of our executives and shareholders. Shareholders also expressed support for the Committee’s intention to eliminate in 2020 the enhanced LTI opportunities provided in 2019.

Based on shareholder recommendations, we continue to enhance our proxy disclosures regarding changes to executive compensation programs. The Company will continue to maintain an active dialogue with shareholders and continue to evaluate and integrate feedback into Board discussions, including topics such as metrics that are used to determine the NEOs’ short and long-term incentive compensation.

Compensation Program Highlights

Executive Compensation Philosophy

•	The Compensation Committee is responsible for the Company’s executive compensation policies and plans.

•	The Committee works to ensure that incentives are performance-based and aligned with shareholders’ interests, while guarding against metrics or goals that create inappropriate or excessive risk reasonably likely to have an adverse effect on the Company.

•	The Committee has designed and regularly reviews our compensation program to ensure we are providing competitive pay opportunities to attract and retain executive talent.

2019 Compensation Actions

In February 2019, in connection with the formulation of our EFX2020 strategy, the Committee took certain actions with respect to our short- and long-term incentive programs. These compensation actions, which we described in our 2019 Annual Meeting Proxy Statement and discussed with shareholders during our 2019 off-season engagement, are summarized below and described in further detail under “Analysis of 2019 Compensation Decisions” beginning on page 41:

Retained Cybersecurity Metric in Annual Incentive Plan (see page 44)	•	For the 2019 Annual Incentive Plan, the Committee retained a cybersecurity performance measure as one of the metrics to evaluate performance of all employees, including our executives.
		–	This cybersecurity metric is the same measure used to assess the overall strength of our security program, thus ensuring our compensation program reinforces our overall security program goals.
		–	The cybersecurity metric remains a component under the 2020 Annual Incentive Plan.
		–	Achievement of the cybersecurity metric cannot increase the executive’s compensation, but failure to meet it will decrease the award.
Transformed LTI Approach to Drive Execution on EFX2020 Strategy (see pages 47-50)	•

In connection with EFX2020, our three-year cloud technology, data and security transformation strategy (see page 10 for details), the Committee reformulated the long-term incentive program for 2019 to more closely align incentives with our near- and long-term goals:

		–	The 2019 ETLP increased the target LTI opportunity for our then-current NEOs and a select group of executive officers, each of whom was deemed integral to the successful execution of our strategy.
		–	In consideration of the increased award opportunities, the 2019 ETLP utilized more challenging performance thresholds required to earn payouts.
		–	The design of the 2019 ETLP acknowledged the increased efforts required of our executive officers to lead the successful execution of our core strategic imperatives and focused our executive officers on achieving key operational and financial targets during 2019―the pivotal year of our three-year business transformation.
		–	The enhanced LTI opportunities provided in 2019 have been eliminated for 2020, as described on pages 50-51.
The 2019 ETLP is described in detail under “2019 Long-Term Equity Incentive Compensation” beginning on page 47.

EQUIFAX INC ❘ 2020 Proxy Statement 37

2019 Target Pay Mix

As illustrated in the chart below, the Company emphasizes long-term equity awards and annual performance-based cash incentives so that a substantial portion of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to performance (89% of total direct compensation for our CEO and an average of 81% for the other NEOs, excluding Ms. Anderson, who joined the Company in November 2019 and did not participate in the 2019 ETLP). In 2019, the percentage of variable pay for our NEOs was higher than historical levels due to the increased long-term incentive opportunity under the 2019 ETLP. We expect the percentage of variable pay to revert to historical levels in future years.

*	Percentages calculated based upon actual base salary, target annual incentive and the target grant date value of 2019 ETLP long-term incentive awards, excluding one-time, special awards. The percentages do not total 100% due to rounding. Excludes Ms. Anderson, who joined the Company in November 2019 and did not participate in the 2019 ETLP.

Compensation Best Practices

✔	Independent Compensation Committee advised by independent compensation consultant	✔	No income tax gross-ups other than for certain relocation or foreign tax expenses

✔	Strong emphasis on performance-based compensation, with 79% of CEO pay performance-based and 89% of CEO pay considered “at-risk”	✔	Enhanced compensation clawback policy with financial and reputational harm standard, including in supervisory capacity

✔	Mix of short-term and long-term incentives and performance metrics	✔	Meaningful share ownership requirements for senior officers

✔	Capped annual and long-term performance-based awards	✔	Anti-hedging and -pledging policy for directors, officers and other employees

✔	Adopted 2019 change in control severance plan for executive officers, which eliminated excise tax gross-ups and reduced payments in connection with a change in control		Implemented policy prohibiting CEO and other senior executives from purchasing or selling Equifax securities except pursuant to a Rule 10b5-1 trading plan

✔	Double-trigger change in control cash severance benefits and vesting of equity awards	✔	No re-pricing of underwater stock options

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How We Determine the Total Amount of Compensation

Compensation Elements and Objectives

Element	Objectives
Base Salary	• Provides competitive pay to attract and retain experienced and successful executives
Annual Incentive Plan (AIP)

• Encourages and rewards valuable contributions to our annual financial and operational performance objectives

• Designed to reward high performance and achievement of financial, individual and security program goals by key employees, including our NEOs

Long-Term Incentive Plan (LTI)

• Rewards stock performance on both an absolute basis and relative to companies in the S&P 500

• TSR performance shares provide a comprehensive and relevant comparison for our share price performance as a member of the S&P 500 and also align with shareholder interests, as higher cumulative TSR results in higher returns for shareholders

• RSUs are time-vested and primarily encourage retention and alignment with long-term shareholder interests

• Stock options are time-vested and provide value only to the extent our stock price increases, thereby aligning executives’ long-term interests with those of shareholders

– Premium-priced stock options tighten the link between our LTI compensation and creation of shareholder value by ensuring that executives receive gains only after a preferred return is first delivered to investors

Retirement Benefits	• Provide post-retirement security and reward continued service
Limited Perquisites	• For a discussion of the business objectives for providing limited perquisites, and the details of perquisites provided, see page 52
Change-in-Control Protection	• For a discussion of the business objectives for providing change-in-control protection, and the details of change-in-control protection provided, see pages 53-54 and page 71

Compensation Design Process

Role of the Compensation Committee and Management in Determining Executive Compensation

The Compensation Committee reviews and makes decisions about executive compensation, including the amount of base salary, short-term incentive and long-term incentive awarded to our NEOs. Our CEO and other executives may assist the Committee from time to time in its evaluation of compensation elements or program design or by providing mathematical calculations, historical information, year-over-year comparisons and assessments of performance and potential. In addition, for the 2019 Annual Incentive Plan, the Committee considered recommendations from members of management concerning the financial performance measures and the performance metric related to cybersecurity. The Compensation Committee also considers recommendations from its independent compensation consultant and competitive data and makes decisions on executive compensation based on its assessment of individual performance and achievement of goals by both the individual and the Company.

The CEO’s performance is reviewed by the Compensation Committee with input from the other non-management members of the Board. The CEO annually reviews the performance of each other executive officer who reports to him, including the NEOs. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee for approval and to the Board for review. Members of management play various additional roles in this process:

•	The CEO makes recommendations to the Committee regarding the design of performance measures for our annual incentive plan and the design of our equity incentive program, as well as salary merit increases and compensation packages for the executive officers (other than himself) based on his evaluation of the performance of the executives who report to him.

•	The Chief Human Resources Officer provides the Committee with details of the operation of our various compensation plans, including the design of performance measures for our annual incentive plan and the design of our equity incentive program. The CHRO also facilitates a robust performance evaluation process and succession planning discussions.

•	The Chief Financial Officer provides information and analysis relevant to the establishment of performance targets for our annual incentive plan as well as any other performance-based awards and presents information regarding the attainment of corporate and business unit financial goals for the preceding year.

•	The Chief Legal Officer attends meetings of the Committee to provide input on legal issues, to communicate governance-focused investor perspectives based on shareholder engagement efforts, and to respond to questions about corporate governance and executive compensation.

EQUIFAX INC ❘ 2020 Proxy Statement 39

The Compensation Committee considers the information and recommendations it receives and exercises discretion in modifying any recommended adjustments or awards to executives based on considerations it deems appropriate. Although members of our management team participate in the executive compensation process, the Compensation Committee meets regularly in executive session without any members of the management team present. The Compensation Committee makes the final determination of the executive compensation package provided to each of our NEOs.

Compensation Consultant Services and Independence

The Compensation Committee has the authority to engage advisors to assist it in fulfilling its responsibilities. In January 2019, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally-recognized executive compensation consulting firm, to provide advice with respect to 2019 compensation for our NEOs and other officers. FW Cook performs services solely on behalf of the Committee and does not provide any other services to the Company. Management had no role in selecting the Committee’s compensation consultant and has no separate relationship with FW Cook. The Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee. FW Cook assisted the Committee in determining appropriate levels of compensation for the CEO and other executive officers for 2019.

Benchmarking Use of a Peer Group

Peer Group Used for Compensation Purposes

The Compensation Committee considers market pay practices and the Company's relative size and performance versus peers when setting target pay opportunities for executives, in addition to evaluations of individual performance. The Committee uses benchmarking as one of several inputs for decision-making with respect to setting competitive executive pay levels.

For 2019, the Company conducted a detailed market review of executive pay to evaluate each element of pay competitiveness, reviewed pay practices of its peers and the broader market, and compared performance against market data as described below. This analysis was discussed and reviewed by the Compensation Committee with its independent compensation consultant. Two primary types of market data were used to compile this analysis:

•	General industry data, focusing on data from those companies similar in size to the Company, was drawn from the Aon Hewitt Total Compensation by Industry database, Willis Towers Watson U.S. General Industry Executive Database and the Mercer Benchmark Database. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market. Competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

•	Peer group proxy data, for 2019 long-term incentives (and, for the CFO only, for base salary) was drawn from available proxy statements and public reports for the following 17 publicly-held companies:

Alliance Data Systems Corp.	First Data Corporation	Paychex, Inc.
Black Knight, Inc.	Fiserv, Inc.	Total System Services, Inc.
Broadridge Financial Solutions, Inc.	Gartner, Inc.	TransUnion
CoreLogic, Inc.	Global Payments, Inc.	Verisk Analytics, Inc.
FactSet Research Systems, Inc.	Jack Henry & Associates, Inc.	Worldpay, Inc.
Fidelity National Information Services	Moody’s Corporation

These companies were chosen for the Company's peer group because they are similarly-sized companies providing data and analytics-based business solutions through technology. The revenues of the companies in this peer group range from 1/3x to 3x the Company's revenue.

Peer Group for Performance Shares

The 2019 peer group described above was deemed appropriate for compensation purposes, but the stock performance of those companies does not necessarily adjust based on the same economic factors as ours. For that reason, the Compensation Committee believes that a broader peer group is more appropriate for evaluating TSR performance for performance shares issued under our LTI program. Therefore, the Committee uses the companies in the S&P 500 Index (of which we are a member) as the comparative group for that purpose.

40	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Use of “Tally Sheets”

On a regular basis, the Compensation Committee reviews “tally sheets” relating to compensation of the NEOs. The tally sheets quantify the total compensation package, the impact of stock price change on the value of existing long-term incentives, the wealth created from prior equity grants and amounts payable upon hypothetical employment change events. The summaries allow the Committee to assess the cumulative impact of its past compensation decisions and to evaluate retention risk. Tally sheet review in 2019 did not lead to any specific compensation program changes.

Other Factors Considered in Setting Pay Opportunities for NEOs

The CEO and the Compensation Committee consider a number of factors in addition to the market data in determining individual pay amounts (base salaries, payout of the individual performance portion of short-term incentive and annual equity grants). Such factors include an individual’s general level of performance, the individual’s demonstrated success in meeting or exceeding business objectives and creating shareholder value, job market conditions, our operating environment and business challenges, the individual’s importance to our business, succession planning considerations and the individual’s pay in the context of others at the Company. The application of discretion based on such factors may result in pay opportunities that are different from market as determined above. The Committee has not adopted a policy with regard to the relationship of compensation among the CEO and the other NEOs or other employees and exercises its discretion in determining actual and relative compensation levels. Overall compensation opportunities reflect our executives’ positions, responsibilities and tenure.

Analysis of 2019 Compensation Decisions

Context for 2019 Compensation Decisions

Following the 2017 cybersecurity incident, the Compensation Committee undertook a comprehensive review of our short- and long-term incentive compensation program, taking into consideration the perspective of our shareholders. In February 2018, the Committee made certain changes in an effort to ensure compensation reflected key business priorities and Company-wide focus on data security, while also ensuring that the Company could attract and retain talented employees in order to create value for shareholders and provide appropriate incentives for executives managing those data security efforts. Among other things, the Committee added a cybersecurity performance measure as a metric under the 2018 AIP and changed the LTI program to eliminate the three-year cumulative Adjusted EPS metric in the performance shares to avoid possible incentive to limit spending on cybersecurity.

Since his appointment in 2018, our CEO, Mark Begor, has been leading Equifax through a significant transformation, including the investment of substantial resources to achieve our objective of becoming a trusted global leader in data security, advanced analytics and technology. In February 2019, the Company outlined the key initiatives that comprise EFX2020, our three-year cloud technology, data and security transformation strategy. In connection with the formulation of our EFX2020 strategy, the Committee took the following actions with respect to our short- and long-term incentive programs: (i) retained the cybersecurity metric in the 2019 AIP; (ii) made no increase in base salary or 2019 AIP opportunity for our NEOs (other than Mr. Ploder); and (iii) adopted the 2019 ETLP long-term incentive program. The 2019 ETLP is described in further detail under “2019 Long-Term Equity Incentive Compensation” beginning on page 47.

At our 2019 Annual Meeting, approximately 86% of the votes cast approved our executive compensation program. Our 2019 Annual Meeting Proxy Statement included a detailed description the 2019 ETLP, and shareholders were able to take this into account when voting. During our 2019 off-season engagement (September 2019 to February 2020), shareholders representing approximately 60% of our outstanding shares described their priorities and provided constructive feedback to our management team regarding our EFX2020 strategy and our 2019 executive compensation program. Our shareholders expressed support for our core compensation program, including the 2019 ETLP and its use of performance-based equity award structures to drive alignment of the interests of our executives and shareholders.

2019 Annual Cash Incentive Structures and Outcomes

Summary

Annual cash incentive awards are designed to reward the achievement of near-term business goals. In addition to financial metrics, annual incentive awards are based on an assessment of individual contributions toward the achievement of business and strategic goals. For 2019, the Compensation Committee retained a cybersecurity performance measure as one of the metrics under the AIP.

EQUIFAX INC  |  2020 Proxy Statement   41

When setting the range of performance goals for Corporate Adjusted EPS and Corporate Operating Revenue at the outset of the fiscal year, the Compensation Committee considers our financial results from the prior year and our annual operating budget for the coming year. The Committee also considers the history of goal attainment in prior years, economic and industry conditions, industry sector performance and the views of our shareholders.

The 2019 corporate financial performance goals for the NEOs with Company-wide responsibilities were based on Corporate Adjusted EPS (used to measure profitability) and Corporate Operating Revenue (used to measure top line business growth). We refer to this as the Corporate Plan. The financial goals for business unit leaders were focused primarily on relevant business unit revenue and operating income performance (used to measure business unit growth and profitability), as well as Corporate Adjusted EPS (to emphasize profitability of the Company as a whole). We refer to these as Business Unit Plans.

Establishment of Corporate-Level Financial Goals

The Compensation Committee established corporate-level financial goals required to earn a cash incentive award for 2019 in a manner that was designed, within reasonable limits, to encourage achievement that exceeds target goals and penalize underachievement. The financial goals under our compensation program are established with reference to our annual operating budget, which is approved by the Board. We set challenging but achievable goals, including maximum payout opportunities requiring exceptional performance, for the Company and our executives in order to drive the achievement of our short- and long-term objectives.

In setting the levels for each corporate-level financial goal under the 2019 AIP, the Compensation Committee considered the Board’s review and approval of our 2019 operating budget, our 2019 financial outlook and our EFX2020 strategy, taking into account the initiatives to be implemented in 2019. In particular, the Compensation Committee considered:

•	the significant increase in budgeted normal course security and technology expenses in 2019 compared to 2018;
•	the projected year-over-year impact of foreign exchange rates in 2019;
•	business unit growth at lower than historical levels in 2018 and anticipated growth trends for 2019; and
•	the impact of higher depreciation in 2019 compared to 2018 due to technology-related investments.

After careful consideration and with the input of the Compensation Committee’s independent compensation consultant, the Committee determined that it was appropriate to set the threshold, target and maximum levels for Corporate Operating Revenue and Corporate Adjusted EPS under the 2019 AIP at levels lower than the 2018 performance targets, and to set the target levels for Corporate Adjusted EPS at a level lower than the 2018 actual results, but consistent with the 2019 operating budget approved by the Board, our 2019 financial outlook and our three-year EFX2020 strategy and 2019 initiatives thereunder. The Compensation Committee believes these levels are aligned with long-term shareholder interests.

The 2019 corporate-level financial goals under the AIP were as follows:

Performance Measure(1)	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	65	$5.210	$5.761 (10.6% above Threshold)(2)	$5.970 (14.6% above Threshold)(3)
Corporate Operating Revenue	15	$3.249 billion	$3.512 billion (8.1% above Threshold)(2)	$3.617 billion (11.3% above Threshold)(3)

(1)	Corporate Operating Revenue and Corporate Adjusted EPS, as used for the corporate-level financial goals under the AIP, are non-GAAP measures. Corporate Operating Revenue is Operating Revenue adjusted to be stated in constant dollars at our budgeted 2019 foreign exchange rates. Corporate Adjusted EPS is Adjusted EPS as shown in Annex A to this Proxy Statement and then further adjusted to be stated in constant dollars at our budgeted 2019 foreign exchange rates. Because of these adjustments to Operating Revenue and Adjusted EPS, the actual Corporate Operating Revenue and Corporate Adjusted EPS used for incentive management purposes are not the same as Operating Revenue and Adjusted EPS reported under our 2019 Performance Highlights above.
(2)	Based on our publicly-disclosed strategic goals, long-term financial objectives and performance expectations for 2019.
(3)	Set based on our most challenging “stretch” goals for 2019.

Payouts for achievement between threshold and target, and between target and maximum, are determined based upon straight line interpolation. Pursuant to the terms of the AIP, awards are subject to the Committee’s authority to reduce awards through the exercise of its negative discretion and an individual award limit of $5 million.

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Establishment of Business Unit-Level Financial Goals

The Compensation Committee established a Business Unit Plan for the USIS, Workforce Solutions, Global Consumer Solutions and International business units. The Compensation Committee established business unit-level financial goals required to earn a cash incentive award for 2019 in a manner designed, within reasonable limits, to encourage achievement that exceeds target goals and penalizes underachievement. Each Business Unit Plan included a corporate-level financial goal (Corporate Adjusted EPS) at a 30% weighting.

In 2019, Mr. Singh participated in the Business Unit Plan for the USIS business unit, Mr. Ploder participated in the Business Unit Plan for the Workforce Solutions business unit and Ms. Anderson participated in the Business Unit Plan for the Global Consumer Solutions business unit.

The 2019 business unit objectives for Mr. Singh, Mr. Ploder and Ms. Anderson were established as follows:

USIS Plan—Performance Measures	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	30	$5.210	$5.761	$5.970
USIS Operating Revenue	30	$1.163 billion	$1.264 billion	$1.301 billion
USIS Operating Income	20	$471.4 million	$519.1 million	$550.2 million

EWS Plan—Performance Measures	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	30	$5.210	$5.761	$5.970
EWS Operating Revenue	30	$826.8 million	$898.0 million	$924.9 million
EWS Operating Income	20	$354.4 million	$389.8 million	$411.9 million

GCS Plan—Performance Measures	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	30	$5.210	$5.761	$5.970
GCS Operating Revenue	30	$342.8 million	$373.6 million	$384.8 million
GCS Operating Income	20	$80.0 million	$88.6 million	$95.7 million

Evaluation of Individual NEO Performance

Individual personal objectives are specific to each NEO and are subject to adjustment over the course of the year in view of business circumstances. In 2019, the general performance objectives for the leadership team included:

•	execution on our EFX2020 cloud technology, data and security transformation strategy;
•	strategic growth through new product innovation, technology and analytical services, product synergies, acquisitions that provide greater geographic diversity and expansion of data sources;
•	development of scalable processes, leveraging applications and managing expenses to ensure expense growth does not exceed revenue growth; and
•	non-financial goals that are important to the Company’s success, including objectives related to data security and enterprise risk management, as well as people-related objectives such as talent management and demonstrating leadership through behavior consistent with Company values.

Key objectives for our NEOs and other members of the senior leadership team are typically addressed in the first quarter of each year, in connection with the preparation of the Company’s business plan and overall strategy. Following the end of each year, the CEO evaluates the performance of the other NEOs, taking into account performance for the just-completed year versus predefined commitments for such year, as well as any unforeseen financial, operational and strategic issues and any other relevant information. These performance evaluations are subject to the review of the Compensation Committee, which also evaluates the performance of the CEO in a similar manner, with input from the full Board.

For 2019, the plan structure set individual performance rating categories and award opportunities at needs improvement (no individual performance award), achieves expectations (award at 100% of Target), exceeds expectations (award at 150% of Target) and distinguished (award at 200% of Target).

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Cybersecurity Performance Measure

In 2019, the Compensation Committee retained a cybersecurity performance measure as one of the metrics under the AIP. The Committee believes that a cybersecurity performance measure that impacts compensation will support the Company’s goal of leading our industry in data security. Performance relating to the cybersecurity metric will not increase, but it may decrease, the actual amount payable under the AIP. The extent of this reduction may range between 0% to 25% of the total AIP amount otherwise payable.

The Compensation Committee, in consultation with the Technology Committee, established this objective cybersecurity performance measure to assess the Company’s progress in improving its security program. The Company’s security program is measured against goals established with respect to the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, which is a voluntary framework consisting of standards, guidelines and best practices to manage cybersecurity-related risk. The NIST framework guides organizations in managing and reducing their cybersecurity risks across five identified functions of a holistic cybersecurity program: identify, protect, detect, respond and recover.

The Compensation Committee, based on the recommendation of the Technology Committee, established a threshold and target level of achievement for the AIP cybersecurity performance measure based on the NIST framework. These levels measure the progress the Company has made in enhancing its cybersecurity program. The target level is intended to be challenging yet reasonably achievable. A third party consulting firm assisted the Technology Committee in measuring the Company’s progress for 2019 for purposes of evaluating the effectiveness of the Company’s overall security program.

For 2019, the Company’s performance for the cybersecurity measure was above target. As a result, the AIP amounts otherwise payable to the NEOs were not reduced.

Summary of 2019 Annual Cash Incentive Awards

In February 2020, the Compensation Committee reviewed each NEO’s performance against the pre-established 2019 performance goals as approved by the Committee. Awards could range from 0% of the executive’s award goal (for performance below the threshold level) to 200% of the individual’s award target (for performance at or above the maximum level). Awards paid to our NEOs under the 2019 AIP were determined based upon achievement measured against specified financial goals (80% weighting) and individual objectives (20% weighting). As described above, the Company’s performance for the cybersecurity measure was above target and AIP amounts otherwise payable were not reduced. The target and maximum incentives, along with a summary of the actual 2019 awards earned by the NEOs, are set forth in the table below. A detailed description of how each NEO’s 2019 incentive award was achieved follows the table.

Named Executive Officer	Base Salary ($)	Target Incentive (as Percentage of Salary) (%)	Target Incentive ($)	Maximum Incentive ($)(1)	Achievement (as Percentage of Salary) (%)	Earned 2019 Incentive as Percentage of Target (%)	2019 Incentive ($)
M. Begor	1,500,000	100	1,500,000	3,000,000	94	94	1,407,465
J. Gamble	685,075	75	513,806	1,027,613	85	114	584,871
S. Singh	550,000	75	412,500	825,000	89	119	490,178
R. Ploder	564,616	65	367,000	734,000	105	162	594,393
B. Anderson(2)	525,000	65	14,438	28,876	45	69	9,985

(1)	The maximum incentive for each is 200% of Target.
(2)	Ms. Anderson’s $525,000 base salary and annual incentive target opportunity were prorated for 2019, reflecting her appointment as President of GCS on November 29, 2019.

44 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

Determination of each NEO’s Performance and Annual Cash Incentive

Mark Begor I Chief Executive Officer

Objectives	Target Level	Actual Results	Actual as a % of Target	2019 Incentive
Corporate Adjusted EPS	$5.761	$5.660	86	$840,960
Corporate Operating Revenue	$3.512 billion	$3.531 billion	118	$266,505
Individual Objectives	$300,000	Distinguished	100(1)	$300,000
(1) Mr. Begor was rated as “Distinguished” by the Board based on his leadership, but in consideration of the continuing nature of the business transformation activities, the Committee determined not to apply the same scale that applied to other NEOs and delivered the individual objectives component on an unadjusted basis at 100% of target.

Mr. Begor achieved a rating of “Distinguished” based on his achievements on objectives for 2019. These achievements included:

●	Executing on strategic imperatives under our EFX2020 strategy, including by meeting cost and project milestones, completing significant data migrations, releasing new cloud native solutions and positioning the Company for significant progress in 2020.

●	Overseeing a comprehensive resolution in July 2019 of significant U.S. consumer-related litigation and regulatory investigations arising from the 2017 cybersecurity incident and positioning the Company for resolution of the remaining U.S. matters.

●	Recruiting and hiring key members of our leadership team who are critical to the future of our business, including several new additions to our senior leadership team.

●	Driving mergers, acquisitions and partnerships to build growth and customer focus, including accelerating customer collaboration and new product innovation capabilities.

●	Building momentum on the Company’s data and analytics focus, particularly with alternative data, data quality and perfection.

●	Representing the Company in Congressional hearings and rebuilding relationships with regulators and other stakeholders.

●	Launching the first customer conference which brought together a group of product executives, data scientists and analytics experts from around the world to discuss new data, analytic and technology practices.

●	Overseeing the design and implementation of a new risk organization and upgraded compliance capabilities.

●	Leading the review and roll out of our new and refreshed corporate purpose, vision and values.

John Gamble I Corporate Vice President and Chief Financial Officer

Objectives	Target Level	Actual Results	Actual as a % of Target	2019 Incentive
Corporate Adjusted EPS	$5.761	$5.660	86	$288,060
Corporate Operating Revenue	$3.512 billion	$3.531 billion	118	$91,288
Individual Objectives	$102,761	Distinguished	200	$205,523

Mr. Gamble achieved a rating of “Distinguished” based on his achievements on objectives for 2019. These achievements included:

●	Managing our balance sheet to accommodate over $290 million in transformation investments and over $800 million in expense under the comprehensive resolution in 2019 of the significant U.S. consumer-related litigation and regulatory investigations arising from the 2017 cybersecurity incident.

●	Developing the 2019 corporate budget and resource realignment efforts consistent with our EFX2020 strategy and long-term growth objectives.

●	Refinancing our debt obligations to eliminate near-term maturities and increase liquidity by overseeing a successful $750 million public debt offering in November 2019.

●	Accelerating improvements in financial reporting.

●	Taking on increased responsibilities in the areas of investor relations and shareholder engagement and operations.

●	Working effectively with the legal department and outside auditors to prepare and timely file our quarterly and financial reports.

●	Providing effective support for mergers, acquisitions and other enterprise initiatives.

●	Further developing global finance organization skills and capabilities.

EQUIFAX INC ❘ 2020 Proxy Statement 45

Sid Singh I President, USIS

Objectives	Target Level	Actual Results	Actual as a % of Target	2019 Incentive
Corporate Adjusted EPS	$5.761	$5.660	86	$106,737
USIS Operating Revenue	$1.264 billion	$1.277 billion	135	$167,585
USIS Operating Income	$519.1 million	$494.7 million	62	$50,856
Individual Objectives	$82,500	Distinguished	200	$165,000

●	Mr. Singh achieved a rating of “Distinguished” based on his achievements on objectives for 2019. These achievements included:

●	Leading USIS back to growth, with 2% reported revenue growth in 2019 and 5% reported revenue growth in the second half of 2019.

●	Restructuring the organization by moving additional commercial and analytics resources closer to customers and activating employee engagement initiatives and retention strategies.

●	Expanding alternative data assets through the acquisition and successful integration of PayNet.

●	Completing strategic partnerships with FICO, Yodlee and Urjanet.

●	Executing on strategic imperatives under our EFX2020 strategy, including efforts related to business unit strategy, milestones, delivery platforms and migration of exchanges.

●	Enhancing security by driving a “security first” culture within USIS, executing remediation workstreams and strengthening relationships with customer security counterparts.

●	Delivering stable platforms to support business objectives.

Rudy Ploder I President, Workforce Solutions

Objectives	Target Level	Actual Results	Actual as a % of Target	2019 Incentive
Corporate Adjusted EPS	$5.761	$5.660	86	$94,964
EWS Operating Revenue	$898.0 million	$949.7 million	200	$220,200
EWS Operating Income	$389.8 million	$407.6 million	180	$132,429
Individual Objectives	$73,400	Distinguished	200	$146,800

Mr. Ploder achieved a rating of “Distinguished” based on his achievements on objectives for 2019. These achievements included:

●	Leading Workforce Solutions to deliver exceptional financial results, with 15% revenue growth in 2019.

●	Growing The Work Number instant employment verification database and exceeding annual goals, with over 28x growth in new contributors during 2019.

●	Delivering on growth strategy, including the expansion of our unemployment claims and verifications businesses through the acquisition of several targets with desired strategic, financial and cultural characteristics.

●	Executing on strategic imperatives under our EFX2020 strategy, including significant progress on efforts related to business unit strategy, milestones and customer migration.

●	Developing the team talent base and attracting key new hires, including leadership positions in security and employer services.

●	Innovating with insights and new data and analytics into new products.

46	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Beverly Anderson I President, Global Consumer Solutions

Objectives	Target Level	Actual Results	Actual as a % of Target	2019 Incentive
Corporate Adjusted EPS	$5.761	$5.660	86	$3,736
GCS Operating Revenue	$373.6 million	$364.4 million	78	$3,361
GCS Operating Income	$88.6 million	$77.6 million	0	$0
Individual Objectives	$2,888	Achieves	100	$2,888

In consideration of the fact that Ms. Anderson joined the Company on November 29, 2019 and served only a portion of the year, the Committee determined it was appropriate to give her a rating of “Achieves.” During the period from November 29, 2019 (her date of hire) through December 31, 2019, her achievements included:

●	Promoting employee engagement within the GCS organization; and

●	Executing on strategic imperatives under our EFX2020 strategy, including initiatives to drive GCS growth.

2019 Long-Term Equity Incentive Compensation

Overview

The Committee considers individual performance and the prior year’s awards in granting long-term incentives. The value of equity grants increases with the level of position, and for the CEO and other NEOs is the largest element of the total compensation package. In determining the value of long-term incentive awards to executive officers other than the CEO, the Committee considers numerous factors including the benchmarking data described above, individual performance and share run rate (a measure of actual equity-grant activity in relation to the total number of shares outstanding at the Company).

Transformed LTI Approach to Drive Execution on our EFX2020 Strategy

Since his appointment in April 2018, our CEO, Mark Begor, has been leading Equifax through a significant transformation, including the investment of substantial resources to achieve our objective of becoming a trusted global leader in data security, advanced analytics and technology. In February 2019, we outlined the key initiatives that comprise EFX2020, our three-year cloud technology, data and security transformation strategy, as described further on page 10 of this Proxy Statement and in our 2019 Annual Report on Form 10-K.

In connection with the formulation of our EFX2020 strategy, the Compensation Committee reformulated the long-term incentive program for 2019 to align incentives with our near- and long-term goals. To strengthen the alignment between our NEOs and our shareholders, and to reward efforts related to driving the Company’s progress towards delivering on our strategic objectives, the Committee modified our long-term incentive program for 2019 by adopting the Equifax Transformation Leadership Program ( 2019 ETLP).

The components of the 2019 ETLP are:

●	TSR performance shares, which have a value based on the performance of our stock relative to companies in the S&P 500 Index over a three-year period.

●	Premium-priced stock options, with three-year cliff vesting and exercise prices set at a premium to the fair market value on the date of grant.

●	Time-based RSUs, which accomplish retention objectives through a three-year cliff vesting schedule while also augmenting the alignment of management and shareholder interests.

The 2019 ETLP, which included our NEOs (excluding Ms. Anderson, who joined Equifax in November 2019) and senior leadership team members who are integral to the successful execution of our strategy, increased over 2018 levels the grant date fair value of the total long-term incentive opportunity and utilized more challenging performance thresholds required to earn payouts. The 2019 ETLP was intended to motivate our NEOs and key leaders to achieve the specific goals as outlined in our EFX2020 strategy, which were designed to shape corporate performance for the long term and drive shareholder returns, consistent with the multi-year performance periods in the 2019 ETLP.

EQUIFAX INC ❘ 2020 Proxy Statement 47

Notably, other than pay adjustments implemented to maintain compensation at market rates for certain employees, the entirety of the grant date value in excess of each participant’s 2018 LTI value is tied to performance shares and premium-priced stock options, which will be earned only if our team delivers results that meet or exceed the performance criteria and will be forfeited if a participant retires prior to vesting. The design of the 2019 ETLP acknowledges the increased efforts of our executive officers to lead the successful execution of our core strategic imperatives tied to our business strategy, focuses executive officers on efficiently achieving key targets under EFX2020 within a designated three-year time frame, and uses performance-based equity award structures to drive alignment of the interests of our executives and shareholders. In addition to premium-priced options, Mr. Singh received an award of traditional stock options with a grant date fair value of $205,779, representing a component of his annual LTI opportunity in connection with his decision to join the Company in February 2019 as President—USIS.

With the exception of retaining premium-priced stock options, for 2020, we have reverted to the general structure of the 2018 program and significantly reduced target values for the long-term incentives as compared to the 2019 ETLP. See “Actions Taken with Respect to 2020 Compensation” on pages 50-51 for additional information regarding our 2020 LTI program.

The following table illustrates the target grant value of long-term incentives awarded under the 2018 LTIP and the 2019 ETLP to our CEO and other NEOs, excluding Mr. Singh, who joined the Company in February 2019 and did not participate in the 2018 LTIP, and Ms. Anderson, who joined the Company in November 2019 and did not participate in either the 2018 LTIP or the 2019 ETLP.

	2018 LTIP				2019 ETLP
Name	TSR Performance Shares ($)	Stock Options ($)	RSUs ($)	2018 Total ($)	TSR Performance Shares ($)	Premium Priced Stock Options ($)	RSUs ($)	2019 Total ($)
M. Begor	3,500,000	1,750,000	1,750,000	7,000,000	6,000,000	3,250,000	1,750,000	11,000,000
J. Gamble	675,000	337,500	337,500	1,350,000	1,518,750	843,750	337,500	2,700,000
R. Ploder	425,000	212,500	212,500	850,000	1,124,926	625,090	249,984	2,000,000

					Target Value Increased

Under the 2019 ETLP:

●	the components consist of TSR performance shares, premium-priced stock options and time-based RSUs, all of which are subject to three-year cliff vesting;

●	the three-year performance periods for incentive awards are intended to motivate our NEOs and key leaders to achieve the specific goals as outlined in our three-year EFX2020 strategy and create long-term shareholder value;

●	all stock options were premium-priced, with the grant date fair value divided into three equally weighted tranches with exercise prices set at premiums of 15%, 25% and 35% to the fair market value on the date of grant;*

●	the grant date fair value of the stock options and TSR performance shares were increased versus comparable awards in 2018; and

●	other than pay adjustments implemented to maintain compensation at market rates for certain employees, the entirety of the grant date value in excess of each participant’s 2018 LTI value is tied to performance shares and premium priced stock options, which will be earned only if our team delivers results that meet or exceed the performance criteria and will be forfeited if a participant retires prior to vesting.

*	In connection with his decision to join the Company in February 2019 as President—USIS, Mr. Singh received as a component of his target annual LTI opportunity a grant of non-premium priced stock options with a grant date fair value of $205,779.

2019 ETLP Elements

TSR Performance Shares

This performance metric aligns with shareholder interests as higher cumulative TSR results in higher returns for shareholders. Performance shares are earned, if at all, based on the percentile ranking of the Company’s cumulative TSR compared to the TSR of the companies in the S&P 500 Index (as constituted on the initial grant date, subject to certain adjustments) after a three-year performance period. TSR performance shares accrue dividend equivalent units, which are payable only with regard to earned shares that are delivered upon settlement.

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Payouts in February 2022 (if any) for the performance shares awarded on February 22, 2019 will be based on the following scale, with straight-line interpolation between the threshold and maximum levels:

TSR PERFORMANCE SHARES: PERFORMANCE/PAYOUT SCALE

Company TSR Percentile	Performance Share Payout as a % of Target
90th	200%
70th	150%
50th	100%
30th	50%
Below 30th	0%

The number of TSR performance shares payable is the target award multiplied by a percentage (from 0% to 200%), calculated by taking an average of the payout percentages achieved for each of the last four quarters of the performance period based on the Company’s cumulative TSR percentile ranking through the end of each such quarter. Basing the award payout on the average of the payout percentages for each of the last four quarters of the three-year performance period counterbalances potential late performance period volatility and reflects performance over the whole period.

If our team does not deliver threshold performance, the value of the performance shares will be $0. In addition, in the event our cumulative TSR is negative over the three-year performance period, the payout is capped at 100% of the target shares, irrespective of our TSR percentile rank versus peers.

Premium-Priced Stock Options

The use of premium-priced stock options tightens the link between our long-term incentive compensation and creation of shareholder value by ensuring that executives receive gains only after a preferred return is first delivered to investors, thereby reducing the possibility that broad industry or market growth, as opposed to Company-specific performance, leads to executive gains. If our team is not able to drive share price returns in excess of the exercise price before the expiration date, the realized value of these stock options will be $0.

The exercise prices of stock options granted in 2019 were set above the fair market value of our stock in three equally weighted tranches, with exercise prices of 115%, 125% and 135% of the fair market value of our stock. The premium-priced stock options vest on the third anniversary of the grant date, assuming continued employment with the Company. The term of the premium-priced stock options is six years from the grant date.

RSUs

We use RSUs to encourage retention of our employees over the long-term and simultaneously inspire our team to focus on corporate performance. The RSUs issued to NEOs vest on the third anniversary of the grant date. RSUs accrue dividend equivalent units. The value of RSUs varies directly with the market price of our common stock, which creates an added incentive to make decisions that will build shareholder value over the long-term.

Determination of 2019 LTI Grant Values

The Compensation Committee determined 2019 long-term incentive grant values by establishing a dollar value for each NEO and then converting this dollar value to a number of performance shares, RSUs and stock options based on the grant date fair value of the award on the relevant grant date. The grant date fair value of performance shares is based on the Monte Carlo equity valuation model.

The following table details the target grant value used by the Compensation Committee to determine the number of performance shares, RSUs and premium-priced stock options granted to each NEO in 2019. Actual grant date values, computed in accordance with applicable accounting standards, are disclosed in the “2019 Grants of Plan-Based Awards” table on page 59. The actual value of equity awards that may be realized by the NEOs will depend on their continued service and our future stock price performance.

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TARGET GRANT VALUE FOR 2019 ETLP AWARDS

Name	Target Grant Value ($)	Target Number of Performance Shares Granted	Number of RSUs Granted	Number of Premium Priced Options Granted
M. Begor(1)	11,000,000	43,181	15,800	233,204
J. Gamble(1)	2,700,000	10,930	3,047	60,546
S. Singh(1)	2,000,000(2)	8,096	2,257	35,940
R. Ploder(1)	2,000,000	8,096	2,257	44,852
B. Anderson(3)	N/A	N/A	N/A	N/A

(1)	The Committee approved annual equity awards to Messrs. Begor, Gamble, Ploder and Singh with a February 22, 2019 grant date. The closing stock price on such date was $110.76.

(2)	Includes an award of non-premium priced stock options with a grant date fair value of $205,779, made to Mr. Singh as a component of his annual LTI opportunity in connection with his decision to join the Company in February 2019 as President—USIS.

(3)	Ms. Anderson was appointed as President—GCS on November 29, 2019 and was not eligible for a 2019 annual equity award.

2017-2019 Performance Share Awards

In February 2020, the Compensation Committee approved the vesting and payment of the FY2017-FY2019 performance shares at 58.3% of their target award level. The Committee’s determination was based on the Company’s achievement of total shareholder return relative to companies in the S&P 500 Index (as constituted on the initial grant date, subject to certain adjustments) over the three-year performance period ended December 31, 2019. The number of performance shares payable was the target award multiplied by a percentage (from 0% to 200%) that was calculated by taking the average of the payout percentages achieved through each of the last four quarters of the performance period, based upon the Company’s cumulative TSR percentile ranking through the end of each such quarter, as shown in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table on pages 61-62. The FY2017-FY2019 performance share awards were paid to those NEOs (Messrs. Gamble and Ploder) who were executive officers in February 2017 at the time such awards were granted.

2019 New Hire LTI Awards

In connection with their new leadership positions with the Company and to compensate them for unvested equity awards that they forfeited at their prior employers, Mr. Singh and Ms. Anderson were granted RSUs with a grant date fair value of $3,000,000 and $2,600,000, respectively. Mr. Singh’s $3,000,000 new hire award was in addition to his 2019 annual LTI award. (Ms. Anderson did not receive an annual LTI award in 2019.) Mr. Singh’s RSUs vest equally on the first and second anniversaries of the grant date (February 22, 2019). Ms. Anderson’s RSUs vest 44% on the first anniversary of the grant date and 28% on each of the second and third anniversaries of the grant date (November 29, 2019).

Actions Taken with Respect to 2020 Compensation

Context for 2020 Compensation Decisions

As described in our 2019 Annual Meeting Proxy Statement, the Compensation Committee modified the long-term incentive program for 2019 by adopting the Equifax Transformation Leadership Program (2019 ETLP). The 2019 ETLP increased the target LTI opportunity for our then-current NEOs and a select group of executive officers, each of whom was deemed integral to the successful execution of our EFX2020 strategy. In consideration of the increased award opportunities, the 2019 ETLP utilized more challenging performance thresholds required to earn payouts. The 2019 ETLP included TSR performance shares, premium-priced stock options and time-based RSUs, with the entirety of the incremental award opportunity (i.e., grant date value in excess of each participant’s 2018 LTI value plus annual market-aligned increases) tied to performance shares and premium-priced stock options.

The Committee viewed the 2019 ETLP as an appropriate structure aligned to the 2019 business requirements, and communicated in the 2019 Annual Meeting Proxy Statement its expectation to revert to the prior LTIP structure in 2020. As described below, with one exception intended to further enhance the performance orientation of the overall LTIP, for 2020, we have reverted to the general structure of the 2018 program and significantly reduced target values for the long-term incentives as compared to the 2019 ETLP.

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Leveraging our LTI Program to Drive Continued Execution on EFX2020 Strategy

Based on an 86% approval of our compensation program at the 2019 Annual Meeting and direct engagement with nearly 60% of our shareholder base since that time, our investors have expressed support for our overall compensation strategy. Further, based on our current progress toward successful execution on our EFX2020 performance goals (as described on page 10), the Committee determined it was appropriate to continue use of premium-priced options for an additional year to reinforce the focus on the EFX2020 strategic initiatives that were established in 2019. In February 2020, the Committee approved an LTI award mix that includes TSR performance shares (weighted 50%), time-based RSUs (weighted 25%) and premium-priced stock options (weighted 25%).

The exercise prices of stock options granted in 2020 were set above the fair market value of our stock in two equally weighted tranches with exercise prices of 110% and 120% of the fair market value of the stock. The premium-priced stock options vest ratably over three years, assuming continued employment with the Company, and have a six-year term.

The following table illustrates the target grant value of long-term incentives awarded under the 2019 ETLP and the 2020 LTIP to our CEO and other NEOs, excluding Ms. Anderson, who joined the Company in November 2019 and was not a participant in the 2019 ETLP.

Name	2019 ETLP ($)		2020 LTIP ($)
M. Begor	11,000,000		8,100,000
J. Gamble	2,700,000		1,500,000
S. Singh	2,000,000	(1)	1,100,000
R. Ploder	2,000,000		1,100,000
B. Anderson(2)	N/A		900,000

(1)	Excludes a special, one-time award of RSUs with an aggregate grant date fair value of $3,000,000, granted to Mr. Singh in connection with his appointment as President—USIS on February 11, 2019, to compensate for unvested equity awards that were forfeited at his prior employer. Includes an award of non-premium priced stock options with a grant date fair value of $205,779, made to Mr. Singh as a component of his target annual LTI opportunity in connection with his decision to join the Company in February 2019 as President—USIS.

(2)	Excludes a special, one-time award of RSUs with an aggregate grant date fair value of $2,600,000 granted to Ms. Anderson in connection with her appointment as President—GCS on November 29, 2019, to compensate for unvested equity awards that were forfeited at her prior employer. Ms. Anderson was not a participant in the 2019 ETLP.

Other Compensation Program Information

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will be made on specified dates. The Compensation Committee reviews and approves annual equity-based awards to senior executives who are direct reports to the CEO or reporting officers under Section 16 of the Exchange Act in the first calendar quarter of each year (around the time of their annual performance reviews). In accordance with our policy and shareholder-approved 2008 Omnibus Incentive Plan, the Committee has delegated specific authority to the CEO to approve grants to non-executive officers and other eligible employees. We may make equity awards at other times during the year for new hires or other reasons, such as a job promotion or as a result of an acquisition.

In 2019, in order to align the equity compensation experience and grant date stock price for the entire population of eligible employees, the Committee approved a change to the timing of annual equity grants to non-executive employees. Beginning with the 2020 annual LTI awards, the equity grants to our senior leadership team members (including our NEOs) and other equity-eligible employees were all made on February 21, 2020. In order to mitigate the compensation impact of this transition, the company made a transition grant to non-executive employees in November 2019.

We generally schedule Board and Committee meetings at least a year in advance and, as noted above, make annual equity awards to our NEOs at around the same time every year.

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Retirement and Other Benefits

Our NEOs receive retirement, deferred compensation and other benefits that are designed to be part of a competitive package to attract and retain executive talent. We maintain the following retirement, deferred compensation and other benefit plans, in which all or some of our NEOs participate:

401(k) Plan

The 401(k) Plan is a tax-qualified defined contribution plan that permits eligible employees (including NEOs) to defer a portion of their compensation and receive Company matching contributions.

Supplemental Retirement Plan

The Supplemental Retirement Plan for Executives of Equifax Inc. (the “SERP”) covers certain of our NEOs (Messrs. Gamble and Ploder) as well as certain senior executive officers designated by the Compensation Committee. The SERP provides monthly supplemental retirement benefits after retirement. The SERP was closed to new participants after January 1, 2016.

Supplemental Contribution Program

In 2016, we amended the Executive Deferred Compensation Plan to establish a supplemental retirement contributions program (the “Supplemental Contribution Program”) for senior executive officers designated by the Compensation Committee. The Supplemental Contribution Program provides for an annual contribution equal to 10% of the sum of the eligible executive’s base salary and cash incentive earned for the year. Mr. Begor, Mr. Singh and Ms. Anderson participate in the Supplemental Contribution Program. Messrs. Gamble and Ploder participate in the SERP are not eligible to participate in the Supplemental Contribution Program.

Deferred Compensation Plans

The NEOs and other executives are eligible to participate in the Company’s non-qualified deferred compensation plans. These plans allow participants to elect to defer cash compensation and receipt of shares of Company stock on vesting of RSU awards. Deferred amounts are payable upon the executive’s retirement or other termination of employment.

Other Benefits

We provide our NEOs with benefits generally available to our U.S. employees, including medical, dental, vision, life insurance and disability insurance benefits. We also provide our NEOs with certain perquisites that the Company believes enhances their performance of services for the Company, including an annual physical and financial planning.

A more complete description of these plans is provided under “Additional Discussion of Material Items in Summary Compensation and Grants of Plan-Based Award Tables” on page 60, “Pension Benefits at 2019 Fiscal Year-End” on page 63 and “Non-Qualified Deferred Compensation” on page 64.

Limited Perquisites

We offer limited perquisites to our executive officers. Perquisites for our executives have the following objectives:

●	maximizing the value of Company-provided compensation through provision of an annual financial planning allowance;

●	ensuring executives’ continued health and ability to render services to the Company through an annual physical program; and

●	providing monthly relocation living allowances under certain circumstances, as approved by the Compensation Committee, where the executive is expected to return after a relocation assignment.

The NEOs are eligible to receive financial planning and tax services in an annual amount of up to $50,000 for the CEO and $10,000 for other NEOs ($12,500 in their first year for newly-hired executives) and comprehensive medical examinations. The attributed costs of perquisites are included in the “All Other Compensation” column of the Summary Compensation Table on page 57 and Note 8 thereto. We do not provide tax reimbursement on the value of the applicable perquisite other than certain relocation and foreign tax expenses.

CEO Employment Agreement

On March 27, 2018, the Company entered into an employment agreement with Mr. Begor to serve as Chief Executive Officer (the “Employment Agreement”). The term of the Employment Agreement commenced on April 16, 2018, and will continue until terminated in accordance with its terms. Under the Employment Agreement, Mr. Begor’s annual base salary is $1.5 million, subject to increase, but not decrease, by the Board or the Compensation Committee, and he is eligible for an annual incentive of 100% of his annual base salary (the “Target Annual Incentive Opportunity”) with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Board.

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Under the Employment Agreement, in May 2018, Mr. Begor was granted an initial long-term incentive award with a value of $7 million, consisting of (i) $3.5 million in performance shares, (ii) $1.75 million in time-based RSUs and (iii) $1.75 million in stock options. In addition, Mr. Begor was awarded a one-time new hire award in the amount of $10 million, comprised of equity awards in the same proportions and with the same vesting terms as the initial equity award above. Mr. Begor is eligible to receive annual equity grants, as determined by the Board or the Compensation Committee in its sole discretion, provided that the total value at grant will be at least $7 million annually. Mr. Begor’s current and future equity awards and other incentive compensation, except for his new hire award, are subject to the Company’s clawback policy. In structuring Mr. Begor’s compensation package, the Committee and Board deemed it appropriate to structure the new hire award in a form that was similar to the structure of his prior compensation package. The Committee and Board concluded that the Company’s enhanced clawback policy should not apply to such one-time new hire award.

Mr. Begor participates in the Company’s incentive, savings, retirement and welfare benefit plans and programs made available to senior executives. Mr. Begor also receives perquisites that include health care and a financial planning allowance. These perquisites serve the important business purposes of ensuring that our CEO is aware of his personal health and receives adequate assistance in managing his personal finances, each of which enables him to focus his time on managing our business.

If Mr. Begor is terminated by the Company without “cause” (other than due to “disability” or death) or resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to receive, provided he signs a release of claims against the Company and complies with applicable restrictive covenants, (i) a severance payment equal to twice the sum of (x) his annual base salary and (y) his target annual incentive opportunity for the year of termination, (ii) any accrued but unpaid annual incentive plus a pro rata annual incentive for the year of termination, (iii) full acceleration of vesting as of the termination date of his new hire award (subject, in the case of performance-based awards, to certification by the Board of the Company’s performance), (iv) for all other equity awards, continued vesting under the Company’s equity incentive plan until the second anniversary of the termination date (subject, in the case of performance-based awards, to certification by the Board of the Company’s performance), with vested stock options being exercisable until the second anniversary of termination (or, to the extent such options vest within the 90 days before such second anniversary, until such 90 day period after such vesting has elapsed) (but not beyond their original expiration date) and (v) access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law and monthly payments of or an amount equal to premiums for continuation of healthcare coverage under Section 4980B of the Code or comparable law (“COBRA”) for 24 months.

If Mr. Begor is terminated by the Company without “cause” (other than due to “disability” or death) or resigns for “good reason” within the period six months prior to and two years after a “change in control” (each as defined in the Employment Agreement), he will be entitled to receive, provided he signs a release of claims against the Company and complies with applicable restrictive covenants, (i) a lump sum payment equal to three times the sum of (x) his annual base salary and (y) his target annual incentive opportunity for the year of termination, (ii) any accrued but unpaid annual incentive plus a pro rata annual incentive for the year of termination, (iii) full vesting of any outstanding equity awards (subject, in the case of performance-based awards, to the determination of achievement of the performance measures in accordance with the applicable award agreement and incentive plan) and (iv) access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law and monthly payments of or an amount equal to premiums under COBRA for 24 months.

Mr. Begor is required to own and hold Company stock having a value equal to six times his annual base salary within five years of his appointment.

The Employment Agreement contains confidentiality, non-competition and non-solicitation restrictions during the term of the Employment Agreement and for certain specified periods thereafter, that are comparable to the restrictions applicable to other senior executives.

Except as described above, employment agreements are not used with respect to any other executive officer, each of whom is employed on an “at will” basis.

Change in Control Arrangements

In February 2019, the Compensation Committee adopted the Equifax Inc. Change in Control Severance Plan (the “CIC Plan”), which replaced the prior change in control agreements between the Company and all executive officers who previously were party to an existing change in control agreement, including Messrs. Gamble and Ploder. The CIC Plan applies to each of our NEOs and senior executives, except our CEO. The severance benefits applicable to Mr. Begor in the event of a change of control are contained in his employment agreement with the Company, as described above. See “2019 Change in Control Severance Plan” on page 71 for more information on the CIC Plan.

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Subject to the discretion of the Compensation Committee, under the 2008 Omnibus Incentive Plan and applicable award agreements, equity awards granted to our NEOs include a “double-trigger” change-in-control provision to limit accelerated vesting in the event of a change in control of Equifax to those situations where an executive is terminated without cause, the executive terminates for good reason or the acquirer fails to assume the awards.

Consideration of Certain Tax Effects

The Company’s annual tax deduction for compensation paid to each of the NEOs and certain other current or former officers who are subject to the compensation limits of Code Section 162(m) is capped at $1 million. Section 162(m) previously provided an exemption from the $1 million cap for compensation qualifying as “performance-based” compensation if certain requirements were met. Prior to the fiscal year ended December 31, 2018, we historically designed our annual incentive and long-term incentive programs for NEOs to qualify for that exemption. As a result of tax legislation that was enacted December 22, 2017, the exemption for performance-based compensation was repealed effective for tax years beginning after December 31, 2017, and the number of employees who are considered “covered employees” subject to the Section 162(m) limit was expanded to include the Chief Financial Officer (who was previously excluded) and certain former NEOs and other officers.

As a result of these changes, compensation in excess of $1 million paid to covered employees will not be deductible in 2018 or future years unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not materially modified on or after such date. The Compensation Committee has taken steps that it deemed appropriate with the intention of preserving the deductibility of certain awards granted prior to the enactment of this tax legislation. Due to the uncertainties of the scope of the transition relief, however, there are no assurances that any compensation paid to our covered employees pursuant to such awards will be or will remain exempt from Section 162(m)’s deduction limit.

The Compensation Committee will continue to consider these implications, including the potential lack of deductibility under Section 162(m), among several factors when making compensation decisions, but the Compensation Committee has provided and reserves the right to provide compensation that does not qualify as deductible under Section 162(m).

Management of Compensation-Related Risk

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. The Committee reviewed our material compensation programs and noted numerous ways in which risk is effectively managed or mitigated. This evaluation for 2019, which was conducted with the assistance of management and the Committee’s outside compensation consultant (FW Cook), covered a wide range of practices and policies. All plans were deemed to have substantial risk mitigators which, in the most material incentive plans, include a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging and requiring executive incentive compensation recoupment in specified circumstances.

The Compensation Committee has also reviewed the Company’s overall enterprise risks and how compensation programs for employees generally impacted individual behavior that could exacerbate these enterprise risks. Board and management processes are in place to oversee risk associated with global compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic goals and performance expectations; review of enterprise risk management by the Board as part of the annual strategy and budget reviews; and other appropriate internal controls. The Committee concluded that the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.

Policies on Clawback of Incentive Compensation

We have a clawback policy that covers all employees, including executive officers, and applies to equity awards and other incentive compensation awarded to such employees (excluding the one-time new hire award granted to our CEO in May 2018 as described under “CEO Employment Agreement”). The Compensation Committee has discretion to apply the policy to recover and recoup incentive compensation in all of the events described below.

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The provisions of the policy are summarized in the table below:

Events that Trigger Action	Covered Persons	Covered Awards
Material restatement with misconduct	Current and former employees	Annual and long-term incentives awarded
within three-year period preceding the date
the misconduct is discovered
Material restatement without misconduct	Current and former executives	Excess amount of annual and long-term
incentives awarded within three-year period
preceding the restatement date
Materially inaccurate financial statements or	Current and former employees	Annual and long-term incentives awarded
performance metrics with misconduct		within three-year period preceding the date
the misconduct is discovered
Materially inaccurate financial statements or	Current and former employees	Excess amount of annual and long-term
performance metrics without misconduct		incentives awarded within three-year
period preceding the date the inaccuracy is
discovered
Misconduct resulting in significant financial	Current and former employees	Annual and long-term incentives awarded
and/or reputational harm and the employee		within three-year period preceding the date
either engaged in the misconduct or failed to		the misconduct is discovered
fulfill his or her supervisory responsibility to
prevent another employee from engaging in
such misconduct

The policy also provides that the Company will disclose its decision to take action, the number of employees impacted and their seniority, and the aggregate amount of the clawback/forfeiture if the underlying circumstances of the misconduct are publicly disclosed. The policy provides that the Committee may limit or eliminate disclosure if the events are not publicly disclosed or if disclosure would be likely to result in or exacerbate any litigation or other proceeding against the Company or its officers or directors, violate applicable law with respect to privacy, violate legal privilege or breach a contractual obligation.

Under the terms of award agreements issued under our 2008 Omnibus Incentive Plan, employees, including our NEOs, who violate the agreement’s non-compete, non-solicitation and non-disclosure restrictions or who engage in certain other activities detrimental to the Company may be subject to financial consequences, including cancellation of their outstanding equity awards or recovery by the Company of all gains from exercised stock options and vested shares received during the period beginning six months prior to the date of the violation. In addition, these recovery means are also applicable to the incentive equity awards of any employee who is terminated for cause, as determined in the sole discretion of the Committee.

These clawback policies are in addition to any policies or recovery rights provided under applicable law.

Stock Ownership Requirements

The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which our CEO and our other senior executives are required to acquire and hold Equifax common stock with a market value of six times base salary and three times base salary, respectively, within five years of assuming their respective positions. A reduction in ownership to one half of these requirements is allowed for executives age 60 or older, with the exception of Mr. Begor. As of the most recent annual measurement date, all of our executive officers were in compliance with our stock ownership requirements.

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Mandatory Trading Plans for Senior Executives

In 2019, we implemented a new policy under our insider trading policy that prohibits our CEO and other senior executives from purchasing or selling Equifax securities except pursuant to a Rule 10b5-1 trading plan in a form that has been approved by the Office of Corporate Secretary.

Hedging and Pledging Policies

Under our insider trading policy, our employees, officers and directors are prohibited from purchase or selling financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivative securities), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Equifax securities. We also prohibit our directors, officers and employees from holding our stock in a margin account or pledging our stock as collateral for a loan.

Compensation Committee Interlocks and Insider Participation

Mark Feidler, Robert Marcus, Siri Marshall and Robert Selander were members of the Compensation Committee during 2019. None of these directors is or has been an executive officer of the Company, or had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or a member of the Compensation Committee during 2019.

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Summary Compensation Table

The following table presents information regarding compensation of the NEOs for services rendered during 2019, 2018 and 2017. The table includes values for contingent compensation such as unvested or unpaid stock awards and unexercised stock options. The executives may never realize the value of certain items included in the column headed “Total,” or the amounts realized may differ materially from those listed in the table.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Mark W. Begor Chief Executive Officer	2019	1,500,000	0	7,749,940	3,250,073	1,407,465	0	374,074	14,281,552
	2018	1,009,615	0	14,473,853	3,372,803	806,833	0	350,608	20,013,712
		–	–	–	–	–	–	–	–
John W. Gamble, Jr. Corporate Vice President and Chief Financial Officer	2019	685,075	0	1,856,192	843,811	584,871	867,000	16,400	4,853,349
	2018	681,622	0	1,649,314	664,725	510,781	355,500	17,043	3,878,985
	2017	660,164	0	1,095,714	224,257	0	878,600	16,831	2,875,566
Sid Singh President, U.S. Information Solutions	2019	465,385	750,000	4,374,957	580,789	490,178	0	117,899	6,779,208
		–	–	–	–	–	–	–	–
		–	–	–	–	–	–	–	–
Rodolfo O. Ploder President, Workforce Solutions	2019	564,616	75,000	1,374,912	625,090	594,393	1,057,900	39,070	4,330,981
	2018	512,404	0	1,223,646	565,508	336,940	135,800	39,321	2,813,619
	2017	522,500	0	681,552	139,694	0	1,269,600	37,672	2,651,018
Beverly J. Anderson President, Global Consumer Solutions	2019	22,212	675,000	2,600,097	0	9,985	0	5,745	3,313,039
		–	–	–	–	–	–	–	–
		–	–	–	–	–	–	–	–

(1)	Mr. Begor was hired in 2018. Mr. Singh and Ms. Anderson were hired in 2019. Mr. Ploder was an executive officer, but not an NEO, for 2018.

(2)	Salary represents base salary paid to each of the NEOs for each year shown. Amounts shown are not reduced to reflect the individuals’ election, if any, to defer receipt of salary under the Executive Deferred Compensation Plan.

(3)	Amounts for Mr. Singh and Ms. Anderson reflect a one-time, new hire cash payments of $750,000 and $675,000, respectively. Amount for Mr. Ploder reflects a one-time, supplemental cash payment of $75,000. Amounts shown are not reduced to reflect the individual’s election, if any, to defer receipt of awards under the Executive Deferred Compensation Plan.

(4)	For each NEO, the amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions. Stock awards in 2019 included time-vested RSUs and TSR performance shares. For the 2019 TSR performance share awards, the value at the grant date is determined using a Monte Carlo valuation model consistent with the estimated full cost to be recognized over the three-year performance period based on the probable outcome of the performance conditions. The calculations reflect an accounting value for the 2019 TSR performance share grants of: (i) $138.95 per share for the awards to Messrs. Begor, Gamble, Singh and Ploder, which was 125.45% of our closing stock price of $110.76 on the February 22, 2019 grant date. Assumptions used in the calculation of the amounts in this column are described in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2019, in our 2019 Form 10-K. The value of the 2019 time-vested RSU and TSR performance share awards, assuming the highest level of performance under the performance share awards would be achieved (200% of the target), based on the closing price of our common stock on the respective grant dates are as follows: Mr. Begor, $13,749,871; Mr. Gamble, $3,374,898; Mr. Singh, $5,499,883; Mr. Ploder, $2,499,838; and Ms. Anderson, $2,600,097. The NEOs may never realize any value from the performance shares, and to the extent they do, the amounts realized may have no correlation to the amounts reported above. In connection with their new leadership positions with the Company and to compensate them for unvested equity awards that they forfeited at their prior employers, in addition to the annual LTI award for 2019, Mr. Singh and Ms. Anderson were granted additional RSUs with grant date fair values of $3,000,000 and $2,600,000, respectively.

(5)	The amount in this column shows the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amount is based on the fair value of the stock option award as estimated using the binomial model multiplied by the number of shares subject to the option award. Assumptions used in the binomial model for calculation of the amounts in this column are described in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2019, in our 2019 Form 10-K.

EQUIFAX INC  |  2020 Proxy Statement     57

(6)	Represents annual incentive awards paid under the Annual Incentive Plan for services performed in 2019 and 2018, respectively. In response to the cybersecurity incident, the Board exercised its negative discretion to eliminate payments to our NEOs under the 2017 Annual Incentive Plan. Amounts shown are not reduced to reflect the NEO’s election, if any, to defer receipt of awards under the Executive Deferred Compensation Plan.

(7)	For Messrs. Gamble and Ploder, the amounts in this column reflect the aggregate increase (or decrease), if any, of accumulated pension benefit accruals at the earliest unreduced retirement age for such NEOs under the SERP in the applicable fiscal year. For Mr. Ploder, amounts also reflect accruals under the Equifax Inc. U.S. Retirement Income Plan (“USRIP”). There are no above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value liability (measured at the respective fiscal year-end dates shown in the table) based on the assumptions shown in the text following the “Pension Benefits at 2019 Fiscal Year-End” table on page 63. Year-over-year changes in pension value generally are driven in large part by changes in actuarial pension assumptions as well as increases in service, age and compensation. The fluctuations in pension value resulting from the change in discount rates or mortality table assumptions resulted in an increase in the present value of the accumulated benefits to participants under the SERP (and the USRIP for Mr. Ploder). See “Pension Benefits at 2019 Fiscal Year-End” on page 63 for more information on pension benefits.

(8)	The “All Other Compensation” column for 2019 includes the following:

Name	Perquisites and Personal Benefits(a) ($)	Relocation and Living Expenses(b) ($)	Tax Reimbursements(c) ($)	Company Contributions to Defined Contribution Plans(d) ($)	Insurance Premiums(e) ($)	Total ($)
M. Begor	59,429	7,120	2,778	304,747	0	374,074
J. Gamble	8,000	0	0	8,400	0	16,400
S. Singh	6,059	0	0	111,840	0	117,899
R. Ploder	12,490	0	0	8,400	18,180	39,070
B. Anderson	0	0	0	5,745	0	5,745

(a)	The amounts in this column are based on the aggregate incremental cost to the Company, if any, with respect to tax and financial planning services, annual medical examinations, spousal travel to attend business-related events and event tickets, none of which exceeded $25,000 as a category for any NEO except for Mr. Begor, whose total includes $50,000 for tax and financial planning services.

(b)	Amount for Mr. Begor reflects reimbursement for relocation expenses, excluding tax gross up.

(c)	The Company does not provide tax reimbursements on the value of perquisites and personal benefits received by the NEOs other than those provided to other employees. The Company’s standard policy for employees is to provide a tax gross-up for certain relocation assistance. Mr. Begor’s tax reimbursement payment was a tax gross-up in connection with his relocation assistance.

(d)	For Mr. Begor, Mr. Singh and Ms. Anderson, the amounts in this column reflect the aggregate increase (or decrease), if any, of accumulated benefit accruals for such individuals under the Company’s Supplemental Contribution Program in the applicable fiscal year as well as a Company match of 100% of the first 5% of compensation (subject to the government limit on compensation of $280,000 in 2019) contributed on a pre-tax or after-tax basis to the tax-qualified profit sharing and 401(k) Plan. For Messrs. Gamble and Ploder, the amounts reflect a Company match of 50% of the first 6% of compensation (subject to the government limit on compensation of $280,000 in 2019) contributed on a pre-tax or after-tax basis to the tax-qualified profit sharing and 401(k) Plan. See “401(k) Plan” on page 60 and “Supplemental Contribution Program” on page 65.

(e)	Represents imputed income for the cost of $3,000,000 in life insurance coverage. Mr. Ploder has this coverage as a participant in the Equifax Inc. Executive Life and Supplemental Retirement Benefit Plan, which was closed to new participants in 2005. Existing participants at time of closure were grandfathered under the Plan.

58 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

2019 Grants of Plan-Based Awards

Set forth below is information regarding awards provided to the NEOs in 2019. The non-equity incentive awards were made under the Annual Incentive Plan (“AIP”) which is part of our shareholder-approved amended and restated 2008 Omnibus Incentive Plan (the “2008 Omnibus Incentive Plan”). The equity awards were also made under the 2008 Omnibus Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. Begor
AIP	2/22/19	600,000	1,500,000	3,000,000
PS	2/22/19				21,591	43,181	86,362				5,999,932
RSUs	2/22/19							15,800			1,750,008
Options	2/22/19								63,597	127.37	1,083,368
Options	2/22/19								76,895	138.45	1,083,348
Options	2/22/19								92,712	149.53	1,083,356
J. Gamble
AIP	2/22/19	205,523	513,806	1,027,613
PS	2/22/19				5,465	10,930	21,860				1,518,706
RSUs	2/22/19							3,047			337,486
Options	2/22/19								16,512	127.37	281,280
Options	2/22/19								19,965	138.45	281,280
Options	2/22/19								24,069	149.53	281,251
S. Singh
AIP	2/22/19	165,000	412,500	825,000
PS	2/22/19				4,048	8,096	16,192				1,124,926
RSUs	2/22/19							2,257			249,985
RSUs (N)	2/22/19							27,086			3,000,045
Options	2/22/19								9,032	110.76	205,779
Options	2/22/19								7,339	127.37	125,019
Options	2/22/19								8,872	138.45	124,995
Options	2/22/19								10,697	149.53	124,996
R. Ploder
AIP	2/22/19	146,800	367,000	734,000
PS	2/22/19				4,048	8,096	16,192				1,124,926
RSUs	2/22/19							2,257			249,985
Options	2/22/19								12,233	127.37	208,388
Options	2/22/19								14,788	138.45	208,343
Options	2/22/19								17,831	149.53	208,358
B. Anderson
AIP	11/29/19	5,775	14,437	28,874
RSUs (N)	11/29/19							18,620			2,600,097

EQUIFAX INC  |  2020 Proxy Statement     59

(1)	AIP = cash incentive award under 2019 Annual Incentive Plan; PS = TSR performance shares granted under 2019 ETLP; RSUs = time-vested RSUs granted under 2019 ETLP; RSUs (N) = new hire grant of time-vested RSUs; Options = grant of non-qualified stock options.

(2)	The amounts shown represent the range of possible dollar payouts that could have been earned under the 2019 Annual Incentive Plan. The amount in the “Threshold” column assumes the Company achieved the minimum performance level required for the granting of AIP awards, and that the NEO was rated “achieves expectations” for the individual performance portion of the award (100% of threshold), resulting in an award equal to 40% of his or her award target. Amounts for Mr. Singh and Ms. Anderson are prorated due to their partial period of employment during 2019.

(3)	Represents grants to each NEO during 2019 of TSR performance shares under our 2008 Omnibus Incentive Plan. TSR performance shares granted are earned, if at all, based on our TSR performance after a three-year period relative to the TSR after the same period for the companies in the S&P 500 Index as of the grant date. TSR performance shares accrue dividend equivalent units which vest at the same time and at the same level of award attainment as the underlying shares. Information regarding performance targets, vesting and additional performance share award details is set forth under “2019 Long-Term Equity Incentive Compensation” beginning on page 47.

(4)	Represents the number of RSUs granted to each NEO during 2019. The RSUs will vest, subject to continued employment, on the third anniversary of the grant date, except that Mr. Singh’s new hire grant vests 50% on each of the first and second anniversaries of the grant date and Ms. Anderson’s new hire grant vests 44% on the first anniversary of the grant date and 28% on each of the second and third anniversaries of the grant date. Dividend equivalents accrue on unvested shares. Additional information regarding RSUs is set forth under the heading “2019 Long-Term Equity Incentive Compensation” beginning on page 47.

(5)	Represents full grant date fair value of stock and option awards granted to each NEO in 2019 computed in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures. The stock options vest, subject to continued employment, on the third anniversary of the grant date and have a six-year term.

Additional Discussion of Material Items in Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described under “Compensation Discussion and Analysis” beginning on page 33. A summary of certain material terms of our compensation plans and arrangements is set forth below.

2019 Annual Incentive Plan

Annual incentive opportunities awarded to our NEOs are earned based on Company performance against one-year operating objectives and individual performance metrics. The actual amount of annual incentive earned by each NEO pursuant to the individual performance portion is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. Annual incentive plan thresholds, targets and maximums are identified for each NEO in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the “2019 Grants of Plan-Based Awards” table on page 59. Additional information regarding the design of the annual incentive plan is included in the CD&A.

401(k) Plan

We sponsor a tax-qualified 401(k) Plan in which eligible salaried employees may participate in either a basic plan or an enhanced plan put into place following the 2008 freeze of certain benefits payable to non-grandfathered employees under the USRIP as summarized below. In 2019, we matched either 50% of the first 6% of pay, or 100% of 5% of pay an employee contributed on a pre-tax or after-tax basis to the plan (subject to the government limit on compensation, or

$280,000 in 2019) (the “basic plan”).

Supplemental Retirement Plan and U.S. Retirement Income Plan

Descriptions of the SERP and USRIP are set forth below under “Pension Benefits at 2019 Fiscal Year-End” on page 63.

Executive Life and Supplemental Retirement Benefit Plan

The Executive Life Plan provides executive life insurance benefits, which may also include capital accumulation benefits. The Executive Life Plan’s grantor trust is used to ensure that the insurance premiums due under this plan are paid in case we fail to make scheduled payments following a change in control, as defined in the trust agreement. The Executive Life Plan was amended and restated effective July 2002 to provide that executive officers will receive only life insurance benefits and no retirement benefits under the plan, in order to make permanent our suspension of premium payments after July 30, 2002 in compliance with Sarbanes-Oxley Act prohibitions against company loans to their executive officers.

60 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
M. Begor	29,639	59,280	0	112.46	5/4/28
	20,748	41,498	0	112.46	5/4/28
	0	63,597	0	127.37	2/22/25
	0	76,895	0	138.45	2/22/25
	0	92,712	0	149.53	2/22/25
						22,719	(3)	3,183,386
						15,903	(3)	2,228,328
						15,987	(3)	2,240,098
									63,614	(9)	8,913,594
									90,880	(9)	12,734,106
									50,974	(10)	7,142,477
									36,410	(10)	5,101,769
J. Gamble	6,923	3,462	0	129.93	2/16/27
	3,709	7,419	0	121.35	3/5/28
	5,398	10,798	0	123.49	7/27/28
	0	16,512	0	127.37	2/22/25
	0	19,965	0	138.45	2/22/25
	0	24,069	0	149.53	2/22/25
						2,699	(4)	378,184
						2,851	(4)	399,482
						4,125	(4)	577,995
						3,083	(4)	431,990
									2,699	(8)	220,481
									2,699	(8)	0
									11,406	(9)	1,598,209
									9,830	(10)	1,377,380
									12,288	(10)	1,721,795
S. Singh	0	9,032	0	110.76	2/22/29
	0	7,339	0	127.37	2/22/25
	0	8,872	0	138.45	2/22/25
	0	10,697	0	149.53	2/22/25
						2,283	(5)	319,894
						27,407	(5)	3,840,269
									7,280	(10)	1,020,074
									9,102	(10)	1,275,372

EQUIFAX INC  |  2020 Proxy Statement     61

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
R. Ploder	4,312	2,157	0	129.93	2/16/27
	2,335	4,672	0	121.35	3/5/28
	5,398	10,798	0	123.49	7/27/28
	0	12,233		127.37	2/22/25
	0	14,788		138.45	2/22/25
	0	17,831		149.53	2/22/25
						1,678	(6)	235,121
						1,795	(6)	251,515
						4,125	(6)	577,995
						2,283	(6)	319,894
									1,678	(8)	137,076
									1,678	(8)	0
									7,182	(9)	1,006,342
									7,280	(10)	1,020,074
									9,102	(10)	1,275,372
B. Anderson						18,620	(7)	2,609,034

(1)	Options granted prior to 2019 vest one-third annually for three years following the grant date. Options granted in 2019 vest on the third anniversary of the grant date (except for an option granted to Mr. Singh on February 22, 2019 (9,032 underlying shares) in connection with his agreement to join the Company as President—USIS, which vest one-third annually for three years following the grant date).

(2)	Based on the closing price of Equifax common stock ($140.12) on December 31, 2019.

(3)	RSUs vest on May 4, 2021 (22,719), May 4, 2021 (15,903) and February 22, 2022 (15,987).

(4)	RSUs vest on February 16, 2020 (2,699), March 5, 2021 (2,851), July 27, 2021 (4,125) and February 22, 2022 (3,083).

(5)	RSUs vest on February 22, 2020 (13,704), February 22, 2021 (13,703) and February 22, 2022 (2,283).

(6)	RSUs vest on February 16, 2020 (1,678), March 5, 2021 (1,795), July 27, 2021 (4,125) and February 22, 2022 (2,283).

(7)	RSUs vest on November 29, 2020 (8,193), November 29, 2021 (5,214) and November 29, 2022 (5,213).

(8)	Performance shares granted during 2017 that were earned based on Equifax’s performance for the three-year performance period ended December 31, 2019; the performance shares did not vest until performance was approved by the Compensation Committee in February 2020 and therefore were unvested as of December 31, 2019.

(9)	Maximum (200% of target) of performance shares granted during 2018 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ended December 31, 2020.

(10)	Maximum (200% of target) of performance shares granted during 2019 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ending December 31, 2021.

62 EQUIFAX INC | 2020 Proxy Statement	www.equifax.com

Option Exercises and Stock Vested in Fiscal Year 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of RSU Shares Acquired on Vesting (#)	Value of RSUs Realized on Vesting ($)(2)	Number of Performance Shares Acquired on Vesting (#)	Value of Performance Shares Realized on Vesting ($)(3)
M. Begor	0	0	0	0	0	0
J. Gamble	0	0	4,295	469,529	2,362	258,214
S. Singh	0	0	0	0	0	0
R. Ploder	0	0	2,709	296,148	1,490	162,887
B. Anderson	0	0	0	0	0	0
(1)	The value realized upon stock option exercises is calculated based on the difference between the market price of Equifax common stock at the time of exercise and the exercise price of the option.

(2)	The value realized for RSUs was determined by multiplying the number of units that vested during 2019 by the market price of Equifax common stock on the respective vesting date.

(3)	The value realized for performance shares was determined by multiplying the number of units that vested (target award times the payout percentage earned of 27.5%) by the market price of Equifax common stock on February 19, 2019 ($109.32).

Retirement Plans

The following table shows the present value at December 31, 2019 of accumulated benefits payable to each of our NEOs at the earliest unreduced retirement age (age 60 or current age for executives over the age of 60), including the number of years of service credited to each NEO, under the USRIP and the SERP. Age 60 is the earliest age at which a participant can begin receiving an unreduced early retirement benefit under the SERP. No pre-retirement mortality was assumed. Mr. Ploder is currently eligible for retirement under the USRIP and Messrs. Gamble and Ploder are currently eligible for retirement under the SERP.

Pension Benefits at 2019 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(s) ($)
M. Begor(2)	USRIP	N/A	―	―
	SERP	N/A	―	―
J. Gamble(2)	USRIP	N/A	―	―
	SERP	6	2,907,200	0
S. Singh(2)	USRIP	N/A	―	―
	SERP	N/A	―	―
R. Ploder	USRIP	5	225,500	0
	SERP	16	5,476,700	0
B. Anderson(2)	USRIP	N/A	―	―
	SERP	N/A	―	―

(1)	These values were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

(2)	Mr. Begor, Mr. Singh and Ms. Anderson are not participants in the USRIP or the SERP. Mr. Gamble is not a participant in the USRIP.

U.S. Retirement Income Plan

The USRIP is a tax-qualified defined benefit plan that covered eligible salaried U.S. employees. The USRIP is fully frozen for all U.S. employees, including for Mr. Ploder who is the only NEO who is a participant in the USRIP. For Mr. Ploder, service credit was frozen as of December 31, 2008,and salary increase was frozen as of December 31, 2012. Mr. Ploder and other grandfathered participants who were still employed on December 31, 2014 had their pension benefits fully frozen on such date.

EQUIFAX INC  |  2020 Proxy Statement   63

Supplemental Retirement Plan

The SERP covers certain NEOs (Messrs. Gamble and Ploder) and other senior executive officers designated by the Compensation Committee. Mr. Begor, Mr. Singh and Ms. Anderson do not participate in the SERP. The plan provides benefits that supplement the USRIP benefits. The SERP provides an annual benefit equal to 2.5% of “average annual earnings” times years of service as a senior executive officer (up to 10 years), plus 1.67% of average annual earnings multiplied by years of service as a senior executive officer in excess of 10 years (up to 20 years). “Average annual earnings” for this purpose means the highest paid 36 consecutive months of employment and includes base salary and annual incentives. For service as a senior executive officer in excess of 20 years or in a position other than as a senior executive officer, a participant receives a “restoration benefit” using a formula similar to that of the USRIP, without the IRS limits on compensation. In general, only actual years of service with the Company are credited for purposes of determining the SERP benefit. The SERP was closed to new participants after January 1, 2016.

The benefit under the SERP is reduced by the benefit payable under the USRIP and is paid without regard to the limitations under Code Sections 401(a) and 415. However, the maximum aggregate benefit from both the SERP and the USRIP cannot exceed 50% of the executive’s average total earnings.

The normal retirement age under the SERP is age 65. However, participants can retire early once they reach age 55 if they have five years of service under the plan. The benefit would be reduced to reflect the early commencement of the benefit.

The benefit for senior executive officer service is unreduced at age 60, with reductions from age 60 for those who retire prior to age 60. The “restoration benefit” is reduced from normal retirement age to the participant’s early retirement age in the same manner as the USRIP. The normal form of benefit and optional forms of benefit are the same as those in the USRIP.

Non-Qualified Deferred Compensation

The following table sets forth information regarding the NEOs’ participation in our non-qualified deferred compensation plans in 2019. All of the balances relate to executives’ own deferred amounts. Cash deferrals are invested in investment funds available to the general public. Stock deferrals are deferred as stock equivalent units with earnings and losses solely attributable to changes in our stock price. We do not make any additional contributions to such plans, except as explained on page 65 with respect to the Supplemental Contribution Program.

	Non-Qualified Deferred Compensation for 2019 Fiscal Year
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
M. Begor	0	290,747	19,861	0	498,141
J. Gamble	0	N/A	0	0	0
S. Singh	0	97,840	0	0	97,840
R. Ploder	0	N/A	0	0	0
B. Anderson	0	5,745	0	0	5,745

(1)	These amounts include salary contributions made by NEOs to the Executive Deferred Compensation Plan and stock deferred to the Director and Executive Stock Deferral Plan. Accordingly, cash deferral amounts are included in the amounts reported in the “Salary” column in the Summary Compensation Table.
(2)	These amounts represent the Company’s contribution on behalf of the NEO under the Supplemental Contribution Program. Participants in the SERP are not eligible to participate in the Supplemental Contribution Program.
(3)	Aggregate earnings in the last fiscal year are not reflected in the Summary Compensation Table because earnings were neither preferential nor above-market. These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the NEO is deemed to be invested. These amounts are not reported in the Summary Compensation Table as compensation.
(4)	These amounts represent each NEO’s aggregate balance in the Executive Deferred Compensation Plan and the Director and Executive Stock Deferral Plan and/or the Supplemental Contribution Program as of December 31, 2019. The numbers also include the contributions made by each NEO to the Executive Deferred Compensation Plan, which are also reported in the “Salary” column of the Summary Compensation Table.

EQUIFAX INC  |  2020 Proxy Statement   64

Supplemental Contribution Program

After the SERP was closed to new participants on January 1, 2016, the Company amended its Executive Deferred Compensation Plan to add provisions to permit senior executive officers designated by the Compensation Committee to receive supplemental retirement contributions (the “Supplemental Contribution Program”). NEOs and senior executive officers who participate in the SERP are not eligible to participate in the Supplemental Contribution Program. Mr. Begor, Mr. Singh and Ms. Anderson participate in the Supplemental Contribution Program.

The Supplemental Contribution Program provides for an annual contribution equal to 10% of the sum of the eligible executive’s base salary and annual cash incentive earned for the year. The Company’s contributions are credited to an account for the executive and the executive directs the investments of the account among designated investment alternatives. The account fully vests upon the executive’s completion of three years of service after the date the executive becomes a participant in the plan. The account also fully vests upon the executive’s termination of employment as a result of death or disability.

Upon the executive’s termination of employment after age 55 (or in the event of death or disability), the vested amount credited to the account is payable in a lump sum or in annual installments over a period of up to 15 years. If the executive terminates employment prior to age 55 (except for death or disability), the vested account is not payable until the executive attains age 55 and is paid in a lump sum.

Deferred Compensation Plans

We maintain two deferred compensation plans that allow for certain management employees to defer the receipt of compensation (such as salary, incentive compensation and/or stock from vested shares) until a later date based on the terms of the plans. The benefits under our deferred compensation plans are represented by the assets of a grantor trust which, through our funding, makes investments in certain mutual funds and stock. The purpose of this trust is to ensure the distribution of benefits by participants in the deferred compensation plans. However, all benefits under the plan are non-funded obligations of the Company and are subject to the claims of creditors.

Director and Executive Stock Deferral Plan

This plan permits the directors, NEOs and other senior leadership team members to defer receipt of compensation and taxes upon the vesting of RSUs. Participants may defer 25%, 50%, 75% or 100% of the portion of the grant that is vesting. Stock deferrals track the performance of our common stock, with credit for dividends beginning with grants made in 2020. The participant receives the right to a number of shares of deferred stock. In general, amounts deferred under the plan are not paid until the participant retires. However, participants may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director or executive officer, referred to as a scheduled withdrawal. Amounts deferred are paid in our common stock, either in a lump sum or in annual installments over a period of two years up to five years for retirement distributions, or up to five years for a scheduled withdrawal. The Company makes no contributions to this plan but pays all administrative costs and expenses.

Executive Deferred Compensation Plan

This nonqualified plan is a tax deferred compensation program for a limited number of executives, including NEOs, and provides a tax favorable vehicle for deferring annual compensation, including base salary and annual incentive. Under the plan, an executive may defer up to 75% of his or her base salary and up to 100% of any incentive payment. Amounts deferred are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant from among several publicly-available investment funds. The plan does not offer any above-market or preferential rates of return to the NEOs. Amounts deferred are paid, at the participant’s option, either in a lump sum or in annual installments over a period of up to 15 years for retirement or termination distributions, or up to five years for a scheduled withdrawal. The Company pays all administrative costs and expenses of the plan.

Potential Payments Upon Termination or Change In Control

The following tables summarize the value of potential payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2019 under the circumstances shown. The tables exclude amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive for 2019, and vested account balances in our 401(k) Plan that are generally available to all of our active U.S. salaried employees. Actual amounts to be paid can only be determined at the time of such executive’s termination of service.

EQUIFAX INC  |  2020 Proxy Statement   65

M. BEGOR

Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)		Termination by us without cause or by the NEO with good reason ($)		Termination by us without cause or by the NEO with good reason following a change in control ($)		Retirement ($)	Disability ($)		Death ($)
Severance payments	0	0	(1)	6,000,000	(2)	9,000,000	(3)	0	0		0
Pension/supplemental retirement plan(4)	0	0		0		0		0	498,141		498,141	(5)
Executive compensation deferral program(6)	0	0		0		0		0	0		0
Life insurance benefits	0	0		0		0		0	0		250,000	(7)
Disability benefits	0	0		0		0		0	519,800	(8)	0
Healthcare benefits	0	0		38,949	(9)	38,949	(9)	0	140,000	(10)	5,700	(11)
Perquisites and other personal benefits(12)	0	0		50,000		50,000		0	50,000		50,000
Tax gross-up	0	0		0		0		0	0		0
Market value of stock options vesting on termination	0	0		1,147,835	(17)	3,726,796	(13)	0	3,726,796	(13)	3,726,796	(13)
Market value of restricted stock units and performance shares vesting on termination	0	0		7,264,509	(14)	26,004,886	(15)	0	26,004,886	(15)	26,004,886	(15)
TOTAL	0	0		14,501,292		38,820,631		0	30,939,623		30,535,523

J. GAMBLE

Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)		Termination by us without cause or by the NEO with good reason ($)		Termination by us without cause or by the NEO with good reason following a change in control ($)		Retirement ($)	Disability ($)		Death ($)
Severance payments	0	0	(1)	184,443	(2)	2,397,763	(3)	0	0		0
Pension/supplemental retirement plan(4)	2,907,200	2,907,200		2,907,200		2,907,200		2,907,200	2,907,200		1,376,700	(5)
Executive compensation deferral program(6)	0	0		0		0		0	0		0
Life insurance benefits	0	0		0		0		0	0		1,250,000	(7)
Disability benefits	0	0		0		0		0	774,700	(8)	0
Healthcare benefits	0	0		0		25,475	(9)	0	121,000	(10)	5,700	(11)
Perquisites and other personal benefits(12)	0	0		10,000		10,000		10,000	10,000		10,000
Tax gross-up	0	0		0		0		0	0		0
Market value of stock options vesting on termination	0	0		0		597,973	(13)	0	597,973	(13)	597,973	(13)
Market value of restricted stock units and performance shares vesting on termination	0	0		0		4,460,707	(15)	0	4,460,707	(15)	4,460,707	(15)
TOTAL	2,907,200	2,907,200		3,101,643		10,399,117		2,917,200	8,871,580		7,701,080

EQUIFAX INC  |  2020 Proxy Statement   66

S. SINGH

Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)		Termination by us without cause or by the NEO with good reason ($)		Termination by us without cause or by the NEO with good reason following a change in control ($)		Retirement ($)	Disability ($)		Death ($)
Severance payments	0	0	(1)	42,308	(2)	1,925,000	(3)	0	0		0
Pension/supplemental retirement plan(4)	0	0		0		0		0	97,840		97,840
Executive compensation deferral program(6)	0	0		0		0		0	0		0
Life insurance benefits	0	0		0		0		0	0		750,000	(7)
Disability benefits	0	0		0		0		0	1,601,900	(8)	0
Healthcare benefits	0	0		0		35,759	(9)	0	87,200	(10)	0
Perquisites and other personal benefits(12)	0	0		10,000		10,000		0	10,000		10,000
Tax gross-up	0	0		0		0		0	0		0
Market value of stock options vesting on termination	0	0		0		373,568	(13)	0	373,568	(13)	373,568	(13)
Market value of restricted stock units and performance shares vesting on termination	0	0		0		5,307,886	(15)	0	5,307,886	(15)	5,307,886	(15)
TOTAL	0	0		52,308		7,652,213		0	7,478,394		6,539,294

R. PLODER

Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)		Termination by us without cause or by the NEO with good reason ($)		Termination by us without cause or by the NEO with good reason following a change in control ($)		Retirement ($)		Disability ($)		Death ($)
Severance payments	0	0	(1)	375,962	(2)	1,897,500	(3)	0		0		0
Pension/supplemental retirement plan(4)	5,702,200	5,702,200		5,702,200		5,702,200		5,702,200		5,702,200		2,730,000	(5)
Executive compensation deferral program(6)	0	0		0		0		0		0		0
Life insurance benefits	0	0		0		0		0		0		3,000,000	(7)
Disability benefits	0	0		0		0		0		610,600	(8)	0
Healthcare benefits	0	0		0		44,720	(9)	62,700	(16)	128,500	(10)	5,700	(11)
Perquisites and other personal benefits(12)	0	0		10,000		10,000		10,000		10,000		10,000
Tax gross-up	0	0		0		0		0		0		0
Market value of stock options vesting on termination	0	0		0		469,911	(13)	0		469,911	(13)	469,911	(13)
Market value of restricted stock units and performance shares vesting on termination	0	0		0		3,237,908	(15)	0		3,237,908	(15)	3,237,908	(15)
TOTAL	5,702,200	5,702,200		6,088,162		11,362,239		5,774,900		10,159,118		9,453,518

EQUIFAX INC  |  2020 Proxy Statement   67

B. ANDERSON

Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)		Termination by us without cause or by the NEO with good reason ($)		Termination by us without cause or by the NEO with good reason following a change in control ($)		Retirement ($)	Disability ($)		Death ($)
Severance payments	0	0	(1)	40,385	(2)	1,732,500	(3)	0	0		0
Pension/supplemental retirement plan(4)	0	0		0		0		0	5,745		5,745
Executive compensation deferral program(6)	0	0		0		0		0	0		0
Life insurance benefits	0	0		0		0		0	0		250,000	(7)
Disability benefits	0	0		0		0		0	872,500	(8)	0
Healthcare benefits	0	0		0		13,402	(9)	0	117,400	(10)	3,400	(11)
Perquisites and other personal benefits(12)	0	0		10,000		10,000		0	10,000		10,000
Tax gross-up	0	0		0		0		0	0		0
Market value of stock options vesting on termination	0	0		0		0		0	0		0
Market value of restricted stock units and performance shares vesting on termination	0	0		0		2,609,034	(15)	0	2,609,034	(15)	2,609,034	(15)
TOTAL	0	0		50,385		4,364,936		0	3,614,679		2,878,179

(1)	The broad-based Equifax Inc. Severance Plan as described on page 69 does not pay a benefit for termination for cause by the Company.
(2)	For Mr. Begor, reflects the amount payable under the terms of his employment agreement. For NEOs other than Mr. Begor, reflects the amount payable to such executive under the broad-based Equifax Inc. Severance Plan.
(3)	For Mr. Begor, reflects the amount payable under the terms of his employment agreement. For NEOs other than Mr. Begor, reflects the value of lump-sum severance payment to a Tier I participant in the new CIC Plan, which became effective as of February 2019.
(4)	For Mr. Begor, Mr. Singh and Ms. Anderson, reflects account balance as of December 31, 2019 under the Supplemental Contribution Program as described under “Non-Qualified Deferred Compensation” on page 64. For Messrs. Gamble and Ploder, reflects pension benefits as described under the “Pension Benefits at 2019 Fiscal Year-End” table on page 63, including commencement at the earliest age for unreduced retirement (age 60 or current age of executives over 60), and determined using interest and mortality rate assumptions consistent with those used in the Company’s financial statements under FASB ASC 715.
(5)	Reflects the present value of the death benefit payable under the SERP to a surviving spouse at the executive’s earliest retirement age (age 55 or current age, if older).
(6)	Reflects amounts previously earned but deferred by the NEO, as described in the “Non-Qualified Deferred Compensation” table on page 64.
(7)	For Mr. Ploder, reflects the executive life insurance death benefit payable assuming the executive’s death occurred on December 31, 2019. For the other NEOs, who were hired after the date on which the executive life program was closed to new entrants, reflects one-times annual base salary (limited to $250,000) of basic life insurance coverage. In addition, Mr. Gamble has two-times base annual salary supplemental life coverage limited to $1 million and Mr. Singh has $500,000 of supplemental life insurance coverage. The Company also maintains a travel and accidental death insurance policy for most employees, including executive officers that would provide an additional $1 million benefit payable to the executive’s estate if the executive’s death occurred during Company-related travel.

(8)	Reflects the present value of the executive’s disability income benefits as of December 31, 2019 determined by (a) assuming full disability at December 31, 2019 and continuing until age 65 for those under age 60, for 60 months for those between ages 60 and 65, and to age 70 for those over age 65, (b) assuming mortality according to the RP-2019 disabled retiree mortality table with fully generational projections using scale MP-2019 published by the Society of Actuaries, and (c) applying a discount rate of 3.29% per annum.
(9)	Reflects 24 months of health, dental and vision coverage using our COBRA premium rate.
(10)	Reflects the actuarial present value of the employer cost of providing continuation medical coverage assuming disablement at December 31, 2019, with coverage until the earlier of 36 months and age 65, determined using interest and mortality rate assumptions consistent with those used in the Company’s financial statements under FASB ASC 715.
(11)	Reflects the actuarial present value of the employer cost of providing surviving spouse continuation medical coverage for a period of 12 months from the employee’s date of death, or, if earlier, employee’s age 65, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements under FASB ASC 715.
(12)	Reflects the estimated cost to us of continuing financial planning and tax services for one year.
(13)	Pursuant to the applicable award agreement, executive would become immediately vested in all outstanding stock options. This value reflects the difference between the closing market price of the Company’s common stock ($140.12) on December 31, 2019, the last trading date of the year, as reported on the NYSE and the exercise price of all outstanding unvested options.

EQUIFAX INC  |  2020 Proxy Statement   68

(14)	Pursuant to Mr. Begor’s employment agreement and equity award agreements, he would become immediately vested in all outstanding RSUs and performance shares awarded pursuant to his 2018 new hire award. The amount reported with respect to the 2018 new hire award represents (a) the value of unvested RSUs at the closing market price of the Company’s common stock ($140.12) on December 31, 2019, as reported on the NYSE, and (b) the value of the unvested performance shares that will be paid based on the Company’s cumulative TSR percentile rank at December 31, 2019. All other outstanding RSU and performance share awards will continue to vest until the earlier of the applicable vesting date or the second anniversary of his termination date and a prorated amount of RSUs and performance shares will be paid.
(15)	Pursuant to our 2008 Omnibus Incentive Plan and Mr. Begor’s employment agreement, the executive would become immediately vested in all outstanding RSUs and performance shares upon death, disability or termination following a change in control. The amount reported represents (a) the value of unvested RSUs at the closing market price of the Company’s common stock ($140.12) on December 31, 2019, as reported on the NYSE, and (b)(i) for a termination following a change in control, the value of the unvested performance shares, determined for each outstanding award as follows: if at least one calendar year of performance during the performance period has been completed prior to the change in control, the shares will be paid based on the Company’s cumulative TSR percentile rank at December 31, 2019 and the Company’s cumulative adjusted EPS compared to the performance goals at December 31, 2019, otherwise the target award payout level (100%) will be used, and (ii) for a termination as a result of death or disability, the value of the unvested performance shares at December 31, 2019, based on the target award payout level (100%).
(16)	Reflects the actuarial present value of the employer cost of providing continuation medical coverage assuming retirement at December 31, 2019 based on the assumptions for year-end disclosure under FASB ASC 715.
(17)	Pursuant to Mr. Begor’s employment agreement and equity award agreements, he would become immediately vested in all outstanding options awarded pursuant to his 2018 new hire award. This value reflects the difference between the closing market price of the Company’s common stock ($140.12) on December 31, 2019, the last trading date of the year, as reported on the NYSE and the exercise price of all outstanding unvested options awarded pursuant to his 2018 new hire award. All other outstanding options will continue to vest until the earlier of the applicable vesting date or the second anniversary of his termination date.

Payments Made Upon Termination

Regardless of the manner in which an NEO’s employment terminates, the executive is entitled to receive amounts earned during the executive’s term of employment. The amounts include:

•	annual incentive compensation earned during the fiscal year for termination due to retirement, job elimination or death;
•	vested shares awarded under the 2008 Omnibus Incentive Plan or prior stock benefit plans;
•	amounts contributed under the 401(k) Plan for termination due to retirement, job elimination, death or disability;
•	amounts contributed under executive compensation deferral programs for termination due to death, disability or retirement; and
•	accrued vacation pay and amounts accrued and vested under the USRIP and the SERP.

Equifax Inc. Severance Plan

Under this plan, our full-time U.S. salaried employees are eligible for a severance benefit in the event: (i) their employment is terminated because of the elimination of their position, unless they were offered replacement employment as defined in the plan; (ii) their office is relocated to a place requiring a commute more than 35 miles longer than their prior commute; or (iii) they are terminated due to inability or failure to meet job expectations, provided the employee signs a general release of claims. The amount of the severance benefit is determined based on the employee’s length of service and base salary. In general, for job elimination or relocation, an eligible exempt employee is entitled to receive four weeks of severance for any portion of their first year of service plus two weeks for each year of completed service, up to 52 weeks. Termination for inability or failure to meet job expectations of eligible exempt employees entitles the employee to four weeks of severance for less than five years of service, eight weeks of severance for at least five but less than 10 years of service, and 12 weeks of severance for 10 or more years of service.

EQUIFAX INC  |  2020 Proxy Statement   69

Payments Made Upon Retirement

In the event of the retirement of an NEO, in addition to the items identified above, outstanding and unvested equity awards will be treated as followed:

Equity Award Type	Treatment
Stock options granted to the CEO in 2018 (10-year term; exercise price equal to closing stock price on grant date)	Award will immediately vest and he will retain such options for the lesser of five years following his retirement or the remainder of the outstanding 10-year term (Mr. Begor will not be eligible for retirement before the final vesting date)
Stock options granted to Messrs. Gamble and Ploder in 2018 (10-year term; exercise price equal to closing stock price on grant date)	Award will continue to vest in accordance with the original vesting schedule; executive will retain such options for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term (except stock options granted to Messrs. Gamble and Ploder in July 2018, which are forfeited if such NEO retires before vesting)
Premium-priced stock options representing incremental opportunity under the 2019 ETLP (6-year term; exercise price equal to 115%, 125% and 135% of closing stock price on grant date)	Forfeited
Other premium-priced stock options granted under the 2019 ETLP (6-year term; exercise price equal to 115%, 125% and 135% of closing stock price on grant date)

Award will continue to vest in accordance with the original vesting schedule (except for stock options granted to

Mr. Begor, which would immediately vest) and remain exercisable for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term

Performance shares representing incremental opportunity under the 2019 ETLP	Forfeited (except for performance shares granted to Mr. Begor, which would remain eligible to vest, subject to completion of the performance milestones)
Other performance shares granted under the 2019 ETLP	Award will remain eligible to vest, subject to completion of the performance milestones
Stock options granted to Mr. Singh in February 2019 in connection with his new hire compensation (10-year term; exercise price equal to closing stock price on grant date)	Award will continue to vest in accordance with the original vesting schedule; executive will retain such options for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term
Premium-priced stock options granted under 2020 annual LTI program (6-year term; exercise price equal to 110% and 120% of closing stock price on grant date)	Award will continue to vest (except for stock options granted to Mr. Begor, which would immediately vest) and remain exercisable for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term
TSR performance shares	Award will remain eligible to vest, subject to completion of the performance milestones
Time-based RSUs	Award will continue to vest (except for RSUs granted to Mr. Begor, which would immediately vest)

In addition, in the event of retirement, our NEOs will:

•	have access to retiree medical benefits for life (assuming the plan is not terminated and the executive is eligible and pays applicable premiums), including benefits for his or her dependents, as applicable, pursuant to the terms of the Company’s retiree medical plan; and
•	receive reimbursement by the Company for up to $10,000 of financial planning and tax services incurred in the subsequent year ($50,000 for the CEO).

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, in addition to the benefits listed above, the executive will receive benefits under our disability plan or payments under our group life insurance plan and executive life insurance plan, as appropriate. In addition, pursuant to our 2008 Omnibus Incentive Plan and previous stock benefit plans, upon death or disability, the executive would become immediately vested in all outstanding RSUs, performance shares and stock options.

70	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Payments Made Upon a Change in Control

2019 Change in Control Severance Plan

In February 2019, the Compensation Committee adopted the Equifax Inc. Change in Control Severance Plan (“CIC Plan”). The CIC Plan applies to each of our NEOs, except Mr. Begor whose severance benefits upon a change in control are contained in his employment agreement (see “CEO Employment Agreement” on pages 52-53).

The Compensation Committee adopted the CIC Plan to ensure a uniform set of provisions among participating NEOs that is aligned with best practices. The CIC Plan supports the creation of shareholder value by mitigating economic anxiety that could arise due to uncertainty about future job continuity, which is intended to ensure the delivery of an intact leadership team to the successor organization and focus the team on shareholder objectives rather than how the outcome may affect them personally. The CIC Plan is not intended to replace or affect other compensation elements.

The CIC Plan provides the participating NEOs with severance benefits in the event that (i) a “change in control” of the Company occurs, and (ii) within 6 months prior to or within 24 months after the change in control, a participating NEO is terminated by the Company without “cause” or by the NEO for “good reason” (referred to as a “CIC Qualifying Termination”). If a CIC Qualifying Termination occurs, the NEO is eligible to receive:

•	a cash payment equal to two times the NEO’s current base salary and target annual incentive for the year of termination;
•	a pro rata target annual incentive for the year of termination;
•	a cash payment equal to 24 months of the cost of COBRA coverage for the NEO and his or her dependents; and
•	full vesting of any unvested supplemental retirement benefits.

Severance payments to an NEO are generally capped such that the payments will be reduced to satisfy the “parachute payment” limits of Code Section 280G.

Pursuant to the CIC Plan, a “change in control” is deemed to occur upon:

•	an accumulation by any person, entity or group of 20% or more of the Company’s common stock;
•	a business combination resulting in shareholders immediately prior to the combination owning less than two-thirds of the Company’s common stock;
•	the members of the current Board of Directors ceasing to constitute a majority of the Board of Directors, except for new directors that are regularly elected; or
•	shareholder approval of a plan of complete liquidation or dissolution of the Company or an agreement for the sale of disposition of all or substantially all of the Company’s assets.

Under the terms of the CIC Plan, the participating NEOs become subject to standard definitions of “Cause” and “Good Reason” that align with contemporary best practices and severance benefits become subject to the Company’s compensation clawback policy. An NEO can be terminated for “cause” as a result of: (i) conviction or plea of guilty or nolo contendere to a felony or other serious crime involving moral turpitude; (ii) willful misconduct that is materially injurious to the Company or any of its subsidiaries (whether financially, reputationally, or otherwise); (iii) willful and continued failure of an NEO to perform his or her duties and responsibilities (other than as a result of physical or mental illness or injury) after receipt of written notice of such failure, provided that the NEO shall have 30 days after the date of receipt of such notice in which to cure such failure (to the extent cure is possible); (iv) gross negligence in managing the material risks of the Company or its subsidiaries; (v) material breach of the CIC Plan or of the restrictive covenants after receipt of written notice of such breach, provided, that the NEO shall have 30 days after the date of receipt of such notice in which to cure such breach (to the extent cure is possible); or (vi) material violations of law or the Company’s Code of Conduct or insider trading policy, any of which results in material financial or reputational harm to the Company. An NEO can terminate his or her employment for “good reason” based upon (i) a material adverse change in the NEO’s duties, authority, or responsibilities; (ii) a material reduction in the NEO’s base salary (which for purposes of the CIC Plan shall mean a reduction of 10% or more) or the target percentage of base salary under the Annual Incentive Plan; (iii) a material reduction in the value of the NEO’s annual equity or long term incentive award opportunity; (iv) a relocation of the NEO’s primary work location of more than 35 miles; or (v) the material breach by the Company of the terms of the CIC Plan.

In order to be eligible to receive severance benefits, the NEO must execute a release of claims against the Company and comply with confidentiality, non-competition and non-solicitation restrictive covenants. In addition, severance benefits are subject to the Company’s clawback policy.

EQUIFAX INC ❘ 2020 Proxy Statement 71

Change in Control and Termination Provisions of Other Plans

Annual Incentive Plan

Under the AIP, which is established pursuant to the 2008 Omnibus Incentive Plan, an NEO would forfeit his or her award if he or she voluntarily terminated his or her employment other than for “good reason” (as defined in the plan) prior to year-end or if he or she is terminated by us for “cause” (as defined in the plan). However, the executive would receive a pro rata award under the plan if the executive’s employment is terminated prior to year-end as a result of death, disability, normal retirement or full early retirement or if the executive is involuntarily terminated by the Company without cause. If there is a change in control event and an NEO is terminated without cause or terminates for “good reason,” payments for annual incentive opportunities would be made to the executive in the manner described under “Payments Made Upon a Change in Control” on page 71.

2008 Omnibus Incentive Plan

Although subject to the discretion of the Compensation Committee, under the 2008 Omnibus Incentive Plan and applicable award agreements, equity awards to our NEOs include a “double-trigger” change-in-control provision to limit accelerated vesting in the event of a change in control of Equifax to those situations where an executive is terminated without cause, the executive terminates for good reason or the acquirer fails to assume the awards.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants (including participating NEOs) under our SERP. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the IRS as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the trust or at the discretion of the Company. If there is a change in control, the grantor trust must be fully funded, within 10 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plan as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plan). “Change in Control” is defined in substantially the same manner as in the change in control agreements described under “Payments Made Upon a Change in Control,” except that there is no “double trigger” and, for a stock acquisition above a threshold of 20% of the outstanding voting shares of the Company and below the 50% level, the Compensation Committee has discretion to determine whether the trust should be funded. The assets of the grantor trust are required to be held separate and apart from the other funds of Equifax and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information concerning the ratio of the pay of our CEO to the median pay of all other employees.

•	For fiscal 2019: (i) the annual total compensation of our median employee (excluding our CEO) was $72,230 (comprised of base salary, a special recognition award, and an award from a points-based employee recognition program); and (ii) the annual total compensation of our CEO was $14,281,552 as reported on the Summary Compensation Table on page 57. Based on this information, the ratio of the annual total compensation of our CEO to the median employee is 197.7 to 1.
•	The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.
–	We are using the same median employee that we identified on December 31, 2017 using annual base salary, which was annualized for all permanent employees who did not work the entire fiscal year, plus short-term incentive paid in the year. We do not believe there has been a change in employee population or employee compensation arrangements that would result in a significant change in the pay ratio disclosure.
–	Our employee population on December 31, 2019 consisted of 11,414 individuals. Our median employee is a full time, non-exempt employee located in the U.S. No employee groups were excluded from the employee population from which we identified the median employee in the prior year.

72	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Equity Compensation Plan Information

The following table shows information, as of December 31, 2019, concerning shares of the Company’s common stock authorized for issuance under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1)(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,866,188(3)	$122.46	8,399,131(4)
Equity compensation plans not approved by shareholders	0	$0	0
Total Equity Compensation Plans	2,866,188	$122.46	8,399,131
(1)	The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and performance shares, which have no exercise price.
(2)	The weighted-average remaining contractual term of the Company’s outstanding options as of December 31, 2019 was 6.2 years.
(3)	This number includes 2,866,188 shares for issuance under the 2008 Omnibus Incentive Plan, of which 1,824,959 shares were subject to outstanding options, 727,611 shares were subject to outstanding RSU awards and 313,618 shares were subject to outstanding performance share awards (assumes the maximum 200% of target award payout is realized and includes dividend equivalent units).
(4)	Shares issued in respect of awards other than stock options and stock appreciation rights granted under the 2008 Omnibus Incentive Plan count against the shares available for grant thereunder as 2.99 shares for every share granted.

See Part II, Item 8, “Financial Statements and Supplementary Data,” of our 2019 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 8, “Stock-Based Compensation,” for further information regarding our equity compensation plans.

Compensation Committee Report

The Compensation, Human Resources and Management Succession Committee (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Compensation Committee:

Robert D. Marcus (Chair)	Mark L. Feidler	Siri S. Marshall	Robert W. Selander

* * *

EQUIFAX INC ❘ 2020 Proxy Statement 73

Director Compensation

The table below sets forth the compensation received by our non-management directors during 2019:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Mark L. Feidler	210,000	170,031	5,000	385,031
G. Thomas Hough	117,500	170,031	0	287,531
Robert D. Marcus	120,000	170,031	10,239	300,270
Siri S. Marshall	117,500	170,031	5,203	292,734
Scott A. McGregor	120,000	170,031	5,000	295,031
John A. McKinley	132,500	170,031	239	302,770
Robert W. Selander	117,500	170,031	10,000	297,531
Elane B. Stock	112,500	170,031	239	282,770
Heather H. Wilson	89,833	345,032	0	434,865

(1)   Represents the grant date fair value for RSU awards made on May 2, 2019 (1,379 RSUs for each director then serving), computed in accordance with FASB ASC Topic 718. For Ms. Wilson, the amount also reflects the grant date fair value for the initial new director RSU award she received on February 22, 2019 (1,580 RSUs), computed in accordance with FASB ASC Topic 718.

(2)   Reflects the market price of annual membership to certain of our credit monitoring products and Company-matching charitable contributions under the Equifax Matching Gift Program. Under this program, the Company will match contributions to eligible non-profit organizations, up to a maximum of $10,000 per director per calendar year. In 2019, the Company made or committed to make matching contributions on behalf of our outside directors as follows: $5,000 on behalf of each of Mr. Feidler, Mr. McGregor and Ms. Marshall, and $10,000 on behalf of each of Messrs. Marcus and Selander.

Director Fees

Director cash compensation in 2019 consisted of an annual cash retainer of $90,000 and an annual cash retainer of $27,500 for the Audit Committee Chair, $22,500 for the Compensation Committee Chair, $15,000 for the Governance Committee Chair and $27,500 for the Technology Committee Chair. An annual cash retainer is also paid, in the amount of $15,000 for Audit Committee members, $12,500 for Compensation Committee members, $7,500 for Governance Committee members and $15,000 for Technology Committee members. An annual cash retainer of $100,000 was paid to Mr. Feidler as Independent Chairman.

By paying directors an annual retainer, the Company compensates each non-management director for his or her role and judgment as an advisor to the Company, rather than for his or her attendance or effort at individual meetings. Directors with added responsibility are recognized with higher cash compensation as noted above.

Equity Awards

Each non-management director receives an initial and an annual long-term incentive grant of RSUs under our shareholder-approved 2008 Omnibus Incentive Plan on the date of the annual meeting of shareholders to further align their interests with those of our shareholders and to attract and retain highly-qualified directors through equity ownership. For 2019, directors received a fixed value in shares, computed as of the grant date ($175,000 for initial one-time grant to new directors and $170,000 for annual grant). The annual grants and initial grants vest one year and three years, respectively, after the grant date with accelerated vesting in the event of the director’s death, disability, retirement or a change in control of the Company. RSUs accrue dividend equivalent units.

74	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Stock Ownership Requirement

Each non-management director is required to own Equifax common stock with a market value of at least five times his or her annual cash retainer. New directors have five years to achieve the ownership requirement.

Director Deferred Compensation Plan

Each non-management director may defer receipt of up to 100% of his or her stock-based or cash retainer fees. The director is credited with a number of share units having an equivalent value at the end of each quarter based on his or her advance deferral election. Share units are equivalent to shares of the Company’s common stock, except that share units have no voting rights and do not receive dividend credit. In general, amounts deferred are not paid until the director retires from the Board. However, directors may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director. At the end of the applicable deferral period, the director receives a share of common stock for each share unit awarded. Such shares are received either in a lump sum or over a period not to exceed 15 years for retirement distributions, or up to five years for a scheduled withdrawal, as elected in advance by each director.

Director and Executive Stock Deferral Plan

Each director may defer up to 100% of his or her annual RSU grant, including dividend equivalent units, plus taxes otherwise due upon the vesting of RSUs. The director is credited with a number of share units as of the vesting date based on his or her advance deferral election. In general, amounts deferred under the plan are not paid until the director retires from the Board. However, directors may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director. Amounts deferred are paid in shares of our common stock, at the director’s option, either in a lump sum or in annual installments over a period of up to 15 years for retirement distributions, or up to five years for a scheduled withdrawal. We make no contributions to this plan, but we pay all costs and expenses incurred in its administration.

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Security Ownership of Management and Certain Beneficial Owners

Securities Owned by Certain Beneficial Owners

The table below contains information as of March 6, 2020, unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock, based solely on the Company’s review of SEC filings.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares	% of Class(1)
The Vanguard Group(2)	13,156,681	10.8%
Massachusetts Financial Services Company(3)	10,581,129	8.7%
Capital International Investors(4)	10,175,179	8.3%
T. Rowe Price Associates, Inc.(5)	10,106,634	8.3%
BlackRock, Inc.(6)	7,866,380	6.4%

(1)   Based upon 121,970,910 shares of common stock outstanding as of March 6, 2020. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(2)   Based on a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group (“Vanguard”), which listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, Vanguard possesses sole voting power with respect to 190,464 shares of common stock, shared voting power with respect to 32,444 shares of common stock, sole dispositive power with respect to 12,948,113 shares of common stock and shared dispositive power with respect to 208,568 shares of common stock.

(3)   Based on a Schedule 13G filed on February 14, 2020 by Massachusetts Financial Services Company (“MFS”), which listed its address as 111 Huntington Avenue, Boston, MA 02199, MFS possesses sole voting power with respect to 10,018,356 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 10,581,129 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

(4)   Based on a Schedule 13G/A filed on February 14, 2020 by Capital International Investors, which listed its address as 11100 Santa Monica Boulevard, 16th floor, Los Angeles, CA 90025, Capital International Investors possesses sole voting power with respect to 9,903,360 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 10,175,179 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

(5)   Based on a Schedule 13G/A filed on February 14, 2020 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which listed its address as 100 E. Pratt Street, Baltimore, Maryland 21202, T. Rowe Price possesses sole voting power with respect to 3,958,788 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 10,106,634 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

(6)   Based on a Schedule 13G/A filed on February 5, 2020 by BlackRock, Inc. (“BlackRock”), which listed its address as 55 East 52nd Street, New York, New York 10055, BlackRock possesses sole voting power with respect to 6,856,770 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 7,866,380 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

76	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Securities Owned by Directors and Management

The table below contains information as of March 6, 2020 (except where otherwise indicated), concerning the beneficial ownership of Company common stock by (i) each director and nominee, (ii) each NEO listed in the Summary Compensation Table, and (iii) all Company directors, nominees and other executive officers as a group. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. In accordance with our insider trading policy, none of these shares were pledged or hedged. All persons named in the table can be reached at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309.

Name	Number of Shares Owned(1)		Exercisable Stock Options(2)	Number of Deferred Share Equivalent Units(3)	% of Common Stock Outstanding(4)
Beverly J. Anderson	0		0	0	*
Mark W. Begor	8,700		50,387	0	*
Mark L. Feidler	18,808	(5)	0	5,921	*
John W. Gamble, Jr.	47,192		23,201	0	*
G. Thomas Hough	5,344		0	2,755	*
Robert D. Marcus	10,158		0	0	*
Siri S. Marshall	37		0	37,140	*
Scott A. McGregor	1,531		0	0	*
John A. McKinley	9,671		0	23,411	*
Rodolfo O. Ploder	47,423		16,537	0	*
Robert W. Selander	1,532		0	0	*
Sid Singh	7,521		3,010	0	*
Elane B. Stock	4,266		0	1,737	*
Heather H. Wilson	0		0	0	*
All directors, nominees and executive officers as a group (21 persons including those named above)(6)	803,406		164,451	88,627	0.87%

*        Less than one percent.

(1)   Includes shares held of record and Company shares owned through a bank, broker, trust or other nominee. It also includes all shares owned through our 401(k) Plan, vested RSUs and related dividend equivalent units. Excludes unvested RSUs and related unvested dividend equivalent units for: Ms. Anderson (20,030); Mr. Begor (67,303); Mr. Feidler (1,390); Mr. Gamble (12,410); Mr. Hough (1,390); Mr. Marcus (1,390); Ms. Marshall (1,390); Mr. McGregor (2,979); Mr. McKinley (1,390); Mr. Ploder (9,927); Mr. Selander (2,955); Mr. Singh (17,712); Ms. Stock (1,390); and Ms. Wilson (2,988). The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

(2)   This column lists the number of shares that the directors, nominees and executive officers had a right to acquire as of or within 60 days after March 6, 2020 through the exercise of director or employee stock options, as applicable.

(3)   Reported in this column are share equivalent units credited to a director or executive officer account under the Company’s Director and Executive Stock Deferral Plan and/or Director Deferred Compensation Plan. The units track the performance of Company common stock but do not confer on the holder voting or investment power over shares of common stock. The units are payable in shares on final distribution and do not include the reinvestment of dividends.

(4)   Based upon 121,970,910 shares of common stock outstanding as of March 6, 2020. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(5)   Includes 7,823 shares held in a 501(c)(3) charitable family foundation in which Mr. Feidler has no pecuniary interest.

(6)   Includes 600,000 shares (0.5% of the shares outstanding on March 6, 2020) as to which beneficial ownership is disclaimed by executive officers of the Company who, in their capacity as investment officers and/or plan administrators for certain Company employee benefit plans, have shared voting and/or investment power with respect to shares of Company common stock held in such benefit plans.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Directors, executive officers and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms furnished to the Company and written representations provided by the reporting persons, the Company believes that all Section 16(a) filing requirements were timely met in 2019, except for one Form 4 reporting a transaction for James M. Griggs that was filed late due to an administrative error.

Audit Committee Report

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In fulfilling our oversight responsibilities, we have reviewed and discussed with management and Ernst & Young the audited financial statements for the fiscal year ended December 31, 2019. We reviewed and discussed with management and Ernst & Young the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, Ernst & Young’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. We have also discussed with Ernst & Young the matters required to be discussed with the independent auditor by the applicable requirements of the PCAOB.

We have received from Ernst & Young the written disclosures required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, and have discussed with Ernst & Young its independence. We have also considered whether the provision of specific non-audit services by Ernst & Young is compatible with maintaining its independence and believe that the services provided by Ernst & Young for fiscal year 2019 were compatible with, and did not impair, its independence.

In reliance on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted on February 19, 2020 by the Audit Committee:

G. Thomas Hough (Chair)	Scott A. McGregor	John A. McKinley	Elane B. Stock

78	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Proposal 3	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2020

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2020, and the Board is asking shareholders to ratify that selection. Although current laws, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Ernst & Young for ratification by shareholders as a matter of good corporate practice. Additionally, in conjunction with the mandated rotation of the Audit Firm’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of Ernst & Young’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Ernst & Young has served as our independent registered public accounting firm since 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees of Ernst & Young for services rendered to the Company for the fiscal years ended December 31, 2019 and 2018:

AUDIT AND NON-AUDIT FEES

Fee Category	2019	2018
Audit Fees(1)	$6,231,215	$6,937,034
Audit-Related Fees(2)	19,218	17,600
Tax Fees(3)	1,354,920	1,891,737
All Other Fees(4)	7,200	1,995
TOTAL	$7,612,553	$8,848,366

(1)    Consists of fees and expenses for professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in our quarterly reports to the SEC, and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews, and SEC filings, including comfort letters, consents and comment letters.

(2)    Consists of fees and expenses for services that reasonably are related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits in 2018 and 2019.

(3)    Consists of fees and expenses for professional services related to tax planning and tax advice.

(4)    Consists of fees for products and services provided by Ernst & Young which are not included in the first three categories above.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Company maintains a pre-approval policy that mandates that the Audit Committee approve the audit and non-audit services in advance. All audit and non-audit services for the fiscal year ended December 31, 2019 were either pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. The Audit Committee has authorized its Chair to pre-approve certain permissible audit and non-audit services that arise between Audit Committee meetings, provided the Audit Committee is informed of the decision to pre-approve the services at its next scheduled meeting. In its pre-approval of non-audit services and fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. The Audit Committee has determined that performance of services other than audit services is compatible with maintaining the independence of the Company’s independent registered public accounting firm. See “Audit Committee Report” on page 78.

To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2019 and 2018, we did not obtain any of these prohibited services from Ernst & Young. The Company uses other accounting firms for these types of non-audit services.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

80	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Proposal 4	Approval of Employee Stock Purchase Plan

We are asking our shareholders to approve adoption of the proposed Equifax Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).

The Board believes that an employee stock purchase plan encourages the Company’s employees to acquire shares of our common stock, thereby fostering broad alignment of employees’ interests with the interests of our shareholders; fosters good employee relations; and provides the Company an ability to recruit, retain, and reward employees in an extremely competitive environment both in the United States and internationally.

Key Features of Employee Stock Purchase Plan

As described further below, the ESPP generally:

•	Reserves 750,000 shares of common stock for issuance pursuant to the ESPP;
•	Permits a participant to contribute up to 10% of his or her eligible compensation each pay period through after-tax payroll deductions;
•	Unless otherwise determined by the Administrator, establishes three-month offering periods commencing on the first trading day of January, April, July and October of each calendar year and ending on the last trading day of March, June, September and December, respectively, except that the first offering period under the ESPP will commence on July 1, 2020 and end on September 30, 2020;
•	Permits participants to purchase shares of common stock at a discount, which will initially be a 5% discount of the fair market value of a share of common stock on the last trading day of the relevant offering period; and
•	Limits the value of shares that a participant may purchase in a calendar year to $25,000 and, unless otherwise determined by the Administrator, the number of shares that a participant may purchase in an offering period to 100 shares.

Summary of Material Provisions of Employee Stock Purchase Plan

A summary of the material terms of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Annex B to this Proxy Statement and which is incorporated by reference into this Proposal Four. We encourage shareholders to read and refer to the complete plan document in Annex B for a more complete description of the ESPP.

Interpretation

The ESPP and the options granted under the ESPP are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Notwithstanding the foregoing, the Company is not obligated to, and is not promising that it will, maintain the qualified status of the ESPP or any options granted thereunder. Options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code may be granted under the ESPP pursuant to the rules, procedures, or sub-plans adopted by the Administrator.

Share Reserve

Subject to adjustment in connection with certain corporate transactions, the maximum number of shares of common stock that may be purchased under the ESPP will be 750,000 shares. The shares of common stock reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares or shares purchased on the open market.

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Administration

The ESPP will be administered, at the Company’s expense, under the direction of the Board, the Compensation Committee, or any other committee of the Board designated by the Board from time to time (any such entity, the “Administrator”). The Administrator will initially be the Compensation Committee of the Board. The Administrator will have the authority to take any actions it deems necessary or advisable for the administration of the ESPP, including, without limitation, (i) interpreting and construing the ESPP and options granted thereunder, (ii) prescribing, adopting, amending, suspending, waiving, and rescinding rules and regulations it deems appropriate to administer and implement the ESPP, (iii) correcting any defect or supplying any omission or reconciling any inconsistency in the ESPP or options granted thereunder, (iv) making determinations about eligibility, (v) determining the purchase price, (vi) establishing the timing and length of offering periods and purchase periods, (vii) establishing minimum and maximum contribution rates, (viii) establishing new or changing existing limits on the number of shares of common stock a participant may elect to purchase with respect to any offering period, if such limits are announced prior to the first offering period to be affected, (ix) delegating to one or more individuals such duties and functions related to the operation and administration of the ESPP as the Administrator so determines, except to the extent prohibited by applicable law, (x) adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the options or otherwise to provide for the participation by eligible employees who reside outside of the United States, (xi) establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms, and (xii) furnishing information to the custodian for the ESPP as the custodian may require. The Administrator’s decisions will be final, conclusive, and binding upon all persons.

Eligibility

Generally, natural persons who have been full-time or part-time employees (including officers) of the Company or any subsidiary of the Company designated by the Administrator from time to time (a “participating affiliate”) for at least sixty days may be eligible to participate in the ESPP. But, the following employees are ineligible to participate in the ESPP: (i) employees who, after exercising their options to purchase common stock under the ESPP, would own, directly or indirectly, shares of common stock (including shares that may be acquired under any outstanding options under the ESPP) representing 5% or more of the total combined voting power of all classes of the Company’s capital stock; (ii) employees who are citizens or residents of a foreign jurisdiction (without regard to whether such employees are also U.S. citizens or resident aliens), if the grant of an option under the ESPP or an offering period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the ESPP or an offering period to violate the requirements of Section 423 of the Internal Revenue Code; and (iii) any other natural person whom the Administrator decides to exclude from an offering designed to satisfy the requirements of the Section 423 of the Internal Revenue Code provided such exclusion is permitted by such requirements and the guidance issued thereunder. The Administrator may, at any time in its sole discretion, if it deems advisable to do so, exclude the participation of the employees of a participating affiliate from eligibility to participate in a future offering period.

Notwithstanding the foregoing, for purposes of an offering under the ESPP that is not intended to satisfy the requirements of Section 423 of the Internal Revenue Code, the Administrator will have the authority to establish a different definition of eligible employee as it may deem advisable or necessary. In addition, the Administrator may determine that highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code) will not be eligible to participate in an offering period.

As of March 6, 2020, approximately 11,600 employees of the Company and its subsidiaries may become eligible to participate in the ESPP.

Participation Election

An eligible employee may become a participant for an offering period under the ESPP by completing and submitting an enrollment form to the Company or its designee. Such enrollment form will authorize the Company to make after-tax payroll deductions in whole percentages up to 10% of the participant’s eligible compensation on each pay day following enrollment in the offering period under the ESPP. The Administrator will credit the deductions or contributions to the participant’s account under the ESPP.

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Subject to certain exceptions, a participant may cease his or her payroll deductions during an offering period, by properly completing and timely submitting a new enrollment form to the Company or its designee, at any time prior to the last day of such offering period. If a participant ceases his or her payroll deductions during an offering period, the participant will automatically be withdrawn by the Company from the offering period and will be refunded his or her accumulated payroll deductions for such offering period, without interest. A participant may increase or decrease his or her payroll deductions to take effect on the first trading day of the next offering period, by properly completing and timely submitting a new enrollment form to the Company or its designee.

Once an eligible employee becomes a participant in the ESPP, the participant will automatically participate in each successive offering period until such time as the participant ceases his or her payroll deductions or is no longer eligible to participate in the ESPP or a specific offering period under the ESPP.

Offering Periods and Purchase Periods

The Administrator will determine the length and duration of the periods during which payroll deductions will accumulate to purchase shares of common stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” The periods during which payroll deductions will accumulate for these purchases are referred to as “purchase periods.” While the Administrator has discretion to establish the offering periods and purchase periods under the ESPP, until otherwise determined by the Administrator, the ESPP will have three-month offering periods (with concurrent purchase periods) commencing on the first trading day of January, April, July and October of each calendar year and ending on the last trading day of March, June, September and December, respectively, except that the first offering period under the ESPP will commence on July 1, 2020 and end on September 30, 2020.

Purchase Price

The purchase price per share of common stock under the ESPP will be 95% of the closing price on the last trading day of the relevant offering period. The Administrator has discretion to establish a higher or lower purchase price per offering period. However, the purchase price cannot be less than 85% of the lesser of (i) the fair market value per share of our common stock as determined on the first trading day of the offering period, or (ii) the fair market value per share of our common stock as determined on the last trading day of the offering period.

The fair market value of a share of common stock for purposes of the ESPP will generally be the closing price per share as reported on the New York Stock Exchange. On March 6, 2020, the closing price of our common stock, as reported on the New York Stock Exchange, was $154.18 per share.

Purchase of Shares

On the last trading day of the offering period, a participant is deemed to purchase the number of whole shares of common stock determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. Any cash not applied to the purchase of fractional shares will be transferred to the participants’ brokerage account.

Purchase Limitations

No participant may purchase shares of common stock in any calendar year under the ESPP and under all other “employee stock purchase plans” of the Company and its subsidiaries having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the offering period. In addition, no participant may purchase more than 100 shares of common stock in any one offering period; provided, however, that prior to the start of an offering period, the Administrator may impose a different limit on the number of shares of common stock a participant may purchase during the offering period.

If the Administrator determines that the total number of shares of common stock remaining available under the ESPP is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a participation adjustment and proportionately reduce the number of shares purchasable by all participants.

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Termination of Participation

A participant will automatically be withdrawn by the Company from an offering period under the ESPP (i) upon a termination of employment with the Company or a participating affiliate, (ii) in certain cases, following a leave of absence or a temporary period of ineligibility, and (iii) upon cessation of eligibility to participate in the ESPP for any reason.

Shareholder Rights

A participant shall not be a shareholder or have any rights as a shareholder with respect to shares of common stock subject to the participant’s options under the ESPP until the shares of common stock are purchased pursuant to the options and such shares of common stock are transferred into the participant’s name on the Company’s books and records. Shares of common stock purchased under the ESPP will be held by the custodian designated under the ESPP. Following purchase and transfer of shares of common stock into the participant’s name on the Company’s books and records, a participant will become a shareholder with respect to the shares of common stock purchased and will thereupon have all dividend, voting, and other ownership rights incident thereto.

Notwithstanding the foregoing, the Administrator has the right to (i) limit transfer of the shares of common stock until two years from the first trading day of the offering period in which the shares were purchased and until one year from the last trading day of the offering period in which the shares were purchased (the “holding period”), (ii) require that any sales of common stock during the holding period be performed through a licensed broker acceptable to the Company, and (iii) limit sales or other transfers of shares of common stock for up to two years from the date the participant purchases shares of common stock under the ESPP.

Transferability

A participant’s options to purchase shares of common stock under the ESPP may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary). During a participant’s lifetime, only such participant may exercise his or her options to purchase shares of common stock under the ESPP.

Corporate Transactions

If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company, the number and kinds of shares of common stock for which options may be made under the ESPP will be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

Upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving entity, or upon a Change of Control (as defined in our 2008 Omnibus Incentive Plan), the ESPP and all options outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the options under the ESPP with new options covering the capital stock of the successor entity, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices. Upon termination of the ESPP in this circumstance, the offering period will end on the last trading day prior to such termination, and the options of each participant will automatically be exercised on such last trading day.

Subject to the foregoing, if the Company is the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding options under the ESPP will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price after such adjustment will be the same as the aggregate purchase price of the shares subject to such options immediately prior to such reorganization, merger or consolidation.

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Term

If approved by the Company’s shareholders at the 2020 Annual Meeting, the ESPP will become effective as of July 1, 2020. The ESPP will terminate on the earliest of (i) the day before the 10th anniversary of the effective date of the ESPP, (ii) the date on which all shares of common stock reserved for issuance under the ESPP have been issued, (iii) the date the ESPP is terminated in connection with certain corporate transactions, and (iv) the date the Administrator terminates the ESPP.

Amendment, Suspension, or Termination

The Administrator may, at any time and from time to time, amend, suspend, or terminate the ESPP or an offering period under the ESPP; provided, however, that no amendment, suspension, or termination will, without the consent of the participant, impair any vested rights of a participant. Without shareholder approval, the Administrator may not (i) increase the number of shares reserved for issuance under the ESPP or (ii) change the eligibility requirements for participating in the ESPP.

Summary of U.S. Federal Income Tax Consequences

The following summary of U.S. federal income tax consequences is intended only as a general guide, under current U.S. federal income tax law, of participation in the ESPP and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the 2020 Annual Meeting and not as tax guidance to participants in the ESPP. The following summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, and options to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received, but the participant will not be required to recognize additional income for U.S. federal income tax purposes either at the time the participant is deemed to have been granted an option to purchase common stock on the grant date or when the option to purchase common stock is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of common stock acquired under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.

If a participant holds the shares of common stock purchased under the ESPP for at least two years after the grant date and for at least one year from the purchase date of the shares of common stock, when the participant sells or disposes of the shares of common stock (a “qualifying disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the fair market value of the shares of common stock on the date of such sale or disposition over the purchase price or (ii) the fair market value of the shares of common stock on the grant date multiplied by the discount percentage for stock purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

If a participant sells or disposes of the shares of common stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

In connection with a qualifying disposition, the Company will not receive any deduction for U.S. federal income tax purposes with respect to those shares of common stock or the option under which it was purchased. In connection with a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code and the Company’s compliance with applicable reporting requirements.

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New Plan Benefits

Because the number of shares of common stock that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued under the ESPP as of the date of this Proxy Statement, and no shares of common stock will be issued under the ESPP prior to approval of the ESPP by the Company’s shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

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Questions and Answers about the Annual Meeting

Do I need an admission ticket to attend the 2020 Annual Meeting?

Only Equifax shareholders as of the record date are entitled to attend the 2020 Annual Meeting. To attend, shareholders must present proof of stock ownership and a valid photo ID. If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as the voting instruction card that is sent to you or a current bank or brokerage account statement, to be admitted. The Company also may request appropriate identification, such as a valid government-issued photo identification as a condition of admission. Please note that cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room. You will be required to enter through a security checkpoint before being granted access to the venue.

As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://investor.equifax.com. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who is entitled to vote at the 2020 Annual Meeting?

Company shareholders of record at the close of business on March 6, 2020 are entitled to notice of, and to vote at, the 2020 Annual meeting. As of such date, there were 121,970,910 shares of Company common stock outstanding, each entitled to one vote.

What is the difference between holding shares as a registered shareholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “registered stockholder” of those shares. We mail the proxy materials and our Annual Report to you directly.

If your shares are held in street name with a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the proxy materials and our Annual Report will be forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions included in the material.

Employees with shares allocated in an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Employees should review the information on procedures for voting by employees on page 89.

What am I voting on and what are the Board’s voting recommendations?

Agenda Item		Board Voting Recommendation	Page Reference (for more detail)
Proposal 1	Election of 10 Director Nominees	FOR EACH NOMINEE	17
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	31
Proposal 3	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2020	FOR	79
Proposal 4	Approval of Employee Stock Purchase Plan	FOR	81

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Can other matters be decided at the 2020 Annual Meeting?

The Company is not aware, as of the date of this Proxy Statement, of any other matters to be voted on at the 2020 Annual Meeting. If any other matters are properly brought before the meeting for a vote, the persons named as proxies on the proxy card will vote all shares represented at the meeting (other than shares that are voted by the holder in person at the meeting) on such matters in accordance with the Board’s recommendation.

What is the procedure for voting?

Shareholders of record

Shareholders of record may attend and cast their votes at the 2020 Annual Meeting. For security reasons, please be prepared to show photo identification. If you need special assistance because of a disability, please contact Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, or telephone (404) 885-8000.

In addition, shareholders of record may cast their vote by proxy and participants in the Company’s benefit plans described on page 89 may submit their voting instructions by:

•	Using the Internet at the web address noted in the proxy materials email or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);
•	Using the toll-free telephone number listed on the proxy card (if you received one); or
•	Signing, completing and returning a proxy card (if you received one) in the provided postage-paid envelope.

Votes cast through the Internet and telephone voting procedures are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy (or Company benefit plan participants to provide voting instructions) and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the proxy materials email or proxy card (if you received one).

Beneficial owners

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the Internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the meeting. In order for your shares to be voted on all matters presented at the meeting, we urge all shareholders whose shares are held in street name by a bank, brokerage firm or other nominee to provide voting instructions to such record holder.

Can I change my proxy vote?

Yes. If you are a registered shareholder, you can change your proxy vote or revoke your proxy at any time before the 2020 Annual Meeting by:

•	Authorizing a new vote electronically through the Internet or by telephone;
•	Delivering a written revocation of your proxy to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, before your original proxy is voted at the Annual Meeting;
•	Returning a signed proxy card with a later date; or
•	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You can also vote in person at the 2020 Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered shareholder) as described in the answer to the previous question.

Your personal attendance at the 2020 Annual Meeting does not revoke your proxy. Unless you vote at the meeting in person, your last valid proxy prior to or at the 2020 Annual Meeting will be used to cast your vote.

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What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•	FOR the election of the 10 director nominees listed in Proposal 1.
•	FOR the advisory vote to approve the compensation of our NEOs (Proposal 2).
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year (Proposal 3).
•	FOR the approval of our Employee Stock Purchase Plan (Proposal 4).
•	In accordance with the Board’s recommendation by the individuals named as proxy holders in the proxy card, if any other matters are properly brought before the 2020 Annual Meeting.

How do I vote if I participate in one of the Company’s 401(k) or defined contribution plans?

Participants in the Equifax Inc. 401(k) Plan and the Equifax Canada Retirement Savings Program for Salaried Employees (collectively, the “Company Plans”) may instruct the applicable plan trustee how to vote all shares of Company common stock allocated to their accounts. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions no later than 11:59 p.m., Eastern Time, on May 5, 2020. The 401(k) Plan trustee will vote shares for which it has not received instructions in the same proportion as the shares for which it has received instructions. The Canada Retirement Savings Program trustee will only vote those plan shares for which voting instructions are received prior to this deadline. Participants in the Company Plans may not vote the shares owned through such plans after this deadline, including at the Annual Meeting.

How many shares must be present to hold the 2020 Annual Meeting?

In order for us to lawfully conduct business at our 2020 Annual Meeting, a majority of the shares outstanding and entitled to vote as of March 6, 2020 must be present in person or represented by proxy. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the 2020 Annual Meeting and vote in person or if you properly return a proxy by Internet, by telephone, or by mail in advance of the meeting and do not revoke the proxy. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is present.

Will my shares be voted if I do not provide my proxy or instruction card?

Registered Shareholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, telephone or mail, or vote in person at the 2020 Annual Meeting.

Plan Participants

If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely instructions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.

Beneficial Owners

If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal 3) is considered a routine matter, and your nominee can therefore vote your shares on that proposal even if you do not provide voting instructions. Proposals 1, 2 and 4 are not considered routine matters, and your nominee cannot vote your shares on these proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Company cannot provide a single proxy or instruction card for shareholders who own shares in different forms of accounts (employee benefit plan shares, registered shares, and beneficially-owned shares). As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

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What is the vote required for each proposal?

For Proposal 1, Election of Director Nominees, each director nominee for whom more shares are voted “for” than “against” his or her election will be elected as a director at the meeting. Under our Bylaws, if more votes are cast “against” than are cast “for” a nominee, the nominee shall offer his or her resignation. The independent members of the Board will determine and promptly publicly announce the action to be taken with respect to acceptance or rejection of the resignation offer.

For each of Proposal 2, Advisory Vote to Approve Named Executive Officer Compensation, Proposal 3, Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2019, and Proposal 4, Approval of Employee Stock Purchase Plan, the proposal will be approved if more votes are cast “for” than are cast “against” the proposal. Proposals 2 and 3 are advisory and nonbinding. The Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?

A shareholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the 2020 Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect for the vote on any proposal.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2020 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors, and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?

A representative of Broadridge Financial Services will tabulate the votes and act as independent inspector of election for the 2020 Annual Meeting.

Where can I find the voting results of the 2020 Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the 2020 Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible shareholders who share a single address, unless we have received instructions to the contrary from any shareholder at that address. The practice is designed to reduce our printing and postage costs. Shareholders who participate in householding will continue to be able to separately vote their proxies. We do not use householding for any other shareholder mailings, such as dividend checks, Form 1099, or account information statements.

If you are eligible for householding, but received multiple copies of our Annual Report and Proxy Statement and prefer to receive only a single copy for your household, please contact Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000. If you are a registered shareholder residing at an address with other registered shareholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact the Office of Corporate Secretary. If you own shares through a broker, bank or other nominee, you should contact the nominee concerning householding procedures.

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The Company cannot provide a single proxy or voting instruction card for shareholders who own shares in different forms of accounts (employee benefit plan shares, registered shares, and beneficially-owned shares). Accordingly, you will receive a separate solicitation and proxy for each type of account in which shares are held and you must submit your votes for each type of account in accordance with the instructions received for that account.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the 2020 Annual Meeting. Requests should be made in writing addressed to the Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, or by calling (404) 885-8000.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at https://investor.equifax.com/financial-information/annual-reports-and-proxy-statements. Most shareholders will receive their annual meeting materials via electronic delivery. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding Equifax.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered shareholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Most active employees who participate in the Company’s savings plans will receive an online notification announcing Internet availability of the annual report and proxy statement; a paper copy will not be provided unless requested by following the instructions in the email notification.

Who pays the cost of this proxy solicitation?

The Company has retained Innisfree M&A Incorporated to assist in soliciting proxies for an annual fee of $20,000 plus expenses, and will bear the cost of soliciting proxies. Directors, officers and other Company associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

How do I recommend a director nominee or submit a proposal or director nominee for the 2021 Annual Meeting of Shareholders?

The Governance Committee will consider for possible nomination qualified Board candidates that are submitted by our shareholders using the same process that applies to candidates identified by other sources. Shareholders wishing to make such a submission may do so by sending the following information to the Governance Committee by November 27, 2020, c/o Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302: (1) a nomination notice in accordance with the procedures set forth in Section 1.12 of our Bylaws; (2) a request that the Governance Committee consider the shareholder’s candidate for inclusion in the Board’s slate of nominees for the applicable meeting; and (3) along with the shareholder’s candidate, an undertaking to provide all other information the Committee or the Board may request in connection with their evaluation of the candidate. A copy of our Bylaws is available on our website at www. equifax.com/about-equifax/corporate-governance or by writing to the Corporate Secretary.

Any shareholder’s nominee must satisfy the minimum qualifications for any director described above in the judgment of the Governance Committee and the Board. In evaluating shareholder nominees, the Governance Committee and the Board may consider all relevant information, including the factors described above, and additionally may consider the size and duration of the nominating shareholder’s holdings in the Company; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

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Shareholders may also submit proposals and director nominations through our proxy access procedures for consideration at the 2021 Annual Meeting, including proposals submitted for inclusion in the Company’s proxy materials for the 2021 Annual Meeting. Notice of such proposals or director nominations must be delivered to us no later than November 27, 2020 (and, in the case of a director nomination pursuant to proxy access, no earlier than October 28, 2020). The proposal or director nomination must satisfy the information and other requirements specified in our Bylaws and, if to be included in our proxy materials for the 2021 Annual Meeting, must comply with SEC Rule 14a-8 and other applicable rules and interpretations of the SEC.

Any shareholder proposal or director nomination submitted to the Company in connection with the 2021 Annual Meeting should be addressed to the Corporate Secretary at the address above. In addition, the shareholder proponent or a duly authorized representative must appear in person at the 2021 Annual Meeting to present the proposal.

How can I contact the Company’s directors?

Shareholders and other interested parties who wish to communicate with our directors, a committee of the Board of Directors, the Independent Chairman, the non-management directors as a group, or the Board generally should address their correspondence accordingly and send by mail to Equifax Inc., c/o Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302. Correspondence will be forwarded as directed by the shareholder. The Company may first review such communications and screen out solicitations for goods and services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.

Can I find additional information on the Company’s website?

Yes. Although information contained on our website is not part of this Proxy Statement, you will find information about the Company and our corporate governance practices at www.equifax.com/about-equifax/corporate-governance. Our website contains information about our Board, Board committees, Articles of Incorporation and Bylaws, Code of Ethics and Business Conduct, Governance Guidelines, and information about insider transactions. Shareholders may obtain, without charge, hard copies of the above documents by writing to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000.

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ANNEX A:	Reconciliation of Non-GAAP Financial Measures

We refer in the “Compensation Discussion and Analysis” section of this Proxy Statement to Adjusted EPS, which is a non-GAAP financial measure.

Adjusted EPS attributable to Equifax is diluted EPS attributable to Equifax adjusted (to the extent noted below for different periods) for acquisition-related amortization expense, net of tax, the income tax effects of stock awards that are recognized upon vesting or settlement, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, settlements with commercial customers, settlement of a legal claim unrelated to the 2017 cybersecurity incident, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, realignment of internal resources and other costs, and adjustment for uncertain tax positions.

Adjusted EPS is provided to show the performance of our core operations without the effect of the excluded items, consistent with how our management reviews and assesses our historical performance when measuring operating profitability, evaluating performance trends, and setting performance objectives. This non-GAAP measure is not a measurement of financial performance under GAAP, should not be considered as an alternative to EPS, and may not be comparable to non-GAAP financial measures used by other companies. The following table reconciles Adjusted EPS to diluted EPS, the most directly comparable financial measure calculated in accordance with GAAP:

Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, settlements with commercial customers, realignment of internal resources and other costs, PayNet acquisition-related amounts other than acquisition-related amortization, Argentina highly inflationary foreign currency impacts, the income tax effect of stock awards recognized upon vesting or settlement, a legal settlement unrelated to the 2017 cybersecurity incident, adjustments for uncertain tax positions, and income tax adjustments:

Twelve Months Ended December 31,

(In millions, except per share amounts)	2019	2018
Net income attributable to Equifax	$ (398.8)	299.8
Acquisition-related amortization expense of certain acquired intangibles(1)	140.2	152.8
Accrual for legal matters related to the 2017 cybersecurity incident(2)	800.9	–
Cybersecurity incident related costs(3)	337.3	326.2
Settlements with commercial customers(4)	20.0	–
Realignment of internal resources and other costs(5)	11.5	46.1
PayNet acquisition-related amounts other than acquisition-related amortization(6)	6.3	–
Argentina highly inflationary foreign currency adjustment(7)	1.0	1.8
Income tax effects of stock awards that are recognized upon vesting or settlement(8)	(3.0)	(7.5)
Legal Settlement(9)	–	18.5
Adjustments for uncertain tax positions(10)	–	(14.1)
Tax impact of adjustments(11)	(229.7)	(121.4)
Net income attributable to Equifax, adjusted for items listed above	$ 685.7	$ 702.2
Diluted EPS attributable to Equifax, adjusted for items listed above	$ 5.62	$ 5.79
Weighted-average shares used in computing diluted EPS	122.0	121.4
(1)	For the year ended December 31, 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $140.2 million ($119.4 million net of tax). The $20.8 million of tax is comprised of $36.9 million of tax expense net of $16.1 million of a cash income tax benefit. For the year ended December 31, 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $152.8 million ($129.2 million net of tax). The $23.6 million of tax is comprised of $39.6 million of tax expense net of $16.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

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(2)	For the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.
(3)	For the year ended December 31, 2019, we recorded pre-tax expenses of $337.3 million ($252.3 million, net of tax) for expenses related to the 2017 cybersecurity incident. For the year ended December 31, 2018, we recorded pre-tax expenses of $326.2 million ($243.9 million, net of tax) for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.
(4)	During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.
(5)	During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.
(6)	During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.
(7)	Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. For the year ended December 31, 2019, we recorded a foreign currency loss of $1.0 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2018, we recorded a foreign currency loss of $1.8 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.
(8)	For the year ended December 31, 2019, we recorded a tax benefit of $3.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. For the year ended December 31, 2018, we recorded a tax benefit of $7.5 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.
(9)	During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.
(10)	For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. See the Notes to this reconciliation for additional detail.
(11)	For the year ended December 31, 2019, we recorded the tax impact of adjustments of $229.7 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $20.8 million ($36.9 million of tax expense net of $16.1 million of a cash income tax benefit), (ii) a tax adjustment of $114.8 million related to cybersecurity incident related legal matters, (iii) a tax adjustment of $85.0 million related to expenses for the 2017 cybersecurity incident, (iv) a tax adjustment of $1.5 million for PayNet acquisition related amounts other than acquisition-related amortization, (v) a tax adjustment of $4.9 million related to the settlement with commercial customers, and (vi) a tax adjustment of $2.7 million related to the realignment of internal resources. For the year ended December 31, 2018, we recorded the tax impact of adjustments of $121.4 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $23.6 million ($39.6 million of tax expense net of $16.0 million of a cash income tax benefit), (ii) tax adjustment of $4.4 million related to the settlement of a legal claim, (iii) tax adjustment of $11.1 million related to the realignment of internal resources, and (iv) a tax adjustment of $82.3 million related to expenses for the 2017 cybersecurity incident.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - For the year ended December 31, 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $140.2 million ($119.4 million net of tax).

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in significant cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

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Accrual for legal matters related to the 2017 cybersecurity incident - For the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2019, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Costs related to the 2017 cybersecurity incident - During the third quarter of 2017, we reported that we were the target of a cybersecurity incident. We recorded $337.3 million ($252.3 million, net of tax) for the year ended December 31, 2019, and $326.2 million ($243.9 million, net of tax) for the year ended December 31, 2018, for costs related to the 2017 cybersecurity incident. Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free credit monitoring product and related support to the consumer. Costs related to the 2017 cybersecurity incident do not include the above accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Settlements with commercial customers - During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. Management believes this adjustment to revenue provides meaningful information regarding our revenue and provides a basis to compare revenue between periods and to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. Management considers these adjustments when assessing historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the first quarter of 2019 and the fourth quarter of 2018, we recorded $11.5 million ($8.8 million, net of tax) and $46.1 million ($35.0 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the years ended December 31, 2019 and 2018, since charges of such amounts is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

PayNet acquisition related amounts for transaction expenses incurred as a direct result of the acquisition - During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2019, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. For the year ended December 31, 2019, we recorded a foreign currency loss of $1.0 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2018, we recorded a foreign currency loss of $1.8 million. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

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Income tax effects of stock awards that are recognized upon vesting or settlement - For the year ended December 31, 2019, we recorded a tax benefit of $3.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. For the year ended December 31, 2018, we recorded a tax benefit of $7.5 million. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2019, as compared to the corresponding period in 2018, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement unrelated to the 2017 cybersecurity incident - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the 2017 cybersecurity incident. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - For the year ended December 31, 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2018, since a charge of such amount for 2018 is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

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ANNEX B:	2020 Employee Stock Purchase Plan
1.	Purpose and Interpretation
(a)	The purpose of the Plan is to encourage and to enable Eligible Employees of the Company and its Participating Affiliates, through after-tax payroll deductions, to acquire proprietary interests in the Company through the purchase and ownership of shares of Stock. The Plan is intended to benefit the Company and its shareholders by (a) incentivizing Participants to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders and (b) encouraging Participants to remain in the employ of the Company or its Participating Affiliates.

(b)	The Plan and the Options granted under the Plan are intended to satisfy the requirements for an “employee stock purchase plan” under Code Section 423. Notwithstanding the foregoing, the Company makes no undertaking to, nor representation that it will, maintain the qualified status of the Plan or any Options granted under the Plan. In addition, Options that do not satisfy the requirements for an “employee stock purchase plan” under Code Section 423 may be granted under the Plan pursuant to the rules, procedures, or sub-plans adopted by the Administrator, in its sole discretion, for certain Eligible Employees.

2.	Definitions
(a)	“Account” shall mean a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing shares of Stock under the Plan.
(b)	“Administrator” shall mean the Board, the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer the Plan.
(c)	“Board” shall mean the Board of Directors of the Company.
(d)	“Change of Control” shall have the meaning set forth in the Company’s 2008 Omnibus Incentive Plan, as amended and restated, or any successor omnibus incentive plan.
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
(f)	“Company” shall mean Equifax Inc., a Georgia corporation, and any successor thereto.
(g)	“Custodian” shall mean the third-party administrator designated by the Administrator from time to time.
(h)	“Effective Date” shall mean July 1, 2020, subject to approval of the Plan by the Company’s shareholders on the date of the Company’s 2020 annual meeting of shareholders.
(i)	“Eligible Compensation” shall mean, unless otherwise established by the Administrator prior to the start of an Offering Period, regular gross base pay (including lump-sum merit payments and any amounts contributed by the Participant pursuant to a salary reduction agreement to a qualified deferred compensation plan described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code maintained by the Company or a Participating Affiliate) but excludes any bonus, overtime payment, shift differentials, sales commission, income received in connection with stock options and other equity awards, or other form of extra compensation.

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(j)	“Eligible Employee” shall mean a natural person who has been a full-time or part-time employee (including an officer) of the Company or a Participating Affiliate for at least sixty (60) days as of an Offering Date, except the following, who shall not be eligible to participate under the Plan: (i) an employee who, after exercising his or her rights to purchase shares of Stock under the Plan, would own (directly or by attribution pursuant to Code Section 424(d)) shares of Stock (including shares that may be acquired under any outstanding Options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company, (ii) an employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such employee is also a U.S. citizen or resident alien), if the grant of an Option under the Plan or an Offering Period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the Plan or an Offering Period to violate the requirements of Code Section 423 and (iii) any other natural person whom the Administrator determines to exclude from an offering designed to satisfy the requirements of Code Section 423 provided such exclusion is permitted by Code Section 423 and the guidance issued thereunder. The Administrator may, at any time in its sole discretion, if it deems it advisable to do so, exclude the participation of the employees of a particular Participating Affiliate from eligibility to participate in a future Offering Period. Notwithstanding the foregoing, for purposes of a Non-423(b) Offering under the Plan, if any, the Administrator shall have the authority, in its sole discretion, to establish a different definition of Eligible Employee as it may deem advisable or necessary.
(k)	“Enrollment Form” shall mean the agreement(s) between the Company and an Eligible Employee, in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in the Plan or to which a Participant elects to make changes with respect to the Participant’s participation as permitted by the Plan.
(l)	“Enrollment Period” shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Offering Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.
(m)	“Fair Market Value” shall mean the value of each share of Stock subject to the Plan on a given date determined as follows: (i) if on such date the shares of Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the exchange or market selected by the Administrator if there is more than one such exchange or market) on such date or, if such date is not a Trading Day, on the Trading Day immediately preceding such date, or, if no sale of the shares of Stock is reported for such Trading Day, on the next preceding day on which any sale shall have been reported; or (ii) if the shares of Stock are not listed on such an exchange or traded on such a market, the Fair Market Value of the shares of Stock shall be determined by the Board in good faith.
(n)	“Holding Period” shall have the meaning set forth in Section 10(c)(i).
(o)	“Non-423(b) Offering” shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator, in its sole discretion, as a part of the Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to Eligible Employees as a separate offering under the Plan.
(p)	“Offering Date” shall mean the first day of any Offering Period under the Plan.
(q)	“Offering Period” shall mean the period determined by the Administrator pursuant to Section 7, which period shall not exceed twenty-seven (27) months, during which payroll deductions are accumulated for the purpose of purchasing Stock under the Plan.
(r)	“Option” shall mean the right granted to Participants to purchase shares of Stock pursuant to an offering under the Plan.
(s)	“Outstanding Election” shall mean a Participant’s then-current election to purchase shares of Stock in an Offering Period, or that part of such an election which has not been cancelled (including any voluntary cancellation under Section 6(c) and deemed cancellation under Section 11) prior to the close of business on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) or such other date as determined by the Administrator.

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(t)	“Participant” shall mean an Eligible Employee who has elected to participate in the Plan pursuant to Section 5.
(u)	“Participating Affiliate” shall mean any Subsidiary organized in the United States or otherwise designated by the Administrator from time to time, in its sole discretion, whose employees may participate in the Plan or in a specific Offering Period under the Plan, if such employees otherwise qualify as Eligible Employees.
(v)	“Plan” shall mean this Equifax Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time.
(w)	“Purchase Period” shall mean the period during an Offering Period designated by the Administrator on the last Trading Day of which purchases of Stock are made under the Plan. An Offering Period may have one or more Purchase Periods.
(x)	“Purchase Price” shall mean the purchase price at which shares of Stock may be purchased under the Plan.
(y)	“Stock” shall mean the common stock, par value $1.25 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 12.
(z)	“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.
(aa)	“Termination of Employment” shall mean, with respect to a Participant, a cessation of the employee-employer relationship between the Participant and the Company or a Participating Affiliate for any reason,
(i)	including, without limitation, (A) a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of a Subsidiary, (B) unless otherwise determined or provided by the Administrator, a transfer of employment to a Subsidiary that is not a Participating Affiliate as of the first day immediately following the three (3)-month period following such transfer, and (C) a termination of employment where the individual continues to provide certain services to the Company or a Subsidiary in a non-employee role, but
(ii)	excluding (A) such termination of employment where there is a simultaneous reemployment of the Participant by the Company or a Participating Affiliate and (B) any bona fide and Company-approved or Participating Affiliate-approved leave of absence, such as family leave, parental leave, medical leave, personal leave, and military leave, or such other leave that meets the requirements of Treasury Regulations section 1.421-1(h) (2); provided, however, where the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employee-employer relationship will be deemed to have terminated on the first day immediately following such three (3)-month period.

(bb)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.
3.	Shares Subject to the Plan
(a)	Share Reserve. Subject to adjustment as provided in Section 12, the maximum number of shares of Stock that may be issued pursuant to Options granted under the Plan (including any Non-423(b) Offering established hereunder) is seven hundred fifty thousand (750,000) shares. The shares of Stock reserved for issuance under the Plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market.
(b)	Participation Adjustment as a Result of the Share Reserve. If the Administrator determines that the total number of shares of Stock remaining available under the Plan is insufficient to permit the number of shares of Stock to be purchased by all Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period) pursuant to Section 9, the Administrator shall make a participation adjustment, where the number of shares of Stock purchasable by all Participants shall be reduced proportionately in as uniform and equitable a manner as is reasonably practicable, as determined in the Administrator’s sole discretion. After such adjustment, the Administrator shall refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.

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(c)	Applicable Law Limitations on the Share Reserve. If the Administrator determines that some or all of the shares of Stock to be purchased by Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) would not be issued in accordance with applicable laws or any approval by any regulatory body as may be required or the shares of Stock would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such shares of Stock pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate applicable laws, the Administrator may, without Participants’ consent, terminate any outstanding Offering Period and the Options granted thereunder and refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.
4.	Administration
(a)	Generally. The Plan shall be administered under the direction of the Administrator. Subject to the express provisions of the Plan, the Administrator shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation:
(i)	Interpreting and construing the Plan and Options granted under the Plan; prescribing, adopting, amending, suspending, waiving, and rescinding rules and regulations it deems appropriate to administer and implement the Plan, including amending any outstanding Option, as it may deem advisable or necessary to comply with applicable laws; correcting any defect or supplying any omission or reconciling any inconsistency in the Plan or Options granted under the Plan; and making all other decisions relating to the operation of the Plan;
(ii)	Making determinations about eligibility;
(iii)	Determining the Purchase Price;
(iv)	Establishing the timing and length of Offering Periods and Purchase Periods;
(v)	Establishing minimum and maximum contribution rates;
(vi)	Establishing new or changing existing limits on the number of shares of Stock a Participant may elect to purchase with respect to any Offering Period, if such limits are announced prior to the first Offering Period to be affected;
(vii)	Delegating to one or more individuals such duties and functions related to the operation and administration of the Plan as the Administrator so determines, except to the extent prohibited by applicable law;
(viii)	Adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the Options or otherwise to provide for the participation by Eligible Employees who reside outside of the United States, including determining which Eligible Employees are eligible to participate in the Non-423(b) Offering or other sub-plans established by the Administrator;

(ix)	Establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed Enrollment Forms; and
(x)	Furnishing to the Custodian such information as the Custodian may require.

The Administrator’s determinations under the Plan shall be final, binding, and conclusive upon all persons.

(b)	Custodian. If the Administrator designates a Custodian for the Plan, the Custodian shall act as custodian under the Plan and shall perform such duties as requested by the Administrator in accordance with any agreement between the Company and the Custodian. The Custodian shall establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.
(c)	No Liability. Neither the Board, the Compensation Committee of the Board, any other committee of the Board, or the Custodian, nor any of their agents or designees, shall be liable to any person (i) for any act, failure to act, or determination made in good faith with respect to the Plan or Options granted under the Plan or (ii) for any tax (including any interest and penalties) by reason of the failure of the Plan, an Option, or an Offering Period to satisfy the requirements of Code Section 423, the failure of the Participant to satisfy the requirements of Code Section 423, or otherwise asserted with respect to the Plan, Options granted under the Plan, or shares of Stock purchased or deemed purchased under the Plan

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5.	Participation in the Plan and in an Offering Period

(a)	Generally. An Eligible Employee may become a Participant for an Offering Period under the Plan by completing the prescribed Enrollment Form and submitting such Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. If properly completed and timely submitted, the Enrollment Form will become effective for the first Offering Period following submission of the Enrollment Form and all subsequent Offering Periods as provided by Section 5(b) until (i) it is terminated in accordance with Section 11, (ii) it is modified by filing another Enrollment Form in accordance with this Section 5(a) (including an election is made to cease payroll deductions in accordance with Section 6(c)), or (iii) the Participant is otherwise ineligible to participate in the Plan or in a subsequent Offering Period.

(b)	Automatic Re-Enrollment. Unless otherwise established by the Administrator prior to the start of an Offering Period, following the end of each Offering Period, each Participant shall automatically be re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 6, unless (i) the Participant has experienced a Termination of Employment, or (ii) the Participant is otherwise ineligible to participate in the Plan or in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new Enrollment Form at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

6.	Payroll Deductions

(a)	Generally. Each Participant’s Enrollment Form shall contain a payroll deduction authorization pursuant to which he or she shall elect to have a designated whole percentage of Eligible Compensation between one percent (1%) and ten percent (10%) deducted, on an after-tax basis, on each payday during the Offering Period and credited to the Participant’s Account for the purchase of shares of Stock pursuant to the offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a format and pursuant to a process acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a separate offering under the Plan, unless the Administrator otherwise expressly provides.

(b)	Insufficiency of Contributions. If in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts shall be deducted to satisfy the Outstanding Election.

(c)	Cessation after Offering Date. A Participant may cease his or her payroll deductions during an Offering Period by properly completing and timely submitting a new Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, at any time prior to the last day of such Offering Period (or if an Offering Period has multiple Purchase Periods, the last day of such Purchase Period). Any such cessation in payroll deductions shall be effective as soon as administratively practicable, but no later than forty-five (45) days, thereafter and shall remain in effect for successive Offering Periods as provided in Section 5(b) unless the Participant submits a new Enrollment Form for a later Offering Period in accordance with Section 5(a). Unless otherwise established by the Administrator prior to the start of an Offering Period, any such cessation in payroll deductions by a Participant during an Offering Period shall constitute a withdrawal by the Participant from such Offering Period. Upon any such withdrawal by a Participant from an Offering Period, the Company shall, as soon as administratively practicable after the cessation of the Participant’s payroll deductions, distribute to such Participant all of his or her accumulated payroll deductions under the Offering Period, without interest, and such Participant’s interest in the Offering Period shall be automatically terminated. A Participant’s withdrawal from an Offering Period shall have no effect on his or her eligibility to participate in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws, but the Participant shall be required to complete and submit a new Enrollment Form in order to participate in subsequent Offering Periods under the Plan. A Participant may only increase or decrease his or her rate of payroll deductions in accordance with Section 6(d).

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(d)	Modification Prior to Offering Date. A Participant may increase or decrease his or her rate of payroll deductions, to take effect on the Offering Date of the Offering Period following submission of the Enrollment Form, by properly completing and timely submitting a new Enrollment Form in accordance with Section 5(a).

(e)	Authorized Leave or Disability after Offering Date. Subject to Section 11, if a Participant is absent from work due to an authorized leave of absence or disability (and has not experienced a Termination of Employment), such Participant shall remain a Participant in the Plan for the then-current Offering Period (or if such Offering Period has multiple Purchase Periods, the then-current Purchase Period) and payroll deductions shall be made from any payments made by the Company or a Participating Affiliate to the Participant during such leave of absence or disability, subject to Section 6(b); provided, however, that the Participant shall have the right to elect to cease his or her payroll deductions in accordance with Section 6(c). Neither the Company nor a Participating Affiliate shall advance funds to a Participant if the Participant’s payroll deductions during the Participant’s leave of absence or disability are insufficient to fund the Participant’s Account at his or her Outstanding Election.

7.	Offering Periods and Purchase Periods; Purchase Price

(a)	The Administrator shall determine from time to time, in its sole discretion, the Offering Periods and Purchase Periods under the Plan. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Administrator. Unless otherwise established by the Administrator prior to the start of an Offering Period, the Plan shall have four (4) Offering Periods (with concurrent Purchase Periods) that commence each calendar year, and each Offering Period shall be of approximately three (3) months’ duration, with the first such Offering Period beginning on the first Trading Day of January and ending on the last Trading Day of the immediately following March, the second such Offering Period beginning on the first Trading Day of April and ending on the last Trading Day of the immediately following June, the third such Offering Period beginning on the first Trading Day of July and ending on the last Trading Day of the immediately following September, and the fourth such Offering Period beginning on the first Trading Day of October and ending on the last Trading Day of the immediately following December; provided, however, that the first Offering Period under the Plan shall commence on the Effective Date and shall end on the last Trading Day of the immediately following September.

(b)	The Administrator shall determine from time to time, in its sole discretion, the Purchase Price of each share of Stock for an Offering Period; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Stock (i) on the first Trading Day of the Offering Period or (ii) on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period). Unless otherwise established by the Administrator prior to the start of an Offering Period, the Purchase Price shall be ninety-five percent (95%) of the Fair Market Value of a share of Stock on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period).

8.	Grant of Option

(a)	Grant of Option. On each Offering Date, each Participant in such Offering Period shall automatically be granted an Option to purchase as many whole shares of Stock as the Participant will be able to purchase with the payroll deductions credited to the Participant’s Account during the applicable Offering Period.

(b)	5% Owner Limit. Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an Option to purchase shares of Stock under the Plan if such Participant (or any other person whose Stock would be attributed to such Participant pursuant to Code Section 424(d)), immediately after such Option is granted, would own or hold Options to purchase shares of Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

(c)	Other Limitation. The Administrator may determine, as to any Offering Period, that the offering shall not be extended to “highly compensated employees” within the meaning of Code Section 414(q).

102	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

9.	Purchase of Shares of Stock; Purchase Limitations

(a)	Purchase. Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, such Participant will be deemed to have automatically exercised his or her Option to purchase Stock on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) for the maximum number of shares of Stock that may be purchased at the Purchase Price with the Participant’s Account balance at that time; provided, however, the number of shares of Stock purchased is subject to adjustment by Section 3, this Section 9, and Section 12. The Administrator shall cause the amount credited to each Participant’s Account to be applied to such purchase, and the amount applied to purchase shares of Stock pursuant to an Option shall be deducted from the applicable Participant’s Account.

(b)	Limit on Number of Shares Purchased. Notwithstanding Section 8(a) or Section 9(a), in no event may a Participant purchase more than one hundred (100) shares of Stock in any one Offering Period; provided, however, that the Administrator may, in its sole discretion, prior to the start of an Offering Period, set a different limit on the number of shares of Stock a Participant may purchase during such Offering Period.

(c)	Limit on Value of Shares Purchased. Notwithstanding any provisions of the Plan to the contrary, excluding Options granted pursuant to any Non-423(b) Offering, no Participant shall be granted an Option to purchase shares of Stock under the Plan which permits the Participant’s rights to purchase shares under all “employee stock purchase plans” (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares of Stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time.

(d)	No Fractional Shares. Notwithstanding any provisions of the Plan to the contrary, no Participant may exercise an Option to purchase less than one whole share of Stock, certificates representing fractional shares will not be delivered to Participants under any circumstances, and any Option to purchase less than one whole share of Stock shall be automatically terminated on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period). Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, the portion of a Participant’s Account balance remaining as a result of a Participant’s inability to exercise an Option to purchase less than one whole share of Stock shall be transferred to the Participant’s brokerage account.

10. Stock Issuance; Shareholder Rights; and Sales of Plan Shares

(a)	Stock Issuance and Account Statements. Shares of Stock purchased under the Plan will be held by the Custodian. The Custodian may hold the shares of Stock purchased under the Plan by book entry or in the form of stock certificates in nominee names and may commingle shares held in its custody in a single account without identification as to individual Participants. The Company shall cause the Custodian to deliver to each Participant a statement for each Offering Period during which the Participant purchases Stock under the Plan, which statement shall reflect, for each such Participant, (i) the amount of payroll deductions withheld during the Offering Period, (ii) the number of shares of Stock purchased, (iii) the Purchase Price of the shares of Stock purchased, and (iv) the total number of shares of Stock held by the Custodian for the Participant as of the end of the Offering Period.

(b)	Shareholder Rights. A Participant shall not be a shareholder or have any rights as a shareholder with respect to shares of Stock subject to the Participant’s Options under the Plan until the shares of Stock are purchased pursuant to the Options and such shares of Stock are transferred into the Participant’s name on the Company’s books and records. No adjustment will be made for dividends or other rights for which the record date is prior to such time. Following purchase of shares of Stock under the Plan and transfer of such shares of Stock into the Participant’s name on the Company’s books and records, a Participant shall become a shareholder with respect to the shares of Stock purchased during such Offering Period (or, if applicable, Purchase Period) and, except as otherwise provided in Section 10(c), shall thereupon have all dividend, voting, and other ownership rights incident thereto.

(c)	Sales of Plan Shares. The Administrator shall have the right to require any or all of the following with respect to shares of Stock purchased under the Plan:

(i)	that a Participant may not request that all or part of the shares of Stock be reissued in the Participant’s own name and shares be delivered to the Participant until two (2) years (or such shorter period of time as the Administrator may designate) have elapsed since the Offering Date of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

EQUIFAX INC ❘ 2020 Proxy Statement      103

(ii)	that all sales of shares of Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(iii)	that Participants abstain from selling or otherwise transferring shares of Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Stock were purchased pursuant to the Plan.

11. Deemed Cancellation or Termination of Participation

(a)	Termination of Employment Other than Death. In the event a Participant who holds outstanding Options to purchase shares of Stock under the Plan experiences a Termination of Employment for any reason other than death prior to the last Trading Day of the Offering Period, the Participant’s outstanding Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash the Participant’s Account balance as soon as practicable thereafter.

(b)	Death. In the event of the death of a Participant while the Participant holds outstanding Options to purchase shares of Stock under the Plan, the legal representatives of such Participant’s estate (or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death) may, within three (3) months after the Participant’s death (but no later than the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period)) by written notice to the Company (or the Company’s designee), elect one of the following alternatives:

(i)	The Participant’s outstanding Options shall be reduced to the number of shares of Stock that may be purchased, as of the last day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period), with the amount then credited to the Participant’s Account; or

(ii)	The Participant’s Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash, to the Participant’s legal representatives, the Participant’s Account balance as soon as practicable thereafter.

In the event the Participant’s legal representatives (or, if applicable, beneficiary or beneficiaries) fail to deliver such written notice to the Company (or the Company’s designee) within the prescribed period, the alternative in Section 11(b)(ii) shall apply.

(c)	Other Termination of Participation. If a Participant ceases to be eligible to participate in the Plan for any reason, the Administrator shall refund in cash the affected Participant’s Account balance as soon as practicable thereafter. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the Eligible Employee may elect to participate in a subsequent Offering Period in accordance with Section 5.

12. Changes in Capitalization

(a)	Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan (including, for the avoidance of doubt, the numerical limits of Sections 3(a) and 9(b)) shall be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a Participant with respect to shares subject to such Options but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which Options are outstanding under the Plan and (ii) the Purchase Price per share.

104	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

(b)	Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 12(c), if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger, or consolidation.

(c)	Reorganization in Which the Company Is Not the Surviving Corporation; Change of Control. Upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a Change of Control, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Option of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination, and in accordance with Section 9, the Options of each Participant then outstanding shall be deemed to be automatically exercised on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all Participants at least five (5) days prior to the date upon which the Plan will be terminated.

(d)	Adjustments. Adjustments under this Section 12 related to stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

(e)	No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

13. Term; Amendment, Suspension, and Termination of the Plan

(a)	Term. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the first to occur of (i) the day before the tenth (10th) anniversary of the Effective Date, (ii) the date on which all shares of Stock reserved for issuance under the Plan pursuant to Section 3 have been issued, (iii) the date determined in accordance with Section 12, and (iv) the date determined in accordance with Section 13(b).

(b)	Amendment, Suspension, and Termination of the Plan. The Administrator may, at any time and from time to time, amend, suspend, or terminate the Plan or an Offering Period under the Plan; provided, however, that no amendment, suspension, or termination shall, without the consent of the Participant, impair any rights of a Participant that have vested at the time of such amendment, suspension, or termination. Without approval of the shareholders of the Company, no amendment shall be made (i) increasing the number of shares reserved for issuance under the Plan pursuant to Section 3 (except as provided in Section 12) or (ii) changing the eligibility requirements for participating in the Plan.

EQUIFAX INC ❘ 2020 Proxy Statement      105

14. General Provisions

(a)	Withholding of Taxes. To the extent that a Participant recognizes ordinary income in connection with a sale or other transfer of any shares of Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the Participant or from shares that would otherwise be issued to the Participant under the Plan.

(b)	Options Not Transferable or Assignable. A Participant’s Options under the Plan may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. If a Participant sells, pledges, assigns, or transfers his or her Options in violation of this Section 14(b), such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account. Any payment of cash or issuance of shares of Stock under the Plan may be made only to the Participant (or, in the event of the Participant’s death, to the Participant’s estate or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death). During a Participant’s lifetime, only such Participant may exercise his or her Options under the Plan.

(c)	No Right to Continued Employment. Neither the Plan nor any Option to purchase Stock under the Plan confers upon any Eligible Employee or Participant any right to continued employment with the Company or any of its Subsidiaries, nor will a Participant’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

(d)	No Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay or otherwise contributed for the purchase of shares of Stock under the Plan unless otherwise determined necessary by the Administrator.

(e)	Governmental Regulation. The Company’s obligation to issue, sell, and deliver shares of Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance, or sale of such shares.

(f)	Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by applicable law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in the Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

(g)	Payment of Plan Expenses. The Company shall bear all costs of administering and carrying out the Plan.

(h)	Application of Funds. All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Stock and/or refunded to Participants.

(i)	Governing Law. The validity and construction of the Plan and the Options granted hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia (other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the Options granted under the Plan to the substantive laws of any other jurisdiction), except to the extent superseded by applicable U.S. federal laws.

* * *

106	EQUIFAX INC ❘ 2020 Proxy Statement	www.equifax.com

Annex C: Forward-Looking Statements

This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to future operating results and statements related to the 2017 cybersecurity incident and improvements in our information technology and data security infrastructure, including as part of our technology transformation, our strategy, our ability to mitigate or manage disruptions posed by COVID-19, the impact of COVID-19 and economic conditions on our future operations, the outcomes of legal proceedings, our culture, our ability to innovate, the market acceptance of new products and services and similar statements about our business plans are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, and those described from time to time in our future reports filed with the United States Securities and Exchange Commission. As a result of such risks and uncertainties, we urge you not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX INC ❘ 2020 Proxy Statement      107

Equifax Board of Directors, left to right: Siri S. Marshall, John A. McKinley, Robert W. Selander, Elane B. Stock, Mark W. Begor, Robert D. Marcus, Mark L. Feidler, Heather H. Wilson, G. Thomas Hough, Scott A. McGregor

Board of Directors:

Mark W. Begor	Scott A. McGregor
Chief Executive Officer, Equifax Inc.	Former President and Chief Executive Officer, Broadcom Corporation
Mark L. Feidler	John A. McKinley
Non-Executive Chairman, Equifax Inc. and Founding Partner, MSouth Equity Partners	Founder, Great Falls Ventures
G. Thomas Hough	Robert W. Selander
Retired Americas Vice Chair, Ernst & Young LLP	Former President and Chief Executive Officer, Mastercard Incorporated and Mastercard International
Robert D. Marcus	Elane B. Stock
Former Chairman and Chief Executive Officer, Time Warner Cable Inc.	Former Group President, Kimberly-Clark International
Siri S. Marshall	Heather H. Wilson
Retired Senior Vice President, General Counsel and Secretary, General Mills, Inc.	Chief Data Scientist, L Brands, Inc.

EQUIFAX INC.

1550 Peachtree Street, N.W.
Atlanta, Georgia 30309

404-885-8000

equifax.com

EQUIFAX

Copyright © 2020, Equifax Inc., Atlanta, Georgia. All rights reserved. Equifax and EFX are trademarks of Equifax Inc.

EQUIFAX

1550 PEACHTREE STREET, N.W.
ATLANTA, GEORGIA 30309

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 6, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 6, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E99003-P33902-Z76393

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUIFAX INC.

The Board of Directors recommends that you vote "FOR" each of the following director nominees:

1. Election of 10 Director Nominees:

Nominees:	For	Against	Abstain
1a. Mark W. Begor	☐	☐	☐
1b. Mark L. Feidler	☐	☐	☐
1c. G. Thomas Hough	☐	☐	☐
1d. Robert D. Marcus	☐	☐	☐
1e. Siri S. Marshall	☐	☐	☐
1f. Scott A. McGregor	☐	☐	☐
1g. John A. McKinley	☐	☐	☐
1h. Robert W. Selander	☐	☐	☐
1i. Elane B. Stock	☐	☐	☐
1j. Heather H. Wilson	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends that you vote "FOR" Item 2.			
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
The Board of Directors recommends that you vote "FOR" Item 3.			
3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2020.	☐	☐	☐
The Board of Directors recommends that you vote "FOR" Item 4.			
4. Approval of Employee Stock Purchase Plan.	☐	☐	☐

The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

If you participate in the Equifax Plans, your proxy card includes shares that the relevant plan has credited to this account.

To allow sufficient time for the Equifax Plans' trustees to vote, the trustees must receive your voting instructions no later than 11:59 p.m., Eastern Time, on May 5, 2020. The Equifax Inc. 401(k) Plan trustee will vote those plan shares that are not voted by this deadline in the same proportion as the shares held by the trustees for which voting instructions have been received. The Equifax Canada Retirement Savings Program for Salaried Employees trustee will only vote those plan shares for which voting instructions are received prior to this deadline. Participants in the Equifax Plans may not vote the shares owned through such plans after this deadline, including at the Annual Meeting.

TO CHANGE YOUR VOTE

If you vote again by any means prior to the meeting, it will cancel your prior vote. For example, if you voted by telephone, a later Internet vote will change your vote. The last vote received before 11:59 p.m., Eastern Time, on May 6, 2020 will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

E99004-P33902-Z76393

EQUIFAX®

EQUIFAX INC.
Annual Meeting of Shareholders
May 7, 2020, at 9:30 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUIFAX INC.

This proxy, when properly executed, will be voted in the manner directed by the shareholder whose name appears on the reverse (the "Shareholder"). If no direction is given, this Proxy will be voted "For" election of the 10 director nominees, each for a one-year term, in Item 1; "For" an advisory vote to approve named executive officer compensation in Item 2; "For" ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2020 in Item 3; "For" approval of the Employee Stock Purchase Plan in Item 4; and with discretionary authority on all other matters that may properly come before the Annual Meeting.

By this document, the Shareholder appoints Mark W. Begor, Mark L. Feidler and Siri S. Marshall, and each of them, with power of substitution in each, proxies to appear and vote all common stock of the Shareholder in Equifax Inc. at the Annual Meeting of Shareholders to be held on Thursday, May 7, 2020, at 9:30 a.m., Eastern Time, at Equifax's corporate headquarters located at 1550 Peachtree Street, NW, Atlanta, Georgia, 30309 and at any adjournment thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side